Exhibit 99.4

SECOND AMENDED AND RESTATED

CREDIT AND GUARANTY AGREEMENT

among

SL GREEN OPERATING PARTNERSHIP, L.P.,

As Borrower,

SL GREEN REALTY CORP.

AND ITS SUBSIDIARIES PARTY HERETO,

As Guarantors,

THE LENDERS PARTY HERETO,

As Lenders,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

As Administrative Agent for the Lenders

COMMERZBANK AG NEW YORK BRANCH,

As Syndication Agent for the Lenders

EUROHYPO AG, NEW YORK BRANCH

and

KEYBANK NATIONAL ASSOCIATION,

As Co-Documentation Agents for the Lenders

WELLS FARGO BANK, NATIONAL ASSOCIATION,

As Arranger

Effective Date:   August 25, 2004

TABLE OF CONTENTS

SECTION 1.	DEFINITIONS OF RULES OF INTERPRETATION
§ 1.1.	Definitions
§ 1.2.	Rules of Interpretation
SECTION 2.	TERM LOAN FACILITY
§ 2.1.	Commitment to Lend; Limitation on Total Commitment
§ 2.2.	Changes in Total Commitment
§ 2.3.	The Notes
§ 2.4.	Interest on Loans
§ 2.5.	Requests for Loans
§ 2.6.	Conversion Options
§ 2.7.	Funds for Loans
SECTION 3.	REPAYMENT OF THE LOANS
§ 3.1.	Maturity
§ 3.2.	Mandatory Repayments of Loan
§ 3.3.	Optional Repayments of Loans
SECTION 4.	CERTAIN GENERAL PROVISIONS
§ 4.1.	Fees
§ 4.2.	Intentionally Omitted
§ 4.3.	Funds for Payments
§ 4.4.	Computations
§ 4.5.	Additional Costs, Etc
§ 4.6.	Capital Adequacy
§ 4.7.	Certificate
§ 4.8.	Indemnity
§ 4.9.	Interest on Overdue Amounts
§ 4.10.	Inability to Determine LIBOR Rate
§ 4.11.	Illegality
§ 4.12.	Replacement of Lenders
SECTION 5.	UNENCUMBERED ASSETS; NO LIMITATION ON RECOURSE

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§ 5.1.	Unencumbered Assets
§ 5.2.	Waivers by Requisite Lenders
§ 5.3.	Rejection of Unencumbered Assets
§ 5.4.	Change in Circumstances
§ 5.5.	No Limitation on Recourse
§ 5.6.	Additional Guarantor Subsidiaries
SECTION 6.	REPRESENTATIONS AND WARRANTIES
§ 6.1.	Authority; Etc
§ 6.2.	Governmental Approvals
§ 6.3.	Title to Properties
§ 6.4.	Financial Statements
§ 6.5.	No Material Changes, Etc
§ 6.6.	Franchises, Patents, Copyrights, Etc
§ 6.7.	Litigation
§ 6.8.	No Materially Adverse Contracts, Etc
§ 6.9.	Compliance With Other Instruments, Laws, Etc
§ 6.10.	Tax Status
§ 6.11.	Event of Default
§ 6.12.	Investment Company Act
§ 6.13.	Absence of Financing Statements, Etc
§ 6.14.	Status of the Company
§ 6.15.	Certain Transactions
§ 6.16.	Benefit Plans; Multiemployer Plans; Guaranteed Pension Plans
§ 6.17.	Regulations U and X
§ 6.18.	Environmental Compliance
§ 6.19.	Subsidiaries and Affiliates
§ 6.20.	Loan Documents
§ 6.21.	Buildings on the Unencumbered Assets
§ 6.22.	Indebtedness
SECTION 7.	AFFIRMATIVE COVENANTS OF BORROWER
§ 7.1.	Punctual Payment
§ 7.2.	Maintenance of Office
§ 7.3.	Records and Accounts

§ 7.4.	Financial Statements, Certificates and Information
§ 7.5.	Notices
§ 7.6.	Existence; Maintenance of REIT Status; Maintenance of Properties
§ 7.7.	Insurance
§ 7.8.	Taxes
§ 7.9.	Inspection of Properties and Books
§ 7.10.	Compliance with Laws, Contracts, Licenses, and Permits
§ 7.11.	Use of Proceeds
§ 7.12.	Intentionally Omitted
§ 7.13.	Notices of Significant Transactions
§ 7.14.	Further Assurance
§ 7.15.	Environmental Indemnification
§ 7.16.	Response Actions
§ 7.17.	Employee Benefit Plans
§ 7.18.	Required Interest Rate Contracts
§ 7.19.	Forward Equity Contracts
SECTION 8.	CERTAIN NEGATIVE COVENANTS OF BORROWER
§ 8.1.	Intentionally Omitted
§ 8.2.	Restrictions on Investments
§ 8.3.	Merger, Consolidation and Other Fundamental Changes
§ 8.4.	Intentionally Omitted
§ 8.5.	Compliance with Environmental Laws
§ 8.6.	Distributions
§ 8.7.	Preferred Distributions
§ 8.8.	Preferred Redemptions
SECTION 9.	FINANCIAL COVENANTS OF BORROWER
§ 9.1.	Value of All Unencumbered Assets
§ 9.2.	Minimum Debt Service Coverage
§ 9.3.	Total Debt to Total Assets
§ 9.4.	Maximum Secured Indebtedness; Secured Recourse Indebtedness
§ 9.5.	Minimum Tangible Net Worth
§ 9.6.	Unencumbered Asset Adjusted Net Operating Income to Actual Debt Service

§ 9.7.	Adjusted EBITDA to Fixed Charges
§ 9.8.	Aggregate Occupancy Rate
§ 9.9.	Indebtedness of the 1221 Avenue of the Americas Investment Party
§ 9.10.	Amendments and Modifications to § 9
SECTION 10.	CONDITIONS TO EFFECTIVENESS
§ 10.1.	Loan Documents
§ 10.2.	Certified Copies of Organization Documents; Good Standing Certificates
§ 10.3.	By-laws; Resolutions
§ 10.4.	Incumbency Certificate; Authorized Signers
§ 10.5.	Title Insurance; Lien Searches
§ 10.6.	Opinions of Counsel Concerning Organization and Loan Documents
§ 10.7.	Payment of Fees
§ 10.8.	No Default under Existing Agreement
SECTION 11.	CONDITIONS TO ALL CREDIT ADVANCES
§ 11.1.	Representations True; No Event of Default; Compliance Certificate
§ 11.2.	No Legal Impediment
§ 11.3.	Proceedings and Documents
SECTION 12.	EVENTS OF DEFAULT; ACCELERATION; ETC
§ 12.1.	Events of Default and Acceleration
§ 12.2.	Termination of Commitments
§ 12.3.	Remedies
§ 12.4.	Distribution of Enforcement Proceeds
SECTION 13.	SETOFF
SECTION 14.	AGENT
§ 14.1.	Authorization
§ 14.2.	Employees and Agents
§ 14.3.	No Liability to Lenders
§ 14.4.	No Representations
§ 14.5.	Payments
§ 14.6.	Holders of Notes
§ 14.7.	Indemnity
§ 14.8.	Agent as Lender

§ 14.9.	Resignation
§ 14.10.	Notification of Defaults and Events of Default and other Notices
§ 14.11.	Duties in the Case of Enforcement
§ 14.12.	Mandatory Resignation of Agent
§ 14.13.	Matters as to Borrower
SECTION 15.	EXPENSES
SECTION 16.	INDEMNIFICATION
SECTION 17.	SURVIVAL OF COVENANTS, ETC
SECTION 18.	GUARANTY
§ 18.1.	Guaranty
§ 18.2.	Obligations Unconditional
§ 18.3.	Modifications
§ 18.4.	Waiver of Rights
§ 18.5.	Reinstatement
§ 18.6.	Remedies
§ 18.7.	Limitation of Guaranty
§ 18.8.	Release of Guaranty
SECTION 19.	ASSIGNMENT; PARTICIPATIONS; ETC
§ 19.1.	Conditions to Assignment by Lenders
§ 19.2.	Certain Representations and Warranties; Limitations; Covenants
§ 19.3.	Register
§ 19.4.	New Notes
§ 19.5.	Participations
§ 19.6.	Pledge by Lender
§ 19.7.	No Assignment by Borrower
§ 19.8.	Disclosure
SECTION 20.	NOTICES, ETC
SECTION 21.	GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE
SECTION 22.	HEADINGS
SECTION 23.	COUNTERPARTS
SECTION 24.	ENTIRE AGREEMENT
SECTION 25.	WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS

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SECTION 26.	CONSENTS, AMENDMENTS, WAIVERS, ETC
SECTION 27.	SEVERABILITY
SECTION 28.	ACKNOWLEDGMENTS
SECTION 29.	TRANSITIONAL ARRANGEMENTS
§ 29.1.	Existing Agreement Superseded
§ 29.2.	Return and Cancellation of Notes
§ 29.3.	Interest and Fees under the Existing Agreement
SECTION 30.	USA PATRIOT ACT NOTIFICATION
SECTION 31.	TAX SHELTER PROVISIONS

Exhibit A	Form of Note
Exhibit B	Form of Loan Request
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Assignment and Acceptance
Schedule 1	Lenders; Domestic and LIBOR Lending Offices
Schedule 1.1	Unencumbered Assets
Schedule 1.2	Commitments and Commitment Percentages
Schedule 1.3	Related Companies, Guarantor Subsidiaries and Unconsolidated Entities
Schedule 5.2(c)	750 Third Avenue Like Kind Exchange Documents
Schedule 6.3	Title to Properties
Schedule 6.7	Litigation
Schedule 6.15	Certain Transactions
Schedule 6.16	Employee Benefit Plans
Schedule 6.18	Environmental Matters
Schedule 6.19	Company Assets
Schedule 6.21	Building Structural Defects, etc.
Schedule 6.22	Indebtedness
Schedule 8.2(d)	Investments
Schedule 8.2(h)	Unconsolidated Real Estate Asset/Cap Rate

SECOND AMENDED AND RESTATED

CREDIT AND GUARANTY AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT is made as of the 25th day of August, 2004, by and among (i) SL GREEN OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Borrower”), (ii) SL GREEN REALTY CORP., a Maryland corporation (the “Company”, and a “Guarantor”, as such term is defined herein), (iii) each of the direct and indirect Subsidiaries of Borrower or the Company that is a signatory hereto under the caption “Guarantors” on the signature pages hereto or from time to time hereafter as a “Guarantor”, (iv) each of the financial institutions that is a signatory hereto under the caption “Lenders” on the signature pages hereto or that, pursuant to § 19 hereof, shall become a “Lender” (individually, a “Lender” and, collectively, the “Lenders”), (v) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders hereunder (in such capacity, “Agent”) and as arranger (in such capacity, “Arranger”), (vi) COMMERZBANK AG NEW YORK BRANCH, as syndication agent for the Lenders and (vii) EUROHYPO AG, NEW YORK BRANCH and KEYBANK NATIONAL ASSOCIATION, as co-documentation agents for the Lenders.

WHEREAS, Borrower, certain of the Lenders and Agent are parties to that certain Amended and Restated Credit and Guaranty Agreement dated as of February 6, 2003, as amended by First Amendment To Amended And Restated Credit And Guaranty Agreement dated as of June 5, 2003 and as further amended by Second Amendment To Amended And Restated Credit And Guaranty Agreement dated as of December 16, 2003 (as so amended, the “Existing Agreement”) which provides an unsecured term loan facility in the maximum amount of $200,000,000 (the “Existing Facility”) to Borrower; and

WHEREAS, Borrower has requested an increase of $125,000,000 to the Existing Facility, the extension of the maturity date of the Existing Facility and the amendment of various provisions of the Existing Agreement and the Lenders and Agent have agreed to such requests and in connection therewith, Borrower, Guarantors, the Lenders and Agent have agreed to amend and restate the Existing Agreement in its entirety in order to reflect such increase and amendments, all as set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual agreements contained herein, Agent, Borrower, the Guarantors and the Lenders hereby agree as follows:

SECTION 1.                                DEFINITIONS OF RULES OF INTERPRETATION.

§ 1.1.                    Definitions.   The following terms shall have the meanings set forth in this § l or elsewhere in the provisions of this Agreement referred to below:

Actual Debt Service.  With respect to all unsecured Indebtedness of any Person for any period, the sum of (i) Interest Expense in respect of such Indebtedness and (ii) the aggregate of all scheduled principal amounts that become payable during such period in respect of such Indebtedness (excluding balloon payments at maturity).

Adjusted EBITDA.  For any Person for any period, EBITDA minus (i) the aggregate Minimum Capital Expenditure Reserves for all Real Estate Assets and (ii) straight line rent adjustments for the applicable period.

Adjusted Net Operating Income.  For any Real Estate Asset,  as of any date of determination, Net Operating Income for the twelve (12) month period immediately preceding the date of determination, minus the aggregate Minimum Capital Expenditures Reserves for such Real Estate Asset for such period, and minus the aggregate Minimum Management Fees for such Real Estate Asset for such period.

Affiliated Lenders.  Any commercial bank or financial institution which is (i) the parent corporation of any of the Lenders, (ii) a wholly-owned subsidiary of any of the Lenders or (iii) a wholly-owned subsidiary of the parent corporation of any of the Lenders.

Agent.  Wells Fargo Bank, National Association acting in its capacity as sole administrative agent for the Lenders, or any sole successor administrative agent appointed pursuant to § 14 hereof .

Agent’s Head Office.  Agent’s head office located at 2120 East Park Place, Suite 100, El Segundo, California 90245, or at such other location in the United States as Agent may designate from time to time.

Aggregate Occupancy Rate.  With respect to the Unencumbered Assets at any time, the ratio, as of such date, expressed as a percentage, of

(i)             the summation of the amounts arrived at by multiplying (a) the Occupancy Rate of each Unencumbered Asset by (b) the net rentable area of such Unencumbered Asset,

divided by

(ii)          the aggregate net rentable area of all such Unencumbered Assets.

Agreement.  This Second Amended and Restated Credit and Guaranty Agreement, including the Schedules and Exhibits hereto.

Applicable Base Rate Margin.  Zero (0) basis points.

Applicable LIBOR Margin.  The applicable margin over the LIBOR Rate which is used in calculating the interest rate applicable to LIBOR Rate Loans and which shall vary from time to time in accordance with the Company’s then applicable (if any) Moody’s Rating, S&P’s Rating and Fitch Rating (for purposes of this definition, each a “debt rating”), as set forth below in this definition.  In order to qualify for an Applicable LIBOR Margin based upon a debt rating, the Company shall maintain senior long-term unsecured debt ratings from at least two (2) of Moody’s, S&P and Fitch, provided that if the Company fails to maintain at least two such debt ratings, the Applicable LIBOR Margin shall be based upon the provisions of the second succeeding paragraph.  If at any time of determination of the Applicable LIBOR Margin, the Company has then current debt ratings from at least two (2) of Moody’s, S&P or Fitch, then the Applicable LIBOR Margin shall be based on the lower of such ratings.

The applicable debt ratings and the Applicable LIBOR Margins are set forth in the following table:

S&P Rating	Moody’s Rating	Fitch Rating	Applicable Margin for LIBOR Rate Loans
BBB-	Baa3	BBB-/Baa3 equivalent	1.20%
BBB	Baa2	BBB/Baa2 equivalent	1.10%
BBB+	Baa1	BBB+/Baa1 equivalent	1.00%
A- or higher	A3 or higher	A-/A3 equivalent or higher	.95%

If either (x) the Company does not maintain debt ratings from at least two (2) of Moody’s, S&P or Fitch or (y) the Company does maintain such debt ratings but such debt ratings or the lower of such debt ratings is less than BBB-/Baa3 (or the equivalent), the Applicable LIBOR Margin shall be the percentage opposite the Leverage Ratio (calculated as of the end of the immediately preceding fiscal quarter) set forth in the grid below under the caption “Applicable LIBOR Margin”:

Leverage Ratio	Applicable LIBOR Margin
<.35	1.10%
>.35 but <.45	1.25%
>.45	1.40%

The Applicable LIBOR Margin shall be adjusted effective on the first day following the effective date of a change in the Moody’s Rating, the S&P Rating or the Fitch Rating or the date the Leverage Ratio is determined pursuant to the Compliance Certificate, as the case may be.

Appraisal.  A written appraisal of property requested by Agent on behalf of the Lenders pursuant to § 5.1(b) hereof  (i) in form, content and methodology satisfactory to Agent and in compliance with all applicable legal and regulatory requirements, and (ii) prepared by an independent appraiser selected by Agent who meets all regulatory requirements applicable to Agent and the Lenders.

Approval Notice.   See § 2.2(d)(ii).

Arranger.  Wells Fargo Bank, National Association or any successor.

As-Is Value.  For any Real Estate Asset set forth on Schedule 8.2(h) (as such Schedule shall be amended or supplemented from time to time), the “as-is” value of such Real Estate Asset as determined by a FIRREA compliant MAI appraisal supplied by Borrower which is less than one year old from the date of such determination and which is acceptable to the Agent and Borrower; provided, however, that for any Real Estate Asset for which no such appraisal is available, “As-Is Value” shall be the value determined by dividing the Adjusted Net Operating Income for the immediately preceding twelve (12) month period for such Real Estate Asset by the capitalization rate (which shall in no event exceed 9.0%) set forth for such Real Estate Asset on Schedule 8.2(h) (as such Schedule shall be amended or supplemented from time to time).

Assignment and Acceptance.   See § 19.

Balance Sheet Date.  December 31, 2003.

Bankruptcy Code.  Title 11 of the United States Code, 11 U.S.C. §§ 1101 et seq., as the same may be amended from time to time.

Base Rate.  The greater of (a) the base rate of interest established from time to time by Wells Fargo Bank, National Association at its principal office in San Francisco, California, and designated as its prime rate, and (b) one half of one percent (½%) above the overnight federal funds effective rate as published by the Board of Governors of the Federal Reserve System, as in effect from time to time.  Any change in the Base Rate as a result of a change in the prime rate or the federal funds effective rate shall be effective on the effective date of any such change in the prime rate or the federal funds effective rate, as the case may be.  Each determination of the Base Rate shall be made by Agent and shall be conclusive and binding on Borrower absent manifest error.

Base Rate Loans.  Those Loans bearing interest calculated by reference to the Base Rate.

Borrower.  As defined in the preamble hereto.

Borrowing Date.  The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with § 2.6.

Buildings.  The buildings, structures and other improvements now or hereafter located on the Unencumbered Assets.

Business Day.  Any day, excluding (x) Saturday and Sunday, (y) any day which is a legal holiday under the laws of the States of California and New York and (z) any day on which banking institutions in California or New York are required or authorized by law or other governmental action to close and, in the case of LIBOR Rate Loans, any day which is a Eurodollar Business Day.

Capitalized Leases.  Leases under which the discounted future rental payment obligations are required to be capitalized on the balance sheet of Borrower in accordance with Generally Accepted Accounting Principles.

CERCLA.  See § 6.18.

Code.  The Internal Revenue Code of 1986, as amended and in effect from time to time.

Commitment.  With respect to each Lender, the amount set forth from time to time on Schedule 1.2 hereto as the amount of such Lender’s commitment to make Loans to Borrower.

Commitment Percentage.  With respect to each Lender, the percentage set forth from time to time on Schedule 1.2 hereto as such Lender’s percentage of the Total Commitment.

Company.  As defined in the preamble hereto.

Compliance Certificate.  See § 2.5(a).

Conversion Request.  A notice given by Borrower to Agent of its election to convert or continue a Loan in accordance with § 2.6.

Default.  See § 12.1.

Delinquent Lender.  See § 14.5(c).

Disapproval Notice.   See § 2.2(d)(iii).

Distribution.  The declaration or payment of any dividend or distribution of cash or cash equivalents to the holders of common shares of beneficial interest in the Company or the holders of common units of limited partnership interest in Borrower, or any distribution to any officer, employee or director of Borrower or the Company, other than employee compensation.

Dollars or $.  Dollars in lawful currency of the United States of America.

Domestic Lending Office.  Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

EBITDA.  With respect to any Person for any period, earnings (or losses) before interest and taxes of such Person and its Subsidiaries for such period plus, to the extent deducted in computing such earnings (or losses) before interest (including, without limitation, the interest portion of payments made under Capitalized Leases) and taxes, depreciation and amortization expense and other non-cash charges, all as determined on a consolidated basis with respect to such Person and its Subsidiaries in accordance with Generally Accepted Accounting Principles;

provided, however, EBITDA shall exclude earnings or losses resulting from (i) cumulative changes in accounting practices, (ii) discontinued operations (except as noted below), (iii) extraordinary items, (iv) net income or net losses of any entity acquired in a pooling of interest transaction for the period prior to the acquisition, (v) net income or net losses, before depreciation and amortization, of a Subsidiary that is unavailable to such Person, (vi) net income or net losses not readily convertible into Dollars or remittable to the United States, (vii) gains and losses from the sale of assets, and (viii) net income or net losses, before depreciation and amortization,  from corporations, partnerships, associations, joint ventures or other entities in which such Person or any Subsidiary or consolidated entity thereof has a minority interest and in which none of such Person or any Subsidiary or consolidated entity has control, except to the extent actually received, provided, further, however, that EBITDA shall include earnings and losses from (x) Real Estate Assets acquired or initially leased by such Person within the period in question and (y) from any Real Estate Asset which has been identified for sale and would otherwise qualify as a discontinued operation under Generally Accepted Accounting Principles, until sold or otherwise disposed of.

Effective Date.  The date upon which this Agreement shall become effective pursuant to § 10.  Unless Agent notifies Borrower and the Lenders on the date hereof that some other date is the Effective Date, the Effective Date shall be the date set forth on the first page of this Agreement.

Eligible Assignee.  Any of (a) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $10,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with Generally Accepted Accounting Principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) a finance company, insurance company or other financial institution (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $10,000,000,000.  Notwithstanding anything to the contrary, the term Eligible Assignee shall exclude any Person controlling, controlled by or under common control with, Borrower or the Company.

Employee Benefit Plan.  Any employee benefit plan within the meaning of § 3(3) of ERISA currently maintained or contributed to by Borrower or any Guarantor or any ERISA Affiliate, other than a Multiemployer Plan.

Environmental Laws.  See § 6.18(a).

ERISA.  The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

ERISA Affiliate.  Any Person which is treated as a single employer with Borrower or any Guarantor under § 414(b) or (c) of the Code.

ERISA Event.  Any of the following:

(i)                                     a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Guaranteed Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation),

(ii)                                  the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Guaranteed Pension Plan (whether or not waived in accordance with Section 412(d) of the Code) or the failure to make by its due date a required installment under Section 412 (m) of the Code with respect to any Guaranteed Pension Plan or the failure to make by its due date any required contribution to a Multiemployer Plan,

(iii)                               the provision by the administrator of any Guaranteed Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA,

(iv)                              the withdrawal by Borrower, any Guarantor or any of their ERISA Affiliates from any Guaranteed Pension Plan with two or more contributing sponsors or the termination of any such Guaranteed Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA in excess of $5,000,000.00,

(v)                                 the institution by the PBGC of proceedings to terminate any Guaranteed Pension Plan, or the occurrence of any event or condition which might reasonably be expected to constitute grounds under ERISA for the involuntary termination of, or the appointment of a trustee to administer, any Guaranteed Pension Plan,

(vi)                              the imposition of liability on Borrower or any Guarantor or any of their ERISA Affiliates in excess of $5,000,000.00 pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA,

(vii)                           the withdrawal by Borrower or any Guarantor or any of their ERISA Affiliates in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor in excess of $5,000,000.00, or the receipt by Borrower or any Guarantor or any of their ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA, if such event could reasonably be expected to result in liability being imposed on Borrower or any Guarantor or any of their ERISA Affiliates in excess of $5,000,000.00,

(viii)                        the occurrence of an act or omission which could give rise to the imposition on Borrower or any Guarantor or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409 or 502(c), (i) or (1) or 4071 of ERISA in excess of $5,000,000 in respect of any Employee Benefit Plan,

(ix)                                the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Borrower or any Guarantor or any of their ERISA Affiliates in connection with any such Employee Benefit Plan,

(x)                                   receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Guaranteed Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code, or

(xi)                                the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Code or pursuant to ERISA with respect to any Guaranteed Pension Plan.

Eurocurrency Reserve Rate.  For any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any of the Lenders would be required to maintain reserves (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during the period in question) under Regulations D and K against “Eurocurrency Liabilities” (as that term is used in Regulation D), if such liabilities were outstanding.  The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

Eurodollar Business Day.  Any day, other than a Saturday or Sunday, on which Agent is open for business in New York, New York and San Francisco, California and on which dealings in Dollar deposits are carried on in the London interbank market.

Event of Default. See § 12.1.

Existing Agreement.   As defined in the recitals to this Agreement.

Existing Facility.   As defined in the recitals to this Agreement.

Exit Fee.  An amount equal to the product of (x) the Exit Fee Percentage set forth opposite the Prepayment Period during which the prepayment occurs pursuant to the provisions of § 3.2, § 3.3(a) or § 3.3(b) multiplied by (y) the principal amount to be prepaid:

Prepayment Period	Exit Fee Percentage
On and after the first anniversary of the Effective Date to, but not including, the second anniversary of the Effective Date	1.0%
On and after the second anniversary of the Effective Date to, but not including, the third anniversary of the Effective Date	0.50%
At any time on and after the third anniversary of the Effective Date	0.00%

Facility.  The unsecured term loan facility provided to Borrower pursuant to this Agreement.

Fitch.   Fitch Ratings, a division of Fitch, Inc. or its successors.

Fitch Rating.   The rating for the Company’s senior long-term unsecured debt assigned by Fitch.

Fixed Charges.  With respect to any fiscal period of any Person, an amount equal to the sum of (i) Interest Expense, (ii) regularly scheduled installments of principal payable with respect to all Indebtedness of such Person, other than balloon payments of principal at maturity, (iii) scheduled cash lease payments or obligations with respect to Capitalized Leases of such Person plus (iv) in the cases of the Company and Borrower, all dividend payments due to the holders of any preferred shares of beneficial interest of the Company and all distributions due to the holders of any preferred limited partnership interests in Borrower.

Fixed Rate Prepayment Fee.  See § 3.3(a).

Forward Purchase Contract.  With respect to any Person, a purchase agreement entered into by such Person for the fee or leasehold purchase of an office property to be constructed .

Funding Expiry Date.   The first to occur of (x) the date ten (10) days after the Approval Notice, and (y) the date forty-five (45) days after the Effective Date.

Funds From Operations.  Consolidated net income (loss) of the Company and its Subsidiaries before extraordinary items, computed in accordance with Generally Accepted Accounting Principles, plus, to the extent deducted in determining net income (loss) and without duplication, (i) gains (or losses) from debt restructuring and sales of property (or adjustments to basis of properties or other assets), (ii) non-recurring charges, (iii) provisions for losses, (iv) real estate related depreciation, amortization and other non-cash charges (excluding amortization of financing costs), and (v) amortization of organizational expenses minus, to the extent included in net income (loss) and without duplication, (a) non-recurring income (loss) and (b) equity income

(loss) from unconsolidated partnerships and joint ventures less the proportionate share of Funds From Operations of such partnerships and joint ventures, which adjustments shall be calculated on a consistent basis.

Generally Accepted Accounting Principles.  Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person in question adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in Generally Accepted Accounting Principles) as to financial statements in which such principles have been properly applied.

Ground Lease.  A ground lease granting a leasehold interest in land and/or the improvements thereon.

Guaranteed Pension Plan.  Any employee pension benefit plan within the meaning of § 3(2) of ERISA maintained or contributed to by Borrower, any Guarantor or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

Guaranteed Obligations.  Collectively,

(i)             the payment, as and when due, or by stated maturity, acceleration, or otherwise, of the Notes and all other amounts due and payable under the other Loan Documents to Agent and the Lenders at such times and in the manner provided for in the Loan Documents, including interest accruing from and after the date of the commencement of a bankruptcy case against Borrower or a Guarantor, and

(ii)          the payment of all other obligations of Borrower under the Loan Documents that can be performed by the payment of monies, either to Agent and the Lenders directly or by reimbursement of advances by them, including, without limitation, the payment of income and other taxes by Borrower.

Guarantor.  Each of the Company and the Guarantor Subsidiaries.

Guarantor Subsidiaries.  The partnerships, limited liability companies and corporations designated as Guarantor Subsidiaries on Schedule 1.3 hereto and any other Subsidiaries of Borrower or the Company which execute and deliver this Agreement as a Guarantor pursuant to and in accordance with the provisions of § 5.6, and which shall include each wholly-owned Subsidiary of Borrower and each Subsidiary of Borrower which, in either case, directly or indirectly owns an Unencumbered Asset as of the Effective Date or at any time thereafter; provided, however, that if a Subsidiary acquired by Borrower or the Company after the Effective Date, or if an entity that becomes a Subsidiary of Borrower or the Company after the Effective Date, directly or indirectly owns Real Estate which has been mortgaged, or the beneficial or legal ownership interests of such Subsidiary have been pledged, to secure Indebtedness, such Subsidiary shall not be a Guarantor Subsidiary unless and until the Real Estate owned by such Subsidiary becomes an Unencumbered Asset.

Guaranty.  See § 18.1.

Hazardous Materials.  See § 6.18(a).

Increase Termination Date.   See § 2.2(d)(iii).

Indebtedness.  For any Person, without duplication, (i)(a) all indebtedness of such Person for borrowed money and (b) all obligations of such Person to pay a deferred purchase price for property or services, including, but not limited to, obligations under Forward Purchase Contracts, having met all conditions of repayment thereof but for the passage of time, (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (iii) the outstanding undrawn amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (iv) all indebtedness of any other person or entity secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed, (v) indebtedness of others guaranteed by such Person (including, without limitation, indebtedness of a partnership for which such Person, if a general partner, would be liable as a matter of law or contractually), but only to the extent of the specific amount guaranteed as a matter of contract or law, provided that for purposes of this definition the term “guarantee” shall not include the guarantee of customary non-recourse carve-outs (including, but not limited to, claims for fraud, misrepresentation, or environmental law violations), (vi) all payment obligations of such Person under any Interest Rate Contracts and currency swaps and similar agreements, to the extent such liabilities are material and are reported or are required under Generally Accepted Accounting Principles to be reported by such Person in its financial statements, (vii) all indebtedness and liabilities of such Person secured by any Lien or mortgage on any property of such Person, whether or not the same would be classified as a liability on a balance sheet, (viii) the liability of such Person in respect of banker’s acceptances and the estimated liability under any participating mortgage, convertible mortgage or similar arrangement, (ix) the aggregate principal amount of rentals or other consideration payable by such Person in accordance with Generally Accepted Accounting Principles over the remaining unexpired term of all Capitalized Leases of such Person, (x) all outstanding monetary judgments or decrees by a court or courts of competent jurisdiction entered against such Person, (xi) all convertible debt and subordinated debt owed by such Person, (xii) all preferred partnership interests and preferred stock issued by such Person that, in either case, are redeemable prior to the Maturity Date for cash on a mandatory basis, a cash equivalent, a note receivable or similar instrument or are convertible prior to the Maturity Date on a mandatory basis to Indebtedness as defined herein, (xiii) all customary trade payables and accrued expenses, (xiv) expected amortization of tenant costs and leasing commissions over such Person’s next twelve succeeding fiscal months, to the extent not included elsewhere in this definition, and (xv) all obligations, liabilities, reserves and any other items which are listed as a liability on a balance sheet of such Person determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, but excluding all general contingency reserves and reserves for deferred income taxes and investment credit, and excluding debt covered by escrows and security deposits fully funded by cash or cash equivalents.

Interest Expense.  For any Person for any period, with respect to all Indebtedness of such Person, an amount equal to the sum of the following with respect to all Indebtedness of such Person: (i) total interest expense, accrued in accordance with Generally Accepted Accounting Principles, plus (ii) all capitalized interest determined in accordance with Generally Accepted Accounting Principles, but only to the extent that such capitalized interest is not covered by an interest reserve established under a loan facility (such as capitalized construction interest provided for in a construction loan).

Interest Payment Date.  As to any Base Rate Loan or LIBOR Rate Loan, the first day of each calendar month.

Interest Period.  With respect to each Loan, (a) initially, the period commencing on the Borrowing Date of such Loan and ending on the last day of one of the periods set forth below, as selected by Borrower in a Loan Request (i) for any Base Rate Loan, the day on which such Base Rate Loan is paid in full or converted to a LIBOR Rate Loan; and (ii) for any LIBOR Rate Loan, one (1), two (2), three (3) or six (6) months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(A)      if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

(B)        if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

(C)        if Borrower shall fail to give notice as provided in § 2.6, Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto;

(D)       any Interest Period relating to any LIBOR Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month;

(E)         no more than six (6) Interest Periods relating to LIBOR Rate Loans may be outstanding at any one time; and

(F)         Borrower may not select any Interest Period relating to any LIBOR Rate Loan that would extend beyond the Maturity Date.

Interest Rate Contracts.  Interest rate swap, cap, collar or similar agreements providing for interest rate protection.

Investments.  In any Person, any loan, advance, or extension of credit to or for the account of, any guaranty, endorsement (other than for collection in the ordinary course of business) or other direct or indirect contingent liability in connection with the obligations, capital interests or equity distributions of, any ownership, purchase or acquisition of any capital interests, business, assets, obligations or securities of, or any other interest in  or capital contribution to, such Person.

Leases.  Leases, licenses and agreements whether written or oral, relating to the use or occupation of space in the Buildings located on the Unencumbered Assets by persons other than the owner thereof.

Lenders.  As defined in the preamble hereto.

Leverage Ratio.  As of any date of determination, Total Debt divided by Total Assets.

LIBOR Lending Office.  Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining LIBOR Rate Loans.

LIBOR Rate.  For any Interest Period with respect to a LIBOR Rate Loan, the rate per annum equal to the quotient (rounded upwards to the nearest 1/1000 of one percent) of (a) the applicable British Bankers’ Association London Interbank offered rate for deposits in Dollars reported by any generally recognized financial information service selected by Agent at approximately 9:00 A.M. California time two (2) Eurodollar Business Days prior to the date of commencement of the Interest Period for an amount approximately equal to the proposed Libor Rate Loan in question and for a period of time approximately equal to the Interest Period in question, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate.  Each determination of the LIBOR Rate applicable to the particular Interest Period selected by Borrower shall be made by Agent and shall be conclusive and binding upon Borrower absent manifest error.

LIBOR Rate Loans.  Loans bearing interest calculated by reference to the LIBOR Rate, the principal amount of each of which shall be equal to at least $5,000,000.

Lien.  Any lien, encumbrance, mortgage, deed of trust, pledge, restriction or other security interest.  If title to any Real Estate Asset is held by a Subsidiary of Borrower or an Unconsolidated Entity then any pledge or assignment of Borrower’s stock, partnership interest, limited liability company interest or other ownership interest in such Subsidiary or

Unconsolidated Entity shall be deemed to be a Lien on the Real Estate Assets owned by such Subsidiary or Unconsolidated Entity.

Loan Documents.  This Agreement, the Notes, and any and all other agreements, documents and instruments now or hereafter evidencing, securing or otherwise relating to the Loans.

Loan Request.  See § 2.5.

Loans.  Loans made or to be made by the Lenders to Borrower pursuant to § 2.1 and § 2.5.

Majority Lenders.  As of any date, the Lenders whose aggregate Commitments constitute at least fifty-one percent (51%) of the Total Commitment  provided that the Commitments of any Delinquent Lenders shall be disregarded when determining the Majority Lenders.

Material Adverse Effect.  Any condition which has a material adverse effect on (i) the business, operations, properties, assets or condition (financial or otherwise) of Borrower, the Company or any other Guarantor, taken as a whole or (ii) the ability of Borrower, the Company or any other Guarantor to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the remedies or material rights of Agent or the Lenders thereunder.

Maturity Date.  August 24, 2009, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

Maximum Credit Amount.  Maximum Credit Amount shall mean the lesser of the following: (i) the maximum amount of Outstanding Obligations without causing a violation of § 9.1(a); and (ii) the Total Commitment.

Minimum Capital Expenditure Reserves.  For any Real Estate Asset, $0.40 per net rentable square foot of such Real Estate Asset per annum, or, for any shorter period, such amount multiplied by a fraction the numerator of which is the length of the applicable period in months (or portions thereof) and the denominator of which is 12.

Minimum Leasing Commission and Tenant Improvement Reserves.  For any Real Estate Asset, $1.75 per net rentable square foot of such Real Estate Asset per annum, or, for any shorter period, such amount multiplied by a fraction the numerator of which is the length of the applicable period in months (or portions thereof) and the denominator of which is 12.

Minimum Management Fees.  Shall mean the greater of (i) three percent (3%) of Rents from the related Real Estate Asset for the twelve (12) month period immediately preceding the calculation, and (ii) the actual management fees paid by Borrower and the Related Companies with respect to such Real Estate Asset during such twelve (12) month period.

Moody’s.   Moody’s Investors Services, Inc. or its successors

Moody’s Rating.  The rating for the Company’s senior long-term unsecured debt assigned by Moody’s.

Mortgage.  Any mortgage, deed of trust, or other security instrument that creates a Lien on a class B (or better) office property (including the development of same) located in the greater New York City area or assets related thereto to secure Indebtedness.

Mortgage Loan.  Any Indebtedness the payment or performance of which is secured by a Mortgage.

Mortgage Note.  Any instrument, document or agreement evidencing a Mortgage Loan.

Multiemployer Plan.  Any multiemployer plan within the meaning of § 3(37) of ERISA contributed to by Borrower or any Guarantor or any of their ERISA Affiliates.

Net Offering Proceeds.  All cash proceeds received after  the Effective Date by Borrower or the Company as a result of the sale of common, preferred or other classes of stock of the Company or the issuance of limited partnership interests in Borrower less customary costs and discounts of issuance paid by Company or Borrower in connection therewith.

Net Operating Income.  With respect to any Real Estate Asset, for the period of determination, the Rents derived from the customary operation of such Real Estate Asset, less operating expenses attributable to such Real Estate Asset, and shall include (without duplication) only the sum of (i) the Rents received or expected to be received, and earned in accordance with Generally Accepted Accounting Principles, pursuant to Leases in place, plus (ii) other income actually received and earned in accordance with Generally Accepted Accounting Principles with respect to such Real Estate Asset, plus (iii) rent loss or business interruption insurance proceeds received or expected to be received during or relating to such period due to a casualty that has occurred prior to the date of calculation plus (iv) parking or other income, less operating expenses actually paid or payable on an accrual basis in accordance with Generally Accepted Accounting Principles attributable to such Real Estate Asset during such period, as set forth on operating statements and schedules reasonably satisfactory to Agent.  Net Operating Income shall be calculated in accordance with customary accounting principles applicable to real estate.  Notwithstanding the foregoing,  Net Operating Income shall not include (i) any condemnation or insurance proceeds (excluding rent loss or business interruption insurance proceeds as described above), (ii) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any portion of the Real Estate Asset for which it is to be determined, (iii) amounts received from tenants as security deposits unless actually applied toward the payment of rent or additional rent in accordance with the terms of such tenant’s lease, (iv) interest income and (v) any type of income otherwise included in Net Operating Income but paid directly by any tenant to a Person other than Borrower or a Guarantor or other Related Company or their respective agents or representatives.

Notes.  See § 2.3.

Obligations.  All indebtedness, obligations and liabilities of Borrower or any Guarantor to any of the Lenders and Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans or the Notes or other instruments at any time evidencing any thereof, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law of otherwise.

Occupancy Rate.   With respect to an Unencumbered Asset at any time, the ratio, as of such date, expressed as a percentage, of (i) the net rentable area of such Unencumbered Asset leased to tenants paying rent pursuant to, and to the extent required under, Leases other than Leases which are in material default, to (ii) the net rentable area of such Unencumbered Asset.

Outstanding Obligations.  As of any date of determination, the sum of the outstanding principal amount of the Loans.

PBGC.  The Pension Benefit Guaranty Corporation created by § 4002 of ERISA and any successor entity or entities having similar responsibilities.

Permitted Developments.  The construction of any new buildings or the construction of additions expanding existing buildings or the rehabilitation of existing buildings (other than normal refurbishing of common areas and tenant fit up work when one tenant leases space previously occupied by another tenant) relating to any Real Estate Assets of Borrower, any Guarantor or any of the other Related Companies, including (but not limited to) Forward Purchase Contracts, having met all conditions of payment thereof but for the passage of time, and each Permitted Development shall be counted for purposes of § 8.2 from the time of commencement of the applicable construction work until a final certificate of occupancy has been issued with respect to such project in the amount of the total projected cost of such project.

Permitted Investments Cap.   See § 8.2.

Permitted Liens.  The following Liens, security interests and other encumbrances:

(i)             liens to secure taxes, assessments and other governmental charges in respect of obligations not overdue, the Indebtedness with respect to which is permitted hereunder;

(ii)          deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations;

(iii)       liens in respect of judgments or awards, the Indebtedness with respect to which is permitted hereunder;

(iv)      liens of carriers, warehousemen, mechanics and materialmen, and other like liens which are either covered by a full indemnity from a creditworthy indemnitor or have been in existence less than 120 days from the date of creation thereof in respect of obligations not overdue, the Indebtedness with respect to which is permitted hereunder; and

(v)         encumbrances consisting of easements, rights of way, Leases, covenants, restrictions on the use of real property and defects and irregularities in the title thereto; and other minor liens or encumbrances none of which in the opinion of Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of Borrower, and which matters (x) do not individually or in the aggregate have a materially adverse effect on the value of the Unencumbered Asset and (y) do not make title to such property unmarketable by the conveyancing standards in effect where such property is located.

Person.  Any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

Preferred Distribution.  The declaration or payment of any dividend or distribution of cash or cash equivalents to the holders of preferred shares of beneficial interest in the Company or the holders of preferred  units of limited partnership interest of Borrower.

Prepayment Date.  See § 3.3.

Properties.  All Real Estate Assets, Real Estate, and all other assets, including, without limitation, intangibles and personalty owned by Borrower or any Guarantor or any of the other Related Companies.

Real Estate.  All real property at any time owned, leased (as lessee or sublessee) or operated by Borrower, any Guarantor, or any of the Related Companies or any Unconsolidated Entity.

Real Estate Assets.  Those fixed and tangible properties consisting of land, buildings and/or other improvements owned by Borrower, by any Guarantor, by any of the Related Companies or by any Unconsolidated Entity at the relevant time of reference thereto, including without limitation, the Unencumbered Assets, but excluding all leaseholds other than leaseholds under Ground Leases which either have an unexpired term (including unexercised renewals options exercisable at the option of the lessee) of at least 20 years or contain a purchase option for nominal consideration.

Real Estate Effective Control Assets.  Those Investments in mortgages and mortgage participations owned by Borrower or by any Guarantor as to which Borrower has demonstrated to Agent, in Agent’s discretion, that Borrower or a Guarantor has control of the decision-making functions of management and leasing of such mortgaged properties, has control of the economic benefits of such mortgaged properties, and holds an option to purchase such mortgaged properties.

Record.  The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan referred to in such Note.

Recourse Indebtedness.  All Indebtedness except Indebtedness with respect to which recourse for payment is contractually limited (except for customary exclusions) to specific assets encumbered by a lien securing such Indebtedness.

Register.  See § 19.3.

Regulation D.   Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

Regulation K.   Regulation K of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation of said Board of Governors relating to the international and foreign activities of United States banking organizations applicable to member banks of the Federal Reserve System.

Related Companies.  The entities listed and described on Schedule 1.3 hereto and, after the date hereof, any entity whose financial statements are consolidated or combined with the Company’s pursuant to Generally Accepted Accounting Principles, or any ERISA Affiliate.

Release.  A release, spillage, leaking, pumping, pouring, emitting, emptying, discharge, injection, escape, disposal or dumping of Hazardous Material.

Rents.  All rents, issues, profits, royalties, receipts, revenues, accounts receivable, and income, including fixed, additional and percentage rents, occupancy charges, operating expense reimbursements, reimbursements for increases in taxes, sums paid by tenants to Borrower or the Related Companies to reimburse Borrower or the Related Companies for amounts originally paid or to be paid by Borrower or the Related Companies or their respective agents or affiliates for which such tenants were liable, as, for example, tenant improvements costs in excess of any work letter, lease takeover costs, moving expenses and tax and operating expense pass-throughs for which a tenant is solely liable, parking income, recoveries for common area maintenance expense, tax, insurance, utility and service charges and contributions, proceeds of sale of electricity, gas, heating, air-conditioning and other utilities and services, deficiency rents and liquidated damages, and other benefits.

Requisite Lenders.  As of any date, collectively, the Lenders whose aggregate Commitments constitute at least sixty-six and seven-tenths percent (66.7%) of the Total Commitment, provided that the Commitments of any Delinquent Lenders shall be disregarded when determining the Requisite Lenders, provided, further, that, in the case of either (x) any amendment or modification of any of the provisions (including defined terms used therein) of any of §§ 8.2(h), 9.1, 9.3 and 9.6 the effect of which is that compliance by Borrower, the Company and the Related Companies, as the case may be, with the covenant being amended or modified is less restrictive than the covenant then in place or (y) any waiver of any such provision, the Lenders constituting the Requisite Lenders for purposes of the last paragraph of § 8.2(h) and § 9.10(a) must include, for so long as Wells Fargo Bank, National Association (or its successor) is Agent under this Agreement, Wells Fargo Bank, National Association (or its successor).

Responsible Officer.  With respect to the Company, any one of its Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, Executive Vice Presidents or Senior Vice Presidents.

S&P.   Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., or its successors

S&P Rating.  The rating for the Company’s senior long-term unsecured debt assigned by S&P.

Secured Indebtedness.  All Indebtedness of Borrower and any of the Related Companies which is secured by a Lien on any Properties.

Secured Recourse Indebtedness.  All Secured Indebtedness except Indebtedness with respect to which recourse for payment is contractually limited (except for customary exclusions) to the specific assets encumbered by the Lien securing such Indebtedness, and other than Indebtedness fully collateralized by cash or cash equivalents.

750 Third Avenue Property.   The Unencumbered Asset located at 750 Third Avenue, New York, New York.

750 Master Lease.  The Lease dated July 28, 2004 between Teachers Insurance and Annuity Association of America (“TIAA”), as landlord, and TIAA, as tenant, with respect to the 750 Third Avenue Property, with the landlord’s interest thereunder assigned to 750 Third Avenue Owner pursuant to Assignment And Assumption of Master Lease dated July 28, 2004 between TIAA, as assignor, and 750 Third Avenue Owner, as assignee.

750 Master Lease Valuation Period.   The period from the date hereof to the earlier to occur of (x) December 31, 2005 and (y) the date the 750 Master Lease is cancelled, terminated or is no longer in full force or effect.

750 Third Avenue Owner.   750 Third Owner LLC, a New York limited liability company.

Structured Finance Investments.  Collectively, (i) Investments in (or in entities whose Investments are primarily in) Mortgages, Mortgage Loans, and Mortgage Notes, and (ii)  preferred equity Investments (including preferred limited partnership interests) in entities owning

(or leasing pursuant to a Ground Lease) class B (or better) office properties located in the greater New York City area.

Subsidiary.  Any corporation, association, trust, or other business entity of which the designated parent or other controlling Person shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Interests.

Tangible Net Worth.  The book value of all of the assets of Borrower and the Related Companies minus the book value of all of the liabilities of Borrower and the Related Companies minus all intangibles determined in accordance with Generally Accepted Accounting Principles.

Total Assets.  As of any date of determination, the sum of the following, without duplication:  (i) the Value of All Unencumbered Assets, plus (ii) the aggregate Adjusted Net Operating Income for the twelve (12) month period immediately preceding such date for all Real Estate Assets (other than Unencumbered Assets) and Real Estate Effective Control Assets owned or leased by Borrower or the Guarantors other than Real Estate Assets referred to in clause (iii) of this definition, divided by, in the case of any such Real Estate Asset or Real Estate Effective Control Asset which is comprised of a Building located in the Borough of Manhattan, New York all or substantially all the space of which is office space, eight and one-half percent (8.5%) and, in the case of any other Real Estate Asset or Real Estate Effective Control Asset, nine percent (9.0%), plus (iii) the aggregate purchase price of all Real Estate Assets (other than Unencumbered Assets but including Forward Purchase Contracts having met all conditions of payment of the purchase price thereunder but for the passage of time) and Real Estate Effective Control Assets acquired or initially leased by Borrower or the Guarantors within the twelve (12) month period immediately preceding such date, multiplied by ninety-five percent (95.0%), plus (iv) the book value of unrestricted cash and cash equivalents of Borrowers and the Guarantors, plus (v) the aggregate book value of all Investments of Borrower and the Guarantors (other than Real Estate Effective Control Assets) permitted under § 8.2 hereof.

Total Commitment.  The sum of the Commitments of the Lenders, as in effect from time to time.

Total Debt.  The sum of (without duplication) all Indebtedness of Borrower and the Company included in the liabilities portion of Borrower’s balance sheet prepared in accordance with Generally Accepted Accounting Principles as of the end of the most recent fiscal quarter for which financial statements have been provided pursuant to § 7.4.

Treasury Rate.  The semi-annual yield (without decompounding), as reported in The Wall Street Journal (or if such rate is not published therein, in the Federal Reserve Statistical Release H.15 – Selected Interest Rates under the heading “U.S. Government Securities/Treasury constant maturities”) on the date of calculation (provided, however, if such date is not a Business Day, then on the next succeeding Business Day) for the current U.S. Treasury security with a maturity which most closely approximates the date which is ten (10) years from the date of calculation. In the event such rate is not published in either  The Wall Street Journal or H.15, Agent shall select a comparable publication to determine the Treasury Rate.

1221 Avenue of the Americas Investment.  An Investment in less than all  of the economic and beneficial ownership interests in the 1221 Avenue of the Americas Owner.

1221 Avenue of the Americas Investment Party.  Any Affiliate of Borrower which directly or indirectly owns or controls the 1221 Avenue of the Americas Investment, provided that if Borrower directly owns or controls the 1221 Avenue of the Americas Investment, Borrower shall be the 1221 Avenue of the Americas Investment Party.

1221 Avenue of the Americas Investment Period.  Any period of time during which the 1221 Avenue of the Americas Investment Party owns or controls the 1221 Avenue of the Americas Investment.

1221 Avenue of the Americas Owner.  Rock-McGraw, Inc., a New York corporation (“Rock-McGraw”), the fee owner of the premises located at 1221 Avenue of the Americas, New York, New York as of the date hereof, or any successor to Rock-McGraw as fee owner of the premises located at 1221 Avenue of the Americas, New York, New York.

Type.  As to any Loan its nature as a Base Rate Loan or a LIBOR Rate Loan.

Unapproved Lenders.   See § 2.2(d).

Unconsolidated Entity.  As of any date, any Person, other than a Wholly Owned Subsidiary, in whom Borrower, the Company or any Related Company holds an Investment, regardless of whether the financial results of such Person would or would not be consolidated under Generally Accepted Accounting Principles with the financial statements of Borrower, if such statements were prepared as of such date. Unconsolidated Entities existing on the date hereof are set forth in Schedule 1.3.

Unconsolidated Entity Percentage.  For any Person, with respect to such Person’s Unconsolidated Entities, the percentage economic ownership interest of such Person in such  Unconsolidated Entity; provided, however, that in the event that such Person is the general partner of such Unconsolidated Entity, such Person’s Unconsolidated Entity Percentage with respect to such Unconsolidated Entity’s liabilities shall be the percentage of the general partner interests owned by such Person in such Unconsolidated Entity with respect to any Indebtedness for which recourse may be made against any general partner of such Unconsolidated Entity.

Undisbursed Fee.   See § 2.2(d)(i).

Unencumbered Asset.  Any Real Estate Asset set forth on Schedule 1.1, as such Schedule may be amended or supplemented from time to time which at the date of determination, (i) is 100% owned in fee, or pursuant to a Ground Lease as approved by the Requisite Lenders (it being understood that all Unencumbered Assets owned pursuant to a Ground Lease as of the Effective Date are so approved), by Borrower or one of the Guarantor

Subsidiaries, (ii) is improved with one or more Class B (or better) office buildings; (iii) is not directly or indirectly subject to any Lien (other than Permitted Liens) or to any negative pledge agreement or other agreement that prohibits the creation of any Lien thereon; (iv) is a Real Estate Asset with respect to which each of the representations contained in § 6.18 and § 6.21 hereof is true and accurate as of such date of determination; (v) may be legally conveyed separately from any other Real Estate without the need to obtain any subdivision approval, zoning variance or other consent or approval from an unrelated Person, other than, in the case of a Real Estate Asset which is a condominium unit, any required approval of the condominium board so long as pursuant to the terms and provisions of the condominium documentation governing the applicable condominium such approval may not be unreasonably withheld, delayed or conditioned; (vi) is reasonably free of all material structural and material title defects and other material adverse matters; (vii) is in compliance, in all material respects, with all applicable Environmental Laws, and as to which the representations set forth in § 6.18(b) hereof are true and correct, (viii) has an Occupancy Rate of 70% or better; (ix) is managed by Borrower or a wholly owned Affiliate or Subsidiary of Borrower and (x) to the extent requested by Agent and in Borrower’s possession or control, Borrower has delivered to Agent historical operating and leasing information relating to such Unencumbered Asset, in form and substance satisfactory to Agent.  Each Real Estate Asset which satisfies the conditions set forth in this definition or with respect to which the Requisite Lenders have granted the necessary waivers pursuant to § 5.2 shall be deemed to be an Unencumbered Asset only during such periods of time as Borrower has included the same on the list of Unencumbered Assets attached to the most recent Compliance Certificate delivered hereunder.

Unencumbered Asset Adjusted Net Operating Income.  For any period, the aggregate Adjusted Net Operating Income for all Unencumbered Assets for such period, plus (or minus) straight line rent adjustments for the applicable period, minus the aggregate of all Minimum Leasing Commission and Tenant Improvement Reserves for all Unencumbered Assets for such period.

Unencumbered Asset Value.  With respect to any Unencumbered Asset at any time, an amount computed as follows: (i) for any Unencumbered Asset owned or leased by Borrower or the Guarantors other than Unencumbered Assets referred to in clause (ii) of this definition and other than the 750 Third Avenue Property during the 750 Master Lease Valuation Period, the Adjusted Net Operating Income for such Unencumbered Asset for the twelve (12) month period immediately preceding such date divided by, in the case of any such Unencumbered Asset which is comprised of a Building located in the Borough of Manhattan, New York all or substantially all the space of which is office space, eight and one-half percent (8.5%) and, in the case of any other Unencumbered Asset, nine percent (9.0%), or (ii) for any Unencumbered Asset acquired or initially leased by Borrower or the Guarantors within the twelve (12) month period immediately preceding such date and the 750 Third Avenue Property during the 750 Master Lease Valuation Period, the purchase price of such Unencumbered Asset multiplied by ninety-five percent (95.0%).

Unsecured Indebtedness.  All Indebtedness of Borrower, of any Guarantor or of any of the other Related Companies to the extent not secured by a Lien on any Properties including, without limitation, the Outstanding Obligations and any Indebtedness evidenced by any bonds, debentures, notes or other debt securities presently outstanding or which may be hereafter issued by Borrower or by the Company.  Unsecured Indebtedness shall not include accrued ordinary operating expenses payable on a current basis.

Value of All Unencumbered Assets.  As of any date of determination, an amount computed as follows: the sum of (i) the aggregate Adjusted Net Operating Income for the twelve (12) month period immediately preceding such date for all Unencumbered Assets owned or leased by Borrower or the Guarantors other than Unencumbered Assets referred to in clause (ii) of this definition and other than the 750 Third Avenue Property during the 750 Master Lease Valuation Period, divided by, in the case of any such Unencumbered Asset which is comprised of a Building located in the Borough of Manhattan, New York all or substantially all the space of which is office space, eight and one-half percent (8.5%) and, in the case of any other Unencumbered Asset, nine percent (9.0%), plus (ii) the aggregate purchase price of all Unencumbered Assets acquired or initially leased by Borrower or the Guarantors within the twelve (12) month period immediately preceding such date and of the 750 Third Avenue Property during the 750 Master Lease Valuation Period, multiplied by ninety-five percent (95.0%); provided, however, that after making such computation, the Value of All Unencumbered Assets shall be reduced by the amount by which the Unencumbered Asset Value of any single Unencumbered Asset exceeds thirty-five percent (35%) of the Value of All Unencumbered Assets as so computed.

Variable Rate Indebtedness.  The Loans and all other Indebtedness of Borrower which bears interest at a rate which is not fixed either through maturity or for a term of at least thirty-six (36) months from the date that such fixed rate became effective.

Voting Interests.  Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage or conduct the business of the corporation, partnership, association, trust or other business entity involved.

Wholly Owned Subsidiary.  As to any Person, a Subsidiary of such Person all of the outstanding ownership interests of which Subsidiary (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

§ 1.2.                    Rules of Interpretation.

(a)          A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

(b)         The singular includes the plural and the plural includes the singular.

(c)          A reference to any law includes any amendment or modification to such law.

(d)         A reference to any Person includes its permitted successors and permitted assigns.

(e)          Accounting terms not otherwise defined herein have the meanings assigned to them by Generally Accepted Accounting Principles applied on a consistent basis by the accounting entity to which they refer and, except as otherwise expressly stated, all use of accounting terms with respect to Borrower shall reflect the consolidation of the financial statements of Borrower and the Related Companies.

(f)            The words “include”, “includes” and “including” are not limiting.

(g)         All terms not specifically defined herein or by Generally Accepted Accounting Principles, which terms are defined in the Uniform Commercial Code as in effect in New York, have the meanings assigned to them therein.

(h)         Reference to a particular “§” refers to that section of this Agreement unless otherwise indicated.

(i)             The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

(j)             The words “so long as any Loan or Note is outstanding” shall mean so long as such Loan or Note is not indefeasibly paid in full in cash.

SECTION 2.                                TERM LOAN FACILITY.

§ 2.1.                    Commitment to Lend; Limitation on Total Commitment.  Subject to the provisions of § 2.2(d) and  § 2.5 and the other terms and conditions set forth in this Agreement, each of the Lenders severally agrees to lend to Borrower and Borrower may borrow from time to time from and including the Effective Date to and including the Funding Expiry Date upon notice by Borrower to Agent given in accordance with § 2.5, such sums as are requested by Borrower up to a maximum aggregate principal amount of the Outstanding Obligations (after giving effect to all amounts requested) at any one time equal to such Lender’s Commitment, provided that the sum of the Outstanding Obligations (after giving effect to all amounts requested) shall not at any time exceed the Maximum Credit Amount.  The Loans shall be made pro rata in accordance with each Lender’s Commitment Percentage and the Lenders shall at all times immediately adjust inter se any inconsistency between each Lender’s outstanding principal amount and each Lender’s Commitment. Each request for a Loan hereunder shall constitute a representation and warranty by Borrower that the conditions set forth in § 10 or § 11 (whichever is applicable) have been satisfied on the date of such request and will be satisfied on the proposed Borrowing Date of the requested Loan, provided that the making of such representation and warranty by Borrower shall not limit the right of any Lender not to lend upon a determination by the Requisite Lenders that such conditions have not been satisfied.

§ 2.2.                    Changes in Total Commitment.

(a)          If on the Funding Expiry Date the Outstanding Obligations are less than the Total Commitments, the Total Commitments shall automatically reduce to an amount equal to the Outstanding Obligations as of the Funding Expiry Date.

(b)         At any time prior to the Funding Expiry Date, Borrower shall have the right on no more than two (2) occasions upon at least ten (10) Business Days’ prior written notice to Agent (which shall promptly notify each Lender), to reduce by $5,000,000 or an integral multiple of $1,000,000 in excess thereof the unborrowed portion of the then Total Commitment, whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages by the amount specified in such notice.  No reduction of the Commitments may be reinstated.

(c)          Upon the effective date of each reduction in the Total Commitment pursuant to this § 2.2 the parties, upon request of Agent, shall enter into an amendment of this Agreement revising Schedule 1.2 and Borrower shall execute and deliver to Agent new Notes for each Lender whose Commitment has changed so that the maximum principal amount of such Lender’s Note shall equal its Commitment.  Agent shall promptly deliver such replacement Notes to the respective Lenders in exchange for the Notes replaced thereby which shall be surrendered by such Lenders.  Such new Notes shall provide that they are replacements for the surrendered Notes and that they do not constitute a novation, shall be dated as of the effective date of such reduction in the Total Commitment and shall otherwise be in substantially the form of the replaced Notes. On the date of issuance of any new Notes pursuant to this § 2.2(c), Borrower shall deliver an opinion of counsel, addressed to the Lenders and Agent, relating to the due authorization, execution and delivery of such new Notes and the enforceability thereof, substantially in the form of the relevant portions of the opinion delivered pursuant to § 10.6 hereof. The surrendered Notes shall be canceled and returned to Borrower.

(d)         Notwithstanding anything in this Agreement to the contrary, Borrower, the Guarantors, the Lenders and Agent acknowledge and agree that certain Lenders have not, as of the date hereof, received all necessary internal approvals for an increase of $125,000,000 to the Existing Facility (collectively, the “Unapproved Lenders”), but that all Lenders have received all necessary internal approvals for an increase of $100,000,000 to the Existing Facility.  Borrower and the Guarantors have requested that the Lenders and Agent proceed on the basis that the Unapproved Lenders will obtain the internal approvals for an increase of $125,000,000.  The Lenders and Agent have agreed to such request subject to the following terms and provisions:

(i)             Borrower and the Guarantors specifically acknowledge and agree that (1) no Unapproved Lender has made any representation or warranty to Borrower, the Guarantors or any other Lender that the necessary internal approvals will in fact be obtained, (2) until such time as the Approval Notice (as hereinafter defined) is delivered by Agent as contemplated in § 2.2(d)(ii) below, the Outstanding Obligations shall not exceed $300,000,000, (3) for the convenience of the parties, the Notes delivered by Borrower on the date hereof aggregate the principal amount of $325,000,000, subject, however, to the provisions of clause (iii) below, if applicable, and (4) Borrower has delivered to Agent modification and loan fees pursuant to the fee agreement referred to in § 4.1, a portion of which (the “Undisbursed Fee”) shall be held by Agent subject to the provisions of clause (ii) or (iii) below, as applicable;

(ii)          Upon Agent’s receipt from all Unapproved Lenders of each such Unapproved Lender’s internal approval for the increase of $125,000,000 to the Existing Facility and so long as the Disapproval Notice (as hereinafter defined) has not theretofore been delivered by Agent, Agent shall deliver written notice to Borrower and the Lenders that the increase of $125,000,000 to the Existing Facility has been approved by all Unapproved Lenders (the “Approval Notice”), whereupon (1) Schedule 1.2 attached hereto shall be automatically, and without the need for additional documentation, amended and restated in its entirety to be in the form of Schedule 1.2 (Revised) attached hereto, (2) any Loans thereafter made shall be made by the Lenders such that the outstanding principal amount of the Loans owed to each Lender shall be equal to such Lender’s Commitment Percentage (as in effect as a result of delivery of the Approval Notice) of the outstanding principal amount of all Loans, and (3) the Undisbursed Fee shall be distributed by Agent to those Lenders whose Commitments have increased from that shown on Schedule 1.2 immediately prior to the Approval Notice; and

(iii)       Upon the earlier to occur of (x) September 10, 2004 (the “Increase Termination Date”) and (y) Agent’s receipt from any Unapproved Lender of a notice to the effect that such Lender was not able to obtain the internal approvals necessary for an increase of $125,000,000 to the Existing Facility, Agent shall deliver written notice to Borrower and the Lenders that the increase of $125,000,000 to the Existing Facility has not been approved or that the time for approval of such increase has expired (the “Disapproval Notice”), whereupon (1) Schedule 1.2 (Revised) attached hereto shall be automatically, and without the need for additional documentation, deemed deleted from this Agreement, (2) the Undisbursed Fee shall be returned to Borrower and (3) Borrower shall execute and deliver to Agent new Notes for each Lender whose Commitment on Schedule 1.2 is different from that set forth on Schedule 1.2 (Revised) such that the principal amount of such Lender’s Note shall equal its Commitment as shown on Schedule 1.2.  Agent shall promptly deliver such replacement Notes to the respective Lenders in exchange for the Notes replaced thereby which shall be surrendered by such Lenders.  Such new Notes shall provide that they are replacements for the surrendered Notes and that they do not constitute a novation, shall be dated as of the date of the Disapproval Notice and shall otherwise be in substantially the form of the replaced Notes. On the date of issuance of any new Notes pursuant to this § 2.2(d), Borrower shall deliver an opinion of counsel, addressed to the Lenders and Agent, relating to the due authorization, execution and delivery of such new Notes and the enforceability thereof, substantially in the form of the relevant portions of the opinion delivered pursuant to § 10.6 hereof. The surrendered Notes shall be canceled and returned to Borrower.

Notwithstanding anything in this Agreement to the contrary, Borrower and the Lenders, other than the Unapproved Lenders, may extend the Increase Termination Date to any date not later than the Funding Expiry Date.

§ 2.3.                    The Notes.  The Loans shall be evidenced by separate promissory notes of Borrower in substantially the form of Exhibit A hereto (each a “Note”), and completed with appropriate insertions.  Return and cancellation of the “Notes” under the Existing Agreement and issuance of initial Notes under this Agreement shall be governed by § 29 hereof.  One Note shall be payable to the order of each Lender in an aggregate principal amount equal to such Lender’s Commitment. Borrower irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Borrowing Date of any Loan or at the time of receipt of any payment of principal on such Lender’s Note, an appropriate notation on such Lender’s Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Lender’s Record shall (absent manifest error) be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on the Record shall not limit or otherwise affect the obligations of Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.  Upon receipt of an affidavit (including appropriate indemnification) of an officer of any Lender as to the loss, theft, destruction or mutilation of such Lender’s Note, and, in the case of such loss, theft, destruction or mutilation, upon cancellation of such Note, Borrower will issue, in lieu thereof, a replacement note in the same principal amount thereof and otherwise of like tenor.

§ 2.4.                    Interest on Loans.

(a)          Each Base Rate Loan shall bear interest commencing with the Borrowing Date thereof at the rate equal to the Base Rate.

(b)         Each LIBOR Rate Loan shall bear interest for the period commencing with the Borrowing Date thereof and ending on the last day of the Interest Period with respect thereto at the rate equal to the Applicable LIBOR Margin per annum above the LIBOR Rate determined for such Interest Period.  Agent shall determine the rate equal to the Applicable LIBOR Margin per annum above the LIBOR Rate which will be in effect during such Interest Period and inform Borrower of such determination (which determination shall be conclusive and binding upon Borrower absent manifest error).

(c)          Borrower unconditionally promises, in accordance with and subject to the provisions of the Loan Documents, to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

(d)         All agreements between Borrower and Guarantors, on the one hand, and Agent and the Lenders, on the other hand, are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Obligations or otherwise, shall the amount paid or agreed to be paid to the Lenders for the use or the forbearance of the Indebtedness evidenced under this Agreement and the Notes exceed the maximum permissible under law.  As used herein, the term ‘applicable law’ shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement and the Notes shall be governed by such new law as of its effective date.  If, under or from any circumstances whatsoever, fulfillment of any provision of this Agreement or any other Loan Document at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from any circumstances whatsoever the Lenders should receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount of the Loans then outstanding and not to the payment of interest.  In the event that, as a result of this § 2.4(d), the interest rate on any Loans is reduced and, after such reduction, the maximum permissible interest rate under applicable law exceeds the interest rate payable hereunder, the interest rate on the Loans shall be the maximum permissible interest rate under applicable law until the aggregate amount of interest paid equals the aggregate amount of interest that would have been paid but for this § 2.4(d).  This provision shall control every other provision of the Loan Documents.

§ 2.5.                    Requests for Loans.

(a)          Borrower shall give to Agent written notice in the form of Exhibit B hereto of each Loan requested hereunder (a “Loan Request”) no less than (a) one (1) Business Days prior to the proposed Borrowing Date of any Base Rate Loan and (b) three (3) Eurodollar Business Days prior to the proposed Borrowing Date of any LIBOR Rate Loan.  Each such notice shall specify (i) the principal amount of the Loan requested, (ii) the proposed Borrowing Date of such Loan, (iii) the Interest Period for such Loan, and (iv) the Type of such Loan, and shall be accompanied by a statement in the form of Exhibit C hereto signed by a Responsible Officer setting forth in reasonable detail computations evidencing compliance with the covenants contained in § 9.1 through § 9.7 hereof after giving effect to such requested Loan (a “Compliance Certificate”). On the same day as the receipt of a Loan Request for a Base Rate Loan, and within one (1) Business Day after receipt of a Loan Request for a LIBOR Rate Loan, Agent shall provide to each of the Lenders by facsimile a copy of such Loan Request and accompanying Compliance Certificate and each Lender shall, within 24 hours thereafter (if such following day is a Business Day, and if not, before 10:30 A.M. California time on the next succeeding Business Day), notify Agent if it believes that any of the conditions contained in § 11 of this Agreement has not been met or waived.  If such a notice is given, Agent shall poll the Lenders, and the Requisite Lenders shall promptly determine whether all of the conditions contained in § 11 of this Agreement have been met or waived.  If no such notice is given by any Lender or if following such notice the Requisite Lenders determine that the conditions contained in § 11 have been met or waived, or, in any event, if all conditions in § 11 have in fact been met or waived, Agent shall notify the Lenders that each  of the Lenders shall be obligated to fund its Commitment Percentage of the requested Loans.  Each such Loan Request shall be irrevocable and binding on Borrower and Borrower shall be obligated to accept the Loan requested from the Lenders on the proposed Borrowing Date.  Each Loan Request shall be in a minimum aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

(b)         Notwithstanding anything contained in § 2.5(a) to the contrary, in the event that the making of a requested Loan would cause non-compliance with any of the covenants contained in § 9.1 through § 9.7 hereof, Agent may, in its sole discretion, reduce the amount of the Loan Request to an amount which would enable Borrower to maintain compliance with such otherwise defaulted covenant or covenants and Borrower shall accept the Loan made pursuant to such reduced Loan Request.

§ 2.6.                    Conversion Options.

(a)          Borrower may elect from time to time to convert any outstanding Loan to a Loan of another Type, provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, Borrower shall give Agent at least three (3) Business Days prior written notice of such election; (ii) with respect to any such conversion of a LIBOR Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto; (iii) subject to the further proviso at the end of this section and subject to § 2.6(b) and § 2.6(d) hereof with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, Borrower shall give Agent at least three (3) Eurodollar Business Days prior written notice of such election and (iv) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing.  Agent shall promptly notify the Lenders of any such request received.  On the date on which such conversion is being made, each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. All or any part of outstanding Loans of any Type may be converted as provided herein, provided further that each Conversion Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be for an amount equal to $1,000,000 (unless the aggregate outstanding principal amount of Loans is less than $1,000,000) or an integral multiple of $500,000 in excess thereof and shall be irrevocable by Borrower.

(b)         Any Loans of any Type may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by Borrower with the notice provisions contained in § 2.6 (a) ; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which the officers of Agent active upon Borrower’s account have actual knowledge.

(c)          In the event that Borrower does not notify Agent of its election hereunder with respect to any Loan, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period and the Base Rate shall remain in effect with respect thereto until such time as Borrower upon not less than three (3) Business Days’ prior written notice to Agent shall elect to convert the interest rate on all or a portion of the outstanding principal balance of such Loan from the Base Rate to one or more LIBOR Rate Loan in accordance with this § 2.6.

(d)         Borrower may not request a LIBOR Rate Loan pursuant to § 2.5, elect to convert a Base Rate Loan to a LIBOR Rate Loan pursuant to § 2.6(a) or elect to continue a LIBOR Rate Loan pursuant to § 2.6(b) if, after giving effect thereto, there would be greater than five (5) LIBOR Rate Loans outstanding. Any Loan Request for a LIBOR Rate Loan that would create greater than five (5) LIBOR Rate Loans outstanding shall be deemed to be a Loan Request for a Base Rate Loan.

§ 2.7.                    Funds for Loans.

(a)          Subject to § 2.5 and other provisions of this Agreement, not later than 10:00 a.m. (California time) on the proposed Borrowing Date of any Loans, each of the Lenders will make available to Agent, at Agent’s Head Office, in immediately available funds, the amount of such Lender’s Commitment Percentage of the amount of the requested Loans. Upon receipt from each Lender of such amount, and upon receipt of the documents required by §§ 10 or 11 (whichever is applicable) and the satisfaction of the other conditions set forth therein, to the extent applicable, Agent will make available to Borrower the aggregate amount of such Loans made available to Agent by the Lenders. The failure or refusal of any Lender to make available to Agent at the aforesaid time and place on any Borrowing Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Lender from its several obligation hereunder to make available to Agent the amount of such other Lender’s Commitment Percentage of any requested Loans but shall not obligate any other Lender or Agent to fund more than its Commitment Percentage of the requested Loans or to increase its Commitment Percentage.

(b)         Agent may, unless notified to the contrary by any Lender prior to a Borrowing Date, assume that such Lender has made available to Agent on such Borrowing Date the amount of such Lender’s Commitment Percentage of the Loans to be made on such Borrowing Date, and Agent may (but it shall not be required to), in reliance upon such assumption, make available to Borrower a corresponding amount. If any Lender makes available to Agent such amount on a date after such Borrowing Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by Agent for federal funds acquired by Agent during each day included in such period, times (ii) the amount of such Lender’s Commitment Percentage of such Loans, times (iii) a fraction, the numerator of which is the number of days or portion thereof that elapsed from and including such Borrowing Date to the date on which the amount of such Lender’s Commitment Percentage of such Loans shall become immediately available to Agent, and the denominator of which is 365.  A statement of Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to Agent by such Lender.

SECTION 3.                                REPAYMENT OF THE LOANS.

§ 3.1.                    Maturity.  Borrower unconditionally promises, in accordance with, and subject to, the provisions of the Loan Documents, to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest and charges thereon.

§ 3.2.                    Mandatory Repayments of Loan.  If at any time the sum of the Outstanding Obligations exceeds the Maximum Credit Amount, then Borrower shall immediately pay the amount of such excess to Agent for the respective accounts of the Lenders for application to the Loans and, together therewith, any applicable Exit Fee, which shall be calculated by Agent promptly and which calculation shall, absent manifest error, be conclusive.

§ 3.3.                    Optional Repayments of Loans.

(a)          On and after (but not prior to) the first anniversary of the Effective Date, Borrower shall have the right, at its election, to repay the outstanding amount of the Loans, as a whole or in part, on any Business Day, provided that, together with any such prepayment, Borrower pays any applicable Exit Fee, which shall be calculated by Agent not less than five (5) Business Days prior to the contemplated date of prepayment and which calculation shall, absent manifest error, be conclusive, provided, further, that the full or partial prepayment of the outstanding amount of any LIBOR Rate Loans made pursuant to this § 3.3 may be made only on the last day of the Interest Period relating thereto, except as set forth below in this § 3.3.  Borrower shall give Agent not less than ten (10) days’ irrevocable prior written notice of any prepayment pursuant to this § 3.3 of any Loans, specifying the proposed date of payment of Loans, which shall not be more than forty-five (45) days after the date of such notice, and the principal amount to be paid.  Agent shall promptly notify each Lender of the principal amount of such payment to be received by such Lender.  Each such partial prepayment of the Loans shall be in an integral multiple of $5,000,000 (or, if the aggregate outstanding principal amount of Loans is less than $1,000,000, the full amount thereof) and shall be accompanied by the payment of all charges outstanding on all Loans and of accrued interest on the principal repaid to the date of payment. Unless otherwise requested by Borrower, the principal payments so received shall be applied first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans.  If the amount specified in such notice is not paid on, or within five (5) Business Days after, the date specified in any such notice of prepayment, Borrower shall pay to each Lender any actual costs, expenses or liabilities suffered or incurred by such Lender in reliance on such notice of prepayment, as evidenced by a certificate of such Lender setting forth the amount of any such actual costs, expenses or liabilities and a brief explanation of the amounts so due.  Any such certificate shall be delivered to Borrower and Agent and shall be prima facie evidence that such amounts are due and owing.  If the amount specified in such notice of prepayment is not paid on, or within five (5) Business Days after, the date specified in such notice, Borrower must comply with the notice requirements of the second sentence of this clause (a) in order to exercise its prepayment rights hereunder.  Notwithstanding anything contained herein to the contrary, Borrower may make a full or partial prepayment of a LIBOR Rate Loan on a date other than the last day of the Interest Period relating thereto, if all such optional prepayments (in whole or in part) on such Loans shall be accompanied by, and Borrower hereby promises to pay, a prepayment fee in an amount determined by Agent in the following manner:

(i)             Borrower acknowledges that prepayment or acceleration (under any circumstances whatsoever, whether voluntary or involuntary) of a LIBOR Rate Loan during an Interest Period shall result in the Lenders incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities.  (For all purposes of this Section, any Loan not being made as a LIBOR Rate Loan in accordance with the Loan Request therefor, as a result of Borrower’s cancellation thereof, shall be treated as if such LIBOR Rate Loan had been prepaid.)  Therefore, on the date a LIBOR Rate Loan is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise (“Prepayment Date”), Borrower will pay to Agent, for the account of each Lender, (in addition to all other sums then owing), an amount (“Fixed Rate Prepayment Fee”) determined by Agent as follows:  The amount of the LIBOR Rate Loan being prepaid, multiplied by a per annum interest rate equal to the difference between the LIBOR Rate applicable to the portion of the LIBOR Rate Loan being prepaid and the 360-day equivalent interest yield, as adjusted to reflect interest payments on a monthly basis (hereinafter called the “Reinvestment Rate”), on any U.S. Government Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) selected by Agent, in its sole discretion, in an aggregate amount comparable to the LIBOR Rate Loan being prepaid, and with maturities comparable to the end of the Interest Period as to which prepayment is being made, calculated over a period of time from and including the date of prepayment to, but not including, the date the Interest Period as to which prepayment is being made ends.  If the LIBOR Rate applicable to the LIBOR Rate Loan being prepaid is equal to or less than the Reinvestment Rate, no prepayment premium shall be due.  No prepayment premium payable under this Section shall in any event or under any circumstance be deemed or construed to be a penalty.  The resulting amount shall be the Fixed Rate Prepayment Fee.  Agent shall not be obligated to accept any prepayment of a LIBOR Rate Loan unless it is accompanied by a Fixed Rate Repayment Fee due in connection therewith as calculated pursuant to the provisions of this § 3.3.

(ii)          Upon the written notice to Borrower from Agent, Borrower shall immediately pay to Agent, for the account of the Lenders, the Fixed Rate Prepayment Fee.  Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the parties hereto.

(iii)       Borrower understands, agrees and acknowledges the following:  (i) no Lender has any obligation to purchase, sell and/or match funds in connection with the use of the LIBOR Rate as a basis for calculating the rate of interest on a LIBOR Rate Loan; (ii) the LIBOR Rate is used merely as a reference in determining such rate; and (iii) Borrower has accepted the LIBOR Rate  as a reasonable and fair basis for calculating such rate and a Fixed Rate Prepayment Fee.  Borrower further agrees to pay the Fixed Rate Prepayment Fee, if any, whether or not a Lender elects to purchase, sell and/or match funds.

(b)         Notwithstanding anything to the contrary contained in this Section, Agent shall not be obligated to accept a partial prepayment of the Outstanding Obligations in accordance with the provisions of this Section if any Default or Event of Default shall have occurred and shall be continuing under this Agreement, the Notes or other Loan Documents unless the Lenders shall otherwise agree to the contrary in their sole and absolute discretion and, if the Lenders so agree, any applicable Exit Fee shall be paid as contemplated in § 3.3(a).

(c)          Amounts prepaid may not be reborrowed.

(d)         If either (x) Borrower is required to pay any portion of the Outstanding Obligations pursuant to the provisions of § 3.2 or (y) the amounts owing with respect to this Agreement, the Notes and the other Loan Documents are accelerated by Agent because of the occurrence of an Event of Default, the resulting acceleration shall be deemed to be an election on the part of Borrower to prepay the Loans.

SECTION 4.                                CERTAIN GENERAL PROVISIONS.

§ 4.1.                    Fees.  On the Effective Date, Borrower shall pay to Wells Fargo Bank, National Association (“Wells”), as Agent for the Lenders hereunder, the fees in the amounts specified in the fee agreement among Wells and Borrower dated August 3, 2004.  Wells shall be responsible for the facility fees which it has agreed to pay to the other Lenders.

§ 4.2.                    Intentionally Omitted.

§ 4.3.                    Funds for Payments.

(a)          All payments of principal, interest, closing fees, commitment fees and any other amounts due hereunder (other than as provided in § 4.1, § 4.5 and § 4.6) or under any of the other Loan Documents, and all prepayments, shall be made to Agent, for the respective accounts of the Lenders, at Agent’s Head Office, in each case in Dollars in immediately available funds.

(b)         All payments by Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory liens, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless Borrower is compelled by law to make such deduction or withholding.  If any such obligation is imposed upon Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, Borrower shall pay to Agent, for the account of the Lenders or (as the case may be) Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or Agent to receive the same net amount which the Lenders or Agent would have received on such due date had no such obligation been imposed upon Borrower.  Borrower will deliver promptly to Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by Borrower hereunder or under such other Loan Document.

(c)          In the event that Borrower is obligated to pay any additional amounts described in clause (b) above in respect of any Lender’s Loan, such Lender shall make commercially reasonable efforts to change the jurisdiction of its lending office if, in the reasonable judgment of such Lender, doing so would eliminate or reduce Borrower’s obligation to pay such additional amounts and would not be disadvantageous to such Lender.

§ 4.4.                    Computations.  All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term “Interest Period” with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Records from time to time shall (absent manifest error) be considered correct and binding on Borrower unless within thirty (30) Business Days after receipt by Agent or any of the Lenders from Borrower of any notice by Borrower of such outstanding amount, Agent or such Lender shall notify Borrower to the contrary.

§ 4.5.                    Additional Costs, Etc.  Borrower agrees to pay any Lender within ten (10) days after demand by any Lender or Agent an additional amount or amounts as such Lender or Agent shall reasonably determine will compensate such Lender, as the case may be, for actual costs incurred in maintaining the Loans based on the LIBOR Rate as a result of:

(a)          the imposition after the date hereof of, or changes after the date hereof in, the reserve requirements now or hereafter promulgated by the Board of Governors of the Federal Reserve System of the United States, including, but not limited to, any reserve on Eurocurrency Liabilities as defined in Regulation D at the ratios provided in such Regulation from time to time, it being agreed that the portion of the Outstanding Obligations bearing interest at the LIBOR Rate from time to time in accordance with the provisions of this Agreement shall be deemed to constitute Eurocurrency Liabilities, as defined by such Regulation; or

(b)         any change, after the date hereof, in applicable law, rule or regulation or in the interpretation or administration thereof by any domestic or foreign governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) or by any domestic or foreign court changing the basis of taxation of payments to Lenders, as the case may be, of the Outstanding Obligations or interest thereon or any portion thereof at a LIBOR Rate or any other fees or amounts payable under this Agreement, the Notes or the other Loan Documents (other than taxes imposed on all or any portion of the overall income of Lenders by any State or the Federal government or on all or any portion of the overall income of any such Lender by the State or country of incorporation or domicile of any such Lender or by any political subdivision or taxing authority of any State or the Federal government or any such State or country), or imposing, modifying or applying any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, credit extended by, or any other acquisition of funds for loans by Lenders, as the case may be, or imposing on Lenders, as the case may be, or on the London Interbank Market any other condition affecting the Notes or the other Loan Documents or the portion of the Outstanding Obligations bearing interest at the LIBOR Rate so as to increase the cost to Lenders, as the case may be, of making or maintaining LIBOR Rates with respect to the Outstanding Obligations or any portion thereof or to reduce the amount of any sum received or receivable by Lenders, as the case may be, under this Agreement, the Notes or the other Loan Documents (whether of principal, interest or otherwise), by an amount deemed by any Lender in good faith to be material, but without duplication for payments required under subsection (a) above.

Failure on the part of Agent or any Lender to demand compensation for any increased costs in any Interest Period shall not constitute a waiver of Lenders’ rights to demand compensation for any increased costs incurred during any such Interest Period or in any other subsequent or prior Interest Period.

§ 4.6.                    Capital Adequacy.  If after the date hereof, the applicability of any law, rule, regulation, policy, guideline or directive (whether or not having the force of law), or the adoption after the date hereof of any other law, rule, regulation, policy, guideline or directive regarding capital adequacy, or any change therein, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any domestic or foreign governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of any Lender), as the case may be, or by a Lender’s holding company, as the case may be, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on a Co-Lender’s capital or on the capital of such Lender’s holding company, as the case may be, as a consequence of such Lender’s obligations with respect to the Loans or under this Agreement, the Notes or the other Loan Documents to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration a Lender’s or Lenders’ holding company’s policies, as the case may be, with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company, as the case maybe, for such actual, direct reduction, but not any consequential or remote losses.  Any amount or amounts payable by Borrower to a Lender in accordance with the provisions of this Section shall be paid by Borrower to such Lender within ten (10) days of receipt by Borrower from such Lender of the notice described in § 4.7.

§ 4.7.                    Certificate.  Each Lender shall notify Borrower and Agent of any event occurring after the Effective Date entitling such Lender to compensation under § 4.5 or § 4.6 as promptly as practicable.  A certificate setting forth any additional amounts payable pursuant to §§ 4.5 or 4.6 and a brief explanation of such amounts which are due, submitted by any Lender or Agent to Borrower, shall be prima facie evidence that such amounts are due and owing.

§ 4.8.                    Indemnity.  In addition to the other provisions of this Agreement regarding any such matters, Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against any loss or reasonable cost or expense (including loss of anticipated profits) that such Lender may sustain or incur as a consequence of (a) a default by Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense caused by Borrower’s breach or other default and arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, (b) a default by Borrower in making a borrowing or conversion after Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request, and (c) the making of any payment of a LIBOR Rate Loan or the making of any conversion of a LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such LIBOR Rate Loan (including, but not limited to, any fees payable under § 3.3(a) hereof).

§ 4.9.                    Interest on Overdue Amounts.  Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents, including amounts owed from and after the occurrence of an Event of Default, shall bear interest compounded monthly and payable on demand at a rate per annum equal to four percent (4%) above the Base Rate until such amount shall be paid in full (after as well as before judgment).

§ 4.10.              Inability to Determine LIBOR Rate.  In the event, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, Agent shall in good faith determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Loan during any Interest Period, Agent shall forthwith give notice of such determination (which shall be conclusive and binding on Borrower) to Borrower. In such event (a) any Loan Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each then outstanding LIBOR Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and (c) the obligations of the Lenders to make LIBOR Rate Loans shall be suspended until Agent determines in good faith (which determination shall be conclusive and binding upon Borrower) that the circumstances giving rise to such suspension no longer exist, whereupon Agent shall so notify Borrower and Borrower may submit a Conversion Request in accordance with the provisions of § 2.6 hereof.

§ 4.11.              Illegality.  Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof by any governmental authority charged with administration or interpretation thereof shall make it unlawful for any Lender to make or maintain LIBOR Rate Loans or to give effect to its obligations as contemplated by this Agreement, such Lender shall forthwith give notice of such circumstances to Borrower and Agent and thereupon (a) the Commitment of such Lender to make LIBOR Rate Loans or convert Loans of another Type to LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. Borrower hereby agrees promptly to pay to Agent for the account of such Lender, upon demand, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this § 4.11, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder.  The Base Rate shall remain in effect thereafter unless and until such Lender shall have determined in good faith (which determination shall be conclusive and binding upon Borrower) that the aforesaid circumstances no longer exist, whereupon such Lender shall notify Borrower and Agent and Borrower may submit a Conversion Request in accordance with the provisions of § 2.6 hereof.

§ 4.12.              Replacement of Lenders.  If Agent or any of the Lenders shall make a notice or demand upon Borrower pursuant to § 4.3, § 4.5, § 4.6, or § 4.11 based on circumstances or laws which are not generally applicable to the Lenders organized under the laws of the United States or any State thereof, Borrower shall have the right to replace such Lender with an Eligible Assignee selected by Borrower and approved by Agent (which consent shall not be unreasonably withheld or delayed).  In such event the assignment shall take place as promptly as reasonably practicable on a date set by Agent at which time the assigning Lender and the Eligible Assignee shall enter into an Assignment and Acceptance as contemplated by § 19.1 (and clause (d) thereof shall not be applicable) and the assigning Lender shall receive from the Eligible Assignee or Borrower a sum equal to the outstanding principal amount of the Loans owed to the assigning Lender together with accrued interest thereon and all other amounts due to such Lender, including any amounts due pursuant to this Section 4, and the replaced Lender shall be released from all of the obligations of a Lender hereunder from and after the effective date of its replacement.

SECTION 5.                              UNENCUMBERED ASSETS; NO LIMITATION ON RECOURSE.

§ 5.1.                    Unencumbered Assets.

(a)          Borrower represents and warrants that each of the Real Estate Assets listed on Schedule 1.1 will on the Effective Date satisfy all of the conditions set forth in the definition of Unencumbered Asset. The Lenders confirm that each of the Real Estate Assets listed on Schedule 1.1 is, on the Effective Date, accepted as an Unencumbered Asset. From time to time during the term of this Agreement, upon the written consent of the Majority Lenders (which consent shall not be unreasonably withheld or delayed), and subject to the owner of such Real Estate Asset becoming a Guarantor pursuant to § 5.6, additional Real Estate Assets may become Unencumbered Assets and certain Real Estate Assets which previously satisfied the conditions set forth in the definition of Unencumbered Asset may cease to be Unencumbered Assets by virtue of property dispositions, creation of Liens or other reasons.  There shall be attached to each Compliance Certificate delivered pursuant to § 7.4(d) or § 7.13 an updated listing of the Unencumbered Assets relied upon by Borrower in computing the Value of All Unencumbered Assets and the Unencumbered Asset Adjusted Net Operating Income stated in such Compliance Certificate. Compliance Certificates delivered pursuant to § 2.5(a) may, at Borrower’s option, include an updated listing of the Unencumbered Assets and shall include such updated listing whenever a redetermination of  the Value of All Unencumbered Assets based on such an updated listing would result in a material decrease (from that shown on the most recently delivered Compliance Certificate) in  the Value of All Unencumbered Assets by virtue of property dispositions, creation of Liens or other reasons.

(b)         Agent, at the written direction of the Requisite Lenders and subject to the provisions of § 15 hereof, may from time to time obtain Appraisals of any Unencumbered Assets, and Borrower and the Guarantors shall cooperate fully with the appraiser selected by Agent to conduct such Appraisals.  In the event that Borrower obtains an appraisal of one or more of the Unencumbered Assets other than pursuant to this subsection, Borrower shall at its expense deliver a copy of such appraisal to Agent promptly upon the completion thereof, and Agent may elect, in its sole discretion and subject to applicable laws, to treat such appraisal as an “Appraisal.”

§ 5.2.                    Waivers by Requisite Lenders.

(a)          If any Real Estate Asset fails to satisfy any of the requirements contained in the definition of Unencumbered Asset then the applicable Real Estate Asset may nevertheless be deemed to be an Unencumbered Asset hereunder if the Requisite Lenders vote to accept such Real Estate Asset as an Unencumbered Asset.

(b)         Notwithstanding the foregoing, Borrower, upon prior  written request to Agent, shall be permitted a six month waiver without the consent of the Requisite Lenders of the Occupancy Rate requirements of the definition of “Unencumbered Asset” for a particular Unencumbered Asset under the following conditions:

(i)             there shall be a termination or expiration of any Lease(s) in a particular Real Estate Asset resulting in  occupancy below 70% but greater than 50%,

(ii)          during six (6) months from the date of such expiration(s) or termination(s) Borrower is diligently attempting to re-establish an  Occupancy Rate of at least 70% ,

(iii)       the Value of All Unencumbered Assets is at least $650 Million at the time of the waiver request, and

(iv)      to the extent waiver(s) are then in effect for Unencumbered Assets pursuant to the provisions of this § 5.2, the Unencumbered Asset Value for all Unencumbered Assets for which such a waiver exists plus the Unencumbered Asset Value of the Unencumbered Asset for which Borrower seeks the waiver shall not exceed 10% of the Value of All Unencumbered Assets.

(c)          Notwithstanding the foregoing, for so long as title to the 750 Third Avenue Property is held, pursuant to the documents described on Schedule 5.2(c) as in effect on the date hereof, by Borrower’s nominee, 750 Third Avenue Owner, as a “replacement property” in connection with a transaction intended to qualify for tax deferred treatment under Section

1031 of the Code but in no event after January 24, 2005, Lenders hereby waive (i) the requirement of clause (i) of the definition of “Unencumbered Asset” with respect to the 750 Third Avenue Property and (ii) the provisions of clause (iii) of the definition of “Unencumbered Asset” with respect to the 750 Third Avenue Property insofar as such provisions would prohibit the promissory note and mortgage described on Schedule 5.2(c).  Borrower shall cause 750 Third Avenue Owner to become a Guarantor in accordance with the provisions of § 5.6(a) hereof simultaneously with the conveyance of the membership interests in 750 Third Avenue Owner to Borrower in accordance with the Nominee Agreement and the Qualified Exchange Accommodation Agreement described on Schedule 5.2(c) hereof.

§ 5.3.                    Rejection of Unencumbered Assets.  If at any time Agent determines that any Real Estate Asset listed as an Unencumbered Asset by Borrower does not satisfy all of the requirements of the definition of Unencumbered Asset (to the extent not waived by the Requisite Lenders pursuant to § 5.2(a) or by Agent pursuant to § 5.2(b)) it shall reject an Unencumbered Asset by notice to Borrower and Borrower shall revise the applicable Compliance Certificate to reflect the resulting change in the Value of All Unencumbered Assets and the Unencumbered Asset Adjusted Net Operating Income.

§ 5.4.                    Change in Circumstances.  If at any time during the term of this Agreement Borrower becomes aware that any of the representations contained in § 6 are no longer accurate with respect to any Unencumbered Asset, it will promptly so notify Agent and either request a waiver pursuant to § 5.2 or confirm that such Real Estate Asset is no longer an Unencumbered Asset.  If any waiver so requested is not granted by the Requisite Lenders or Agent, as applicable, within ten (10) Business Days Agent shall reject the applicable Unencumbered Asset pursuant to § 5.3.

§ 5.5.                    No Limitation on Recourse.  The Obligations are full recourse obligations of Borrower and of the Guarantors, and all of their respective Real Estate Assets and other properties shall be available for the indefeasible payment in full in cash and performance of the Obligations.

§ 5.6.                    Additional Guarantor Subsidiaries.

(a)          If Borrower desires that a Real Estate Asset owned by a Related Company which is not previously a Guarantor become an Unencumbered Asset, as a condition thereto the applicable Related Company (x) shall be a direct or indirect Subsidiary of  Borrower or any Guarantor and (y) shall become a Guarantor by delivery to Agent of the following, all in form and substance reasonably satisfactory to Agent:  (i) a supplement to this Agreement executed and delivered by such proposed Guarantor assenting to be bound by all the terms of the Loan Documents as a Guarantor, and (ii) good standing certificates, general partner certificates, secretary certificates, opinions of counsel and such other documents as may be reasonably requested by Agent.  Agent shall promptly provide copies of said documents to the Lenders.

(b)         Borrower may transfer title to any Unencumbered Asset owned by Borrower to a single purpose limited liability company wholly-owned by Borrower provided that such limited liability company (x) delivers to Agent the items described in clauses (i) and (ii) of the preceding clause (a), all in form and substance reasonably satisfactory to Agent and (y) becomes a Guarantor hereunder.

SECTION 6.                              REPRESENTATIONS AND WARRANTIES.   Borrower and the Guarantors jointly and severally represent and warrant to Agent and each of the Lenders as follows:

§ 6.1.                    Authority; Etc.

(a)          Organization; Good Standing.  The Company (i) is a Maryland corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, (ii) has all requisite power to own its properties and conduct its business as now conducted and as presently contemplated, and (iii) to the extent required by law is in good standing as a foreign entity and is duly authorized to do business in the States in which the Unencumbered Assets are located and in each other jurisdiction where such qualification is necessary except where a failure to be so qualified in such other jurisdiction would not have a Material Adverse Effect.  Borrower is a Delaware limited partnership, and each of Borrower and each Guarantor is duly organized, validly existing and in good standing under the laws of the State of its formation, has all requisite power to own its properties and conduct its business as presently contemplated and is duly authorized to do business in the States in which the Unencumbered Assets owned by it are located and in each other jurisdiction where such qualification is necessary except where a failure to be so qualified in such other jurisdiction would not have a Material Adverse Effect.

(b)         Authorization.  The execution, delivery and performance of this Agreement and the other Loan Documents to which Borrower is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of Borrower, (ii) have been duly authorized by all necessary proceedings on the part of Borrower and the Company as general partner of Borrower, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which Borrower or the Company is subject or any judgment, order, writ, injunction, license or permit applicable to Borrower or the Company and (iv) do not conflict with any provision of Borrower’s partnership agreement or Company’s charter documents or bylaws, or any agreement (except agreements as to which such a conflict would not result in a Material Adverse Effect) or other instrument binding upon, Borrower or the Company or to which any of their properties are subject. The execution, delivery and performance of the Loan Documents to which any Guarantor is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of such Guarantor, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to such Guarantor and (iv) do not conflict with any provision of such Guarantor’s charter documents or bylaws, partnership agreement, declaration of trust, or any agreement (except agreements as to which such a conflict would not result in a Material Adverse

Effect) or other instrument binding upon such Guarantor or to which any of such Guarantor’s properties are subject.

(c)          Enforceability.  The execution and delivery of this Agreement and the other Loan Documents to which Borrower is or is to become a party will result in valid and legally binding obligations of Borrower enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of the Loan Documents to which any Guarantor is or is to become a party will result in valid and legally binding obligations of such Guarantor enforceable against such Guarantor in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

§ 6.2.                    Governmental Approvals.  The execution, delivery and performance by Borrower and each Guarantor of this Agreement and the other Loan Documents to which Borrower or such Guarantor is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

§ 6.3.                    Title to Properties.

(a)          Either Borrower or a Guarantor holds good and marketable fee simple title to, or holds a marketable leasehold interest pursuant to a Ground Lease of,  the Unencumbered Assets, subject to no Liens except for the Permitted Liens.

(b)         Except as indicated on Schedule 6.3 hereto, Borrower or a Subsidiary holds good and marketable fee simple title to, or holds a marketable leasehold interest pursuant to a Ground Lease of, all of the properties reflected in the balance sheet of Borrower as at the Balance Sheet Date or acquired since that date (except properties sold or otherwise disposed of in the ordinary course of business since that date).

§ 6.4.                    Financial Statements.  The following financial statements have been furnished to Agent.

(a)          A balance sheet of the Company as of the Balance Sheet Date, and a statement of operations and statement of cash flows of the Company for the fiscal year then ended, accompanied by an auditor’s report prepared without qualification by Ernst & Young.  Such balance sheets and statements of operations and of cash flows have been prepared in accordance with Generally Accepted Accounting Principles and fairly present the financial condition of the Company as at the close of business on the date thereof and the results of operations and cash flows for the fiscal year then ended. There are no contingent liabilities of the Company as of such date involving material amounts, known to the officers of the Company not disclosed in said balance sheet and the related notes thereto.

(b)         A balance sheet and a statement of operations and statement of cash flows of the Company for each of the fiscal quarters of the Company ended since the Balance Sheet Date but prior to the Effective Date for which the Company has filed form 10-Q with the SEC, which the Company’s Responsible Officer certifies has been prepared in accordance with Generally Accepted Accounting Principles consistent with those used in the preparation of the annual audited statements delivered pursuant to paragraph (a) above and fairly represents the financial condition of the Company as at the close of business on the dates thereof and the results of operations and of cash flows for the fiscal quarters then ended (subject to year-end adjustments). There are no contingent liabilities of the Company as of such dates involving material amounts, known to the officers of the Company, not disclosed in such balance sheets and the related notes thereto.

(c)          A statement prepared by Borrower which sets forth the total Net Operating Income of the Unencumbered Assets for the fiscal quarter of Borrower ended on the Balance Sheet Date.

§ 6.5.                    No Material Changes, Etc.  Since the Balance Sheet Date, there has occurred no material adverse change in the financial condition or assets or business of Borrower as shown on or reflected in the balance sheet of Borrower as of the Balance Sheet Date, or the statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any Material Adverse Effect either individually or in the aggregate.

§ 6.6.                    Franchises, Patents, Copyrights, Etc.  Borrower and each Guarantor possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others, except to the extent Borrower’s or such Guarantor’s failure to possess the same does not have a Material Adverse Effect.

§ 6.7.                    Litigation.  Except as listed and described on Schedule 6.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to Borrower’s knowledge, threatened against Borrower, any Guarantor or any of the Related Companies before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, have a Material Adverse Effect or materially impair the right of Borrower, any Guarantor or any of the Related Companies to carry on business substantially as now conducted by it, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto, or which would result in a Lien (other than a Permitted Lien) on any Unencumbered Asset which might have a Material Adverse Effect, or which will materially adversely affect the ability of Borrower or any

Guarantor to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.

§ 6.8.                    No Materially Adverse Contracts, Etc.  Neither Borrower nor the Company nor any other Guarantor is subject to any charter, trust or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Material Adverse Effect.  Neither Borrower nor the Company is a party to any contract or agreement that has or is expected, in the judgment of the Company’s officers, to have any Material Adverse Effect.

§ 6.9.                    Compliance With Other Instruments, Laws, Etc.  Neither Borrower nor the Company nor any other Guarantor is in violation of any provision of Borrower’s partnership agreement or of the Company’s or other Guarantor’s charter documents, by-laws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a Material Adverse Effect.

§ 6.10.              Tax Status.  Each of Borrower and the Company and each other Guarantor (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, and (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

§ 6.11.              Event of Default.  No Default or Event of Default has occurred and is continuing.

§ 6.12.              Investment Company Act.  Neither Borrower nor the Company is an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.

§ 6.13.              Absence of Financing Statements, Etc.  There is no financing statement, security agreement, chattel mortgage, real estate mortgage, equipment lease, financing lease, option, encumbrance or other document existing, filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien or encumbrance on, or security interest in, any Unencumbered Asset, except Permitted Liens.

§ 6.14.              Status of the Company.  The Company (i) is a real estate investment trust as defined in Section 856 of the Code (or any successor provision thereto), (ii) has not revoked its election to be a real estate investment trust, (iii) has not engaged in any “prohibited transactions” as defined in Section 856(b)(6)(iii) of the Code (or any successor provision thereto), and (iv) for its current “tax year” (as defined in the Code) is, and for all prior tax years subsequent to its election to be a real estate investment trust has been, entitled to a dividends paid deduction which meets the requirements of Section 857 of the Internal Revenue Code.  The common stock of the Company is listed for trading on the New York Stock Exchange.

§ 6.15.              Certain Transactions.  Except as set forth on Schedule 6.15 hereto, none of the officers or employees of Borrower or any Guarantor is presently a party to any transaction with Borrower or any Guarantor (other than for services as employees, officers and trustees) , including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee or such employee or, to the knowledge of Borrower and the Company, any corporation, partnership, trust or other entity in which any officer, trustee or any such employee or natural Person related to such officer, trustee or employee or other Person in which such officer, trustee or employee has a direct or indirect substantial beneficial interest or is an officer or trustee.

§ 6.16.              Benefit Plans; Multiemployer Plans; Guaranteed Pension Plans.  As of the date hereof, neither Borrower, any Guarantor nor any ERISA Affiliate maintains or contributes to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, except as may be set forth on Schedule 6.16. To the extent that Borrower, any Guarantor or any ERISA Affiliate hereafter maintains or contributes to any Employee Benefit Plan or Guaranteed Pension Plan, it shall at all times do so in compliance with § 7.17 hereof. None of the assets of Borrower or any of the Guarantors is “plan assets” of any Employee Benefit Plan for purposes of Title I of ERISA.

§ 6.17.              Regulations U and X.  No portion of any Loan is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

§ 6.18.              Environmental Compliance.  Except as disclosed in Schedule 6.18 hereto, to the best knowledge of Borrower:

(a)          Borrower, the Guarantors and the Related Companies are in compliance with all Environmental Laws pertaining to any hazardous waste, as defined by 42 U.S.C. § 9601(5), any Hazardous Materials as defined by 42 U.S.C. § 9601(14), any pollutant or contaminant as defined by 42 U.S.C. § 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws (“Hazardous Materials”) the failure with which to comply would have a Material Adverse Effect.  None of the Properties and no other property used by Borrower, the Guarantors or the Related Companies is included or proposed for inclusion on the National Priorities List issued pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”), or on the Comprehensive Environmental Response Compensation and Liability Information System maintained by the United States Environmental Protection Agency (the “EPA”) or on any analogous list maintained by any other Governmental Authority and has not otherwise been identified by the EPA as a potential CERCLA site.

(b)         Borrower, the Guarantors and the Related Companies have not, at any time, and, to the actual knowledge of Borrower, no other Person has at any time, used, handled, stored, buried, retained, refined, transported, processed, manufactured, generated, produced, spilled, released, allowed to seep, escape or leach, or pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of, any Hazardous Materials at or about the Real Estate Assets or any other real property owned or occupied by Borrower, any Guarantor or any Related Company, except (i) for use and storage for use of reasonable amounts of ordinary supplies and other substances customarily used in the operation of commercial office buildings; provided, however, that such use and/or storage for use is in substantial compliance with applicable Environmental Law, or (ii) where such action is not reasonably expected to have a Material Adverse Effect.

(c)          No actions, suits, or proceedings have been commenced, are pending or, to the actual knowledge of Borrower, are threatened in writing with respect to any Environmental Law governing the use, manufacture, storage, treatment, Release, disposal, transportation, or processing of Hazardous Materials with respect to any Real Estate Asset or any part thereof which could have a Material Adverse Effect.  Borrower, the Guarantors and the Related Companies have received no written notice of and have no actual knowledge of any fact, condition, occurrence or circumstance which could reasonably be expected to give rise to a claim under or pursuant to any existing Environmental Law pertaining to Hazardous Materials on, in, under or originating from any Real Estate Asset or any part thereof or any other real property owned or occupied by Borrower or any Guarantor or arising out of the conduct of any Borrower or any Guarantor, including claims for the presence of Hazardous Materials at any other property, which in any case is reasonably expected to have a Material Adverse Effect.

(d)         Other than as set forth in reviews, reports and surveys copies of which have been delivered to Agent, there have occurred no uses, manufactures, storage, treatments, Releases, disposals, transportation, or processing of Hazardous Materials with respect to any Real Estate Asset except those which, taken as a whole, would not have a Material Adverse Effect.

§ 6.19.              Subsidiaries and Affiliates.  Borrower has no Subsidiaries except for the Related Companies listed on Schedule 1.3 and does not have an ownership interest in any entity whose financial statements are not consolidated with Borrower’s except for the Unconsolidated Entities listed on Schedule 1.3.  Except as set forth on Schedule 6.19:  (a) the Company is not a partner in any partnership other than Borrower and is not a member of any limited liability company and (b) the Company owns no material assets other than its partnership interest in Borrower.

§ 6.20.              Loan Documents.  All of the representations and warranties of Borrower or any Guarantor made in the other Loan Documents or any document or instrument delivered or to be delivered to Agent or the Lenders pursuant to or in connection with any of such Loan Documents are true and correct in all material respects.

§ 6.21.              Buildings on the Unencumbered Assets.  Except as set forth on Schedule 6.21, to the best of Borrower’s knowledge there are no material defects in the roof, foundation, structural elements and masonry walls of the Buildings on the Unencumbered Assets or their heating, ventilating and air conditioning, electrical, sprinkler, plumbing or other mechanical systems which would materially decrease the value of such Unencumbered Asset.

§ 6.22.              Indebtedness.  Borrower and the Guarantors have no Indebtedness except (a) as set forth on Schedule 6.22 hereto and (b) as otherwise permitted by this Agreement.  Schedule 6.22 hereto accurately sets forth the outstanding principal amounts and the maturity dates of all Indebtedness for borrowed money of Borrower and the Guarantors and certain of the Related Companies and identifies the holders of the obligations thereunder as of the Effective Date.

SECTION 7.                              AFFIRMATIVE COVENANTS OF BORROWER.  Borrower covenants and agrees as follows, so long as any Loan or Note is outstanding or the Lenders have any obligations to make Loans:

§ 7.1.                    Punctual Payment.  Borrower will unconditionally duly and punctually pay the principal and interest on the Loans and all other amounts provided for in the Notes, this Agreement, and the other Loan Documents all in accordance with the terms of the Notes, this Agreement and the other Loan Documents.

§ 7.2.                    Maintenance of Office.  Borrower will maintain its chief executive office in New York, New York or at such other place in the United States Of America as Borrower shall designate upon written notice to Agent to be delivered within fifteen (15) days of such change, where notices, presentations and demands to or upon Borrower in respect of the Loan Documents may be given or made.

§ 7.3.                    Records and Accounts.  Borrower will, and will cause its Subsidiaries to, keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with Generally Accepted Accounting Principles.

§ 7.4.                    Financial Statements, Certificates and Information.  Borrower will deliver to each of the Lenders:

(a)          as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Company, the audited balance sheets of the Company at the end of such year, and the related audited statements of operations and statements of cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles on a consolidated basis including Borrower and the Related Companies, and accompanied by an auditor’s report prepared without qualification by Ernst & Young or by such other independent certified public accountant as may be selected by Borrower and be reasonably acceptable to Agent or by another “Big Four” accounting firm, or, subject to Agent’s approval granted or denied in its sole and absolute discretion, another certified public accounting firm of recognized national standing, together with, upon Agent’s request, balance sheets and statements of operations and statements of cash flow for Borrower in respect of the fiscal year of Borrower;

(b)         as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three (3) fiscal quarters of the Company, copies of the unaudited balance sheets of the Company as at the end of such quarter, and the related unaudited statements of operations for the portion of the Company’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with Generally Accepted Accounting Principles, together with a certification by the principal financial or accounting officer of the Company that the information contained in such financial statements fairly presents the financial position of the Company on the date thereof (subject to year-end adjustments), together with, upon Agent’s request, balance sheets and statements of operations for such period for Borrower; provided, however, that for so long as the Company is filing form 10-Q with the SEC, the delivery of a copy thereof pursuant to paragraph (e) of this § 7.4 shall be deemed to satisfy this paragraph (b);

(c)          as soon as practicable, but in any event not later than forty-five (45) days after the end of each of each of the first three (3) fiscal quarters and not later than ninety (90) days after the end of the last fiscal quarter of each fiscal year of Borrower, copies of a statement of the Net Operating Income for such fiscal quarter for the Unencumbered Assets, prepared on a basis consistent with the statements furnished pursuant to § 6.4(c), and certified by a Responsible Officer of the Company and, at the time of the annual financial statements referred to in subsection (a) above, and at the time of quarterly financial statements referred to in subsection (b) above if requested by Agent, a consolidating statement setting forth the Net Operating Income for such fiscal quarter for each Unencumbered Asset listed by address;

(d)         simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement in the form of Exhibit C hereto signed by a Responsible Officer of the Company (on behalf of Borrower) and setting forth in reasonable detail computations evidencing compliance with the covenants contained herein and (if applicable) reconciliations to reflect changes in Generally Accepted Accounting Principles since the Balance Sheet Date;

(e)          as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Company, copies of the Form 10-K statement filed with the Securities and Exchange Commission (“SEC”) for such fiscal year, and as soon as practicable, but in any event not later than forty-five (45) days after the end of each fiscal quarter, copies of the Form 10-Q statement filed with the SEC for such fiscal quarter, provided that in either case if the SEC has granted an extension for the filing of such statements, Borrower shall deliver such statements to Agent simultaneously with the filing thereof with the SEC;

(f)            promptly following the filing or mailing thereof, copies of all other material of a financial nature filed with the SEC or sent to the shareholders of the Company or to the limited partners of Borrower and copies of all corporate press releases promptly upon the issuance thereof;

(g)         from time to time such other financial data and information as Agent may reasonably request including, without limitation, financial statements of any Unconsolidated Entities;

(h)         from time to time such environmental assessment reports as to the Unencumbered Assets as Agent may reasonably request.

§ 7.5.                    Notices.

(a)          Defaults.  Borrower will promptly notify Agent in writing (and Agent shall immediately thereafter notify the Lenders) of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting a Default or an Event of Default under this Agreement) under any note, evidence of Indebtedness, indenture or other obligation to which or with respect to which Borrower, Guarantor or any of the Related Companies is a party or obligor, whether as principal or surety, and if the principal amount thereof exceeds $5,000,000, and such default would permit the holder of such note or obligation or other evidence of Indebtedness to accelerate the maturity thereof, Borrower shall forthwith give written notice thereof to Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

(b)         Environmental Events.  Borrower will promptly notify Agent in writing (and Agent shall promptly thereafter notify the Lenders) of any of the following events: (i) upon Borrower’s obtaining knowledge of any violation of any Environmental Law regarding an Unencumbered Asset or any Real Estate or Borrower’s operations which violation could have a Material Adverse Effect; (ii) upon Borrower’s obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Material at, from, or into an Unencumbered Asset or any Real Estate which it reports in writing or is reportable by it in writing to any governmental authority and which is material in amount or nature or which could materially affect the value of such Unencumbered Asset or which could have a Material Adverse Effect; (iii) upon Borrower’s receipt of any notice of violation of any Environmental Laws or of any Release or threatened Release of Hazardous Materials, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) Borrower’s or any Person’s operation of an Unencumbered Asset or any Real Estate if the same would have a Material Adverse Effect, (B)

contamination on, from or into an Unencumbered Asset or any Real Estate if the same would have a Material Adverse Effect, or (C) investigation or remediation of off-site locations at which Borrower or any of its predecessors are alleged to have directly or indirectly disposed of Hazardous Materials; or (iv) upon Borrower’s obtaining knowledge that any expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Materials with respect to which Borrower, Guarantor or any of the Related Companies may be liable or for which a lien may be imposed on an Unencumbered Asset.

(c)          Notification of Liens Against Unencumbered Assets or Other Material Claims.  Borrower will, promptly upon becoming aware thereof, notify Agent in writing (and Agent shall promptly thereafter notify the Lenders) of any Liens (except Permitted Liens) placed upon or attaching to any Unencumbered Assets or of any other setoff, claims (including environmental claims), withholdings or other defenses which in either case could have a Material Adverse Effect.

(d)         Notice of Litigation and Judgments.  Borrower will give notice to Agent in writing (and Agent shall promptly thereafter notify the Lenders) within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any of the Unencumbered Assets or affecting Borrower, any Guarantor or any of the Related Companies or to which Borrower, any Guarantor or any of the Related Companies is or is to become a party involving an uninsured claim (or as to which the insurer reserves rights) against Borrower, any Guarantor or any of the Related Companies that at the time of giving of notice could reasonably be expected to have a Material Adverse Effect, and stating the nature and status of such litigation or proceedings.  Borrower will give notice to Agent, in writing, in form and detail satisfactory to Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against Borrower in an amount in excess of $5,000,000.

(e)          Notice of Rating Changes.  Borrower will promptly notify Agent in writing (and Agent shall promptly thereafter notify the Lenders) of the occurrence of any change in the Moody’s Rating, in the S&P Rating or in the Fitch Rating.

§ 7.6.                    Existence; Maintenance of REIT Status; Maintenance of Properties.  The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its status as a “qualified real estate investment trust” under § 856 of the Code and the existence of Borrower as a Delaware limited partnership.  The common shares of beneficial interest of the Company will at all times be listed for trading on either the New York Stock Exchange or one of the other major stock exchanges.  Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises which in the judgment of Borrower may be necessary to properly and advantageously conduct the businesses being conducted by it, the Company, any of the Guarantors or any of the Related Companies. Borrower (a) will cause all of the properties used or useful in the conduct of the business of Borrower, the Company, any of the Guarantors or any of the Related Companies to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will continue to engage primarily in the businesses now conducted by it and in related businesses.

§ 7.7.                    Insurance.  With respect to the Real Estate Assets and other properties and businesses of Borrower, the Guarantors and the Related Companies, Borrower will maintain or cause to be maintained insurance with financially sound and reputable insurers against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.  With respect to the Unencumbered Assets, such insurance will include all risk casualty insurance for the replacement cost of all Buildings including loss of rents for twelve (12) months and, to the extent such Unencumbered Assets are located in a flood zone or plain, flood insurance and, to the extent the Company reasonably determines that the same is commercially reasonably available, terrorism insurance at levels comparable to those carried by prudent owners of similar real estate assets in similar geographical areas.  Commercial general liability insurance shall include an excess liability policy with limits of at least $50,000,000.

§ 7.8.                    Taxes.  Borrower will pay or will cause to be paid real estate taxes, other taxes, assessments and other governmental charges against the Real Estate Assets before the same become delinquent, and will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its other properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its properties; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if Borrower shall have set aside on its books adequate reserves with respect thereto; and provided further that Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

§ 7.9.                    Inspection of Properties and Books.  Borrower shall permit the Lenders, through Agent or any of the Lenders’ other designated representatives, to visit and inspect any of the Unencumbered Assets, to examine the books of account of Borrower, the Company, the other Guarantors and the Related Companies (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of Borrower with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as Agent or any Lender may reasonably request.

§ 7.10.              Compliance with Laws, Contracts, Licenses, and Permits.  Borrower and the Company will comply, and will cause each Guarantor and all Related Companies to comply, with (a) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (b) the provisions of all applicable partnership agreements, charter documents and by-laws, (c) all agreements and instruments to which it is a party or by which it or any of its Real Estate Assets may be bound including Ground Leases, and (d) all applicable decrees, orders, and judgments, except (with respect to (a) through (d) above) to the extent such non-compliance would not have a Material Adverse Effect.  If at any time any permit or authorization from any governmental Person shall become necessary or required in order that Borrower or any Guarantor may fulfill or be in compliance with any of its obligations hereunder or under any of the Loan Documents, Borrower will immediately take or cause to be taken all reasonable steps within the power of Borrower to obtain such authorization, consent, approval, permit or license and furnish Agent and the Lenders with evidence thereof.

§ 7.11.              Use of Proceeds.  Subject to the provisions of § 6.17 hereof, the proceeds of the Loans shall be used by Borrower for repayment of other Indebtedness, for acquisitions of class B (or better) office properties in the greater New York City area, for capital improvements, and for working capital and other general corporate purposes.

§ 7.12.              Intentionally Omitted.

§ 7.13.              Notices of Significant Transactions.  Borrower will notify Agent in writing prior to the closing of any of the following transactions pursuant to a single transaction or a series of related transactions:

(a)          The sale or transfer of one or more Real Estate Assets for an aggregate sales price or other consideration of $25,000,000 or more.

(b)         The sale or transfer of the ownership interest of Borrower or any of the Related Companies in any of the Related Companies or the Unconsolidated Entities if the aggregate consideration received by Borrower or the Related Companies in connection with such transaction exceeds $15,000,000.

Each notice given pursuant to this § 7.13 shall be accompanied by a Compliance Certificate including an updated list of Unencumbered Assets and demonstrating in reasonable detail compliance, after giving effect to the proposed transaction, with the covenants contained in § 9.1 through § 9.8.

§ 7.14.              Further Assurance.  Borrower and the Guarantors will cooperate with Agent and the Lenders and execute such further instruments and documents and perform such further acts as Agent and the Lenders shall reasonably request to carry out the transactions contemplated by this Agreement and the other Loan Documents.

§ 7.15.              Environmental Indemnification.    Borrower and the Guarantors jointly and severally covenant and agree that they will indemnify and hold Agent and each Lender harmless from and against any and all claims, expense, damage, loss or liability incurred by Agent or any Lender (including all reasonable costs of legal representation incurred by Agent or any Lender, but excluding, as applicable, for Agent or a Lender any claim, expense, damage, loss or liability as a result of the gross negligence or willful misconduct of Agent or such Lender)

relating to (a) any Release or threatened Release of Hazardous Materials on any Unencumbered Asset or any Real Estate; (b) any violation of any Environmental Laws with respect to conditions at any Unencumbered Asset or any Real Estate or the operations conducted thereon; or (c) the investigation or remediation of off-site locations at which Borrower or its predecessors are alleged to have directly or indirectly disposed of Hazardous Materials. It is expressly acknowledged by Borrower and the Guarantors that this covenant of indemnification shall survive the payment of the Loans and shall inure to the benefit of Agent and the Lenders, and their successors and assigns.

§ 7.16.              Response Actions.  Borrower and the Guarantors jointly and severally covenant and agree that if any Release or disposal of Hazardous Materials shall occur or shall have occurred on any Unencumbered Asset or any other Real Estate if the same would have a Material Adverse Effect, Borrower will cause the prompt containment and removal of such Hazardous Materials and remediation of such Unencumbered Asset or Real Estate as necessary to comply with all Environmental Laws or to preserve the value of such Unencumbered Asset or Real Estate to the extent necessary to avoid a Material Adverse Effect.

§ 7.17.              Employee Benefit Plans.

(a)          Representation.  Borrower, any Guarantor and their ERISA Affiliates do not currently maintain or contribute to any Employee Benefit Plan, Guaranteed Pension Plan or Multiemployer Plan, except as set forth on Schedule 6.16.

(b)         Notice.  Borrower will obtain the consent of Agent prior to the establishment of any Employee Benefit Plan or Guaranteed Pension Plan not listed on Schedule 6.16 by Borrower, any Guarantor or any ERISA Affiliate.

(c)          In General.  Each Employee Benefit Plan maintained by Borrower, any Guarantor or any ERISA Affiliate will be operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.

(d)         Terminability of Welfare Plans.  With respect to each Employee Benefit Plan maintained by Borrower, any Guarantor or an ERISA Affiliate which is an employee welfare benefit plan within the meaning of § 3(1) or § 3(2)(B) of ERISA, each such plan provides that Borrower, any Guarantor, or the ERISA Affiliate, as the case may be, has the right to terminate each such plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) without liability other than liability to pay claims incurred prior to the date of termination.

(e)          Multiemployer Plans.  Without the consent of Agent, neither Borrower nor any Guarantor nor any ERISA Affiliate will enter into, maintain or contribute to, any Multiemployer Plan other that a Multiemployer Plan listed on Schedule 6.16.

(f)            Unfunded or Underfunded Liabilities.  Neither Borrower nor any Guarantor nor any ERISA Affiliate will, at any time, have accruing unfunded or underfunded liabilities with respect to any Employee Benefit Plan, Guaranteed Pension Plan or Multiemployer Plan which, in the aggregate, would exceed $5,000,000, and will take all reasonable steps to prevent the occurrence of any condition with respect to any Multiemployer Plan that would create a withdrawal liability in excess of $5,000,000.

§ 7.18.              Required Interest Rate Contracts.   During all periods in which the LIBOR Rate (as determined in accordance with the terms of this Agreement) for Interest Periods of one month exceeds seven per cent (7.0%), Borrower shall maintain in effect Interest Rate Contracts with counterparties and in form reasonably satisfactory to Agent covering that portion of Borrower’s Variable Rate Indebtedness equal to the amount by which Borrower’s Variable Rate Indebtedness (other than any such Variable Rate Indebtedness hedged by Interest Rate Contracts with a term expiring no earlier than the earlier of the Maturity Date or the maturity of the Indebtedness so hedged) exceeds 30% of Total Debt.

§ 7.19.              Forward Equity Contracts.  If Borrower shall enter into any forward equity contracts, Borrower shall only settle same by the delivery of stock.

SECTION 8.                              CERTAIN NEGATIVE COVENANTS OF BORROWER.  Borrower covenants and agrees as follows, so long as any Loan or Note is outstanding or the Lenders have any obligation to make any Loans:

§ 8.1.                    Intentionally Omitted.

§ 8.2.                    Restrictions on Investments.  Borrower will not, and will not permit Guarantor or any of the Related Companies to make or permit to exist or to remain outstanding any Investment except Investments in:

(a)          marketable direct or guaranteed obligations of the United States of America, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association or any agency or instrumentality of the United States of America provided such obligations are backed by the full faith and credit of the United States of America, that mature within one (1) year from the date of purchase by Borrower;

(b)         demand deposits, certificates of deposit, money market accounts, bankers acceptances eurodollar time deposits and time deposits of United States banks having total assets in excess of $1,000,000,000 or repurchase obligations with a term of not more than 7 days with such banks for underlying securities of the type described in clause (a) of this § 8.2;

(c)          securities commonly known as “commercial paper” issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than “ P 1 “ if rated by Moody’s Investors Services, Inc. , and not less than “A 1” if rated by Standard and Poor’s and participations in short term commercial loans made to such corporations by a commercial bank which provides cash management services to Borrower;

(d)         Investments existing or contemplated on the date hereof and listed on Schedule 8.2(d) hereto;

(e)          Investments made in the ordinary course of Borrower’s business in Interest Rate Contracts;

(f)            [Intentionally Omitted];

(g)         direct Investments in class B (or better) office properties (including the development of same) located in the greater New York City area, including fee simple and leasehold interests, in Real Estate Effective Control Assets, and in consolidated joint ventures in which Borrower  or its wholly-owned Subsidiary owns at least a 75% beneficial interest and has the right to control policy and management of the subject joint venture; and

(h)         Investments in the following categories so long as the aggregate amount, without duplication, of all Investments described in this paragraph (h) does not exceed, at any time, twenty-five percent (25%) of Total Assets (the “Permitted Investments Cap”) and the aggregate amount of each of the following categories of Investments does not exceed the specified percentage of Total Assets set forth in the following table:

Category of Investment	Maximum Percentage of Total Assets
Permitted Developments (calculated at total project cost)	10%
Unconsolidated Entities primarily engaged in the business of development or ownership of class B (or better) office real estate located in the greater New York City area (calculated at book value of such Investment)	20%
Investment in properties (including the development of same) acquired in accordance with the provisions of § 1031 of the Code (single tenant, triple net leased to tenant rated “A-” or better by Standard & Poor’s Ratings Group or Moody’s Investors Services, Inc., minimum remaining lease term of 15 years)	2%
Structured Finance Investments	15%
Other Investments in Real Estate Assets (including land) and in entities primarily engaged in the business of owning such assets	10%
Other Investments not otherwise specifically identified in this § 8.2	10%

Notwithstanding the foregoing to the contrary, if, but only for so long as either (x) all Indebtedness of the Unconsolidated Entities does not exceed seventy-two percent (72%) of the aggregate dollar amount of the As-Is Values for all Real Estate Assets of such Unconsolidated Entities or (y) Structured Finance Investments do not exceed twelve percent (12%) of Total Assets, then

(i)             the Permitted Investments Cap shall increase from twenty-five percent (25%) of Total Assets to (A) during the 1221 Avenue of the Americas Investment Period, thirty-nine percent (39%) of Total Assets, or (B) during all other periods, thirty percent (30%) of Total Assets; and

(ii)          the Maximum Percentage of Total Assets in respect of Unconsolidated Entities (as described above) shall increase from twenty percent (20%) to (A) during the 1221 Avenue of the Americas Investment Period, thirty percent (30%), or (B) during all other periods, twenty-five percent (25%).

Notwithstanding anything in this Agreement to the contrary, none of the provisions of any of § 8.2(h), and no Default or Event of Default arising out of a breach of any of the provisions of said § 8.2(h), may be amended, modified or waived without the written consent of the Requisite Lenders.

§ 8.3.                    Merger, Consolidation and Other Fundamental Changes.  Borrower will not, and will not permit the Company to, consolidate with or merge into any other Person or Persons, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of their respective business, property or fixed assets taken as a whole to any other Person, provided, however, that this § 8.3 shall not be applicable to any merger or consolidation with respect to which all of the following are satisfied: (1) the surviving entity is Borrower, the Company or any Guarantor Subsidiary and there is no substantial change in senior management of the Company, (2) the other entity or entities involved in such merger or consolidation are engaged in the same line of business as Borrower, and (3) following such transaction, Borrower and the Company will not be in breach of any of the covenants, representations or warranties of this Agreement. Except as set forth on Schedule 6.19, the Company will not own or acquire any material assets other than its partnership interests in Borrower.

§ 8.4.                    Intentionally Omitted.

§ 8.5.                    Compliance with Environmental Laws.  Borrower will not do, and will not permit the Company, any Guarantor or any of the other Related Companies to do, any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Materials except for immaterial amounts of Hazardous Materials used in the routine maintenance and operation of the Real Estate and in compliance with applicable law, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Materials except in material compliance with Environmental Laws, (c) generate any Hazardous Materials on any of the Real Estate except in material compliance with Environmental Laws, or (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release.

§ 8.6.                    Distributions.  Borrower shall not permit the total Distributions by it and the Company during any fiscal year to exceed 90% of Funds from Operations for such year, except that such limitation on Distributions may be exceeded to the extent necessary for the Company to maintain its REIT status.  During any period when any Default or Event of Default has occurred and is continuing the total Distributions by Borrower and the Company will not exceed the minimum amount necessary for the Company to maintain its REIT status.  The Guarantor Subsidiaries will not make any Distributions except Distributions to Borrower or to the Company or to any Guarantor.

§ 8.7.                    Preferred Distributions.  During any period when any Event of Default has occurred and is continuing no Preferred Distributions will be made.

§ 8.8.                    Preferred Redemptions.  No payments of cash or cash equivalents by Borrower or the Company as consideration for the mandatory redemption or retirement of any preferred shares of beneficial interest in the Company, or any preferred units of limited partnership interest in Borrower, shall be made out of the proceeds of Indebtedness of Borrower or any Guarantor.

SECTION 9.                              FINANCIAL COVENANTS OF BORROWER.  Borrower and the Company covenant and agree as follows, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loan:

§ 9.1.                    Value of All Unencumbered Assets.

(a)          Borrower will not at any time permit the outstanding balance of Unsecured Indebtedness to be greater than fifty five percent (55%) of the Value of All Unencumbered Assets.

(b)         Borrower will not at any time permit the Value of All Unencumbered Assets to be less than or equal to $275,000,000.

(c)          Borrower will not at any time permit the aggregate number of Real Estate Assets which are Unencumbered Assets and which are used to calculate the Value of All Unencumbered Assets to be less than five (5).

§ 9.2.                    Minimum Debt Service Coverage.  Borrower will not at any time permit the ratio of Adjusted EBITDA for Borrower, the Company and the Related Companies (on a consolidated basis in accordance with GAAP), to Interest Expense for Borrower, the Company and the Related Companies (on a consolidated basis in accordance with GAAP), to be less than 2.0 to 1.0 for any twelve (12) month period.

§ 9.3.                    Total Debt to Total Assets.  Borrower and the Company will not at any time permit Total Debt to exceed fifty-five percent (55%) of Total Assets.

§ 9.4.                    Maximum Secured Indebtedness; Secured Recourse Indebtedness.

(a)          Borrower and the Company will not at any time permit the outstanding balance of Secured Indebtedness to exceed forty percent (40%) of Total Assets.

(b)         Borrower and the Company will not at any time permit the outstanding balance of Secured Recourse Indebtedness to exceed fifteen percent (15%) of Total Assets.

(c)          Borrower and the Company will not at any time permit the outstanding balance of any Secured Recourse Indebtedness to exceed seventy-five percent (75%) of the value of the Real Estate Asset and other assets (determined on the basis of “as-completed” appraisals) encumbered thereby.

§ 9.5.                    Minimum Tangible Net Worth.  Borrower and the Company will not at any time permit the Tangible Net Worth of Borrower and the Company to be less than $611,000,000 plus seventy-five percent (75%) of Net Offering Proceeds.

§ 9.6.                    Unencumbered Asset Adjusted Net Operating Income to Actual Debt Service.  Borrower will not at any time permit the ratio of its Unencumbered Asset Adjusted Net Operating Income with respect to all Unencumbered Assets to Actual Debt Service with respect to all unsecured Indebtedness of Borrower, the Company and the other Guarantors to be less than 2.0 to 1.0 for any twelve (12) month period, provided, however, that, to the extent an Unencumbered Asset was acquired or leased during the prior twelve (12) month period, the Adjusted Net Operating Income for such Unencumbered Asset shall be annualized in a manner reasonably satisfactory to Agent.

§ 9.7.                    Adjusted EBITDA to Fixed Charges.  Borrower and the Company will not at any time permit the ratio of its Adjusted EBITDA to Fixed Charges to be less than 1.75 to 1.0 for any twelve (12) month period.

§ 9.8.                    Aggregate Occupancy Rate.  Borrower will not at any time permit the Aggregate Occupancy Rate to be less than eighty-five percent (85%).

§ 9.9.                    Indebtedness of the 1221 Avenue of the Americas Investment Party.

(i)             During the 1221 Avenue of the Americas Investment Period, Indebtedness of the 1221 Avenue of the Americas Owner will not at any time exceed twenty-five percent (25%) of the aggregate Adjusted Net Operating Income for the immediately preceding fiscal quarter, annualized, for the Real Estate Asset constituting the premises located at 1221 Avenue of the Americas, New York, New York, divided by eight percent (8%).

(ii)          During the 1221 Avenue of the Americas Investment Period, the aggregate Indebtedness of the Unconsolidated Entities will not at any time exceed seventy-two percent (72%) of the aggregate dollar amount of the As-Is Values for all Real Estate Assets of such Unconsolidated Entities as of such time.

§ 9.10.              Amendments and Modifications to § 9.

(a)          Notwithstanding anything in this Agreement to the contrary, except as specifically contemplated pursuant to the terms and provisions of § 5.2(b), none of the provisions of any of the foregoing §§ 9.1 through 9.9 of this Agreement, and no Default or Event of Default arising out of a breach of any of the provisions of any of the foregoing §§ 9.1 through 9.9 of this Agreement, may be amended, modified or waived without the written consent of the Requisite Lenders.

(b)         For purposes of the foregoing §§ 9.1 through 9.9 of this Agreement, if any change in Generally Accepted Accounting Principles after the Effective Date results in a material change in the calculation to be performed in any such section solely as a result of such change in Generally Accepted Accounting Principles, the Lenders and Borrower shall negotiate in good faith a modification of any such covenants so that the economic effect of the calculation of such covenant(s) using Generally Accepted Accounting Principles as so changed is as close as feasible to what the economic effect of the calculation of such covenant(s) would have been using Generally Accepted Accounting Principles as in effect as of the Effective Date.

SECTION 10.                        CONDITIONS TO EFFECTIVENESS.  This Agreement shall become effective when each of the following conditions precedent have been satisfied:

§ 10.1.              Loan Documents.  Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto.

§ 10.2.              Certified Copies of Organization Documents; Good Standing Certificates.  Agent shall have received (i) a Certificate of the Company to which there shall be attached complete copies of Borrower’s Limited Partnership Agreement and its Certificate of Limited Partnership, certified as of a recent date by the Secretary of State of Delaware, (ii) Certificates of Good Standing for Borrower from the State of New York and each State in which an Unencumbered Asset is located, (iii) a copy of the Company’s articles of incorporation certified as of a recent date by the Maryland Secretary of State, (iv) Certificates of Good Standing for the Company from the State of Maryland and each State in which an Unencumbered Asset is located, and (v) certificates of good standing and certificates from Borrower certifying as to true and complete copies of articles of incorporation, limited liability company agreements, partnership agreements or certificates of limited partnership, as the case may be, of each of the other Guarantors.

§ 10.3.              By-laws; Resolutions.  All action on the part of Borrower and each Guarantor necessary for the valid execution, delivery and performance by Borrower and each Guarantor of this Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to Agent shall have been provided to Agent.  Agent shall have received from the Company true copies of its by-laws and the resolutions adopted by its Board of Directors authorizing the transactions described herein, each certified by its secretary to be true and complete and in effect on the Effective Date.

§ 10.4.              Incumbency Certificate; Authorized Signers.  Agent shall have received from the Company an incumbency certificate, dated as of the Effective Date, signed by a duly authorized officer of the Company and giving the name and bearing a specimen signature of each individual who shall be authorized:  (a) to sign, in the name and on behalf of the Company (in its own capacity and as general partner on behalf of Borrower and on behalf of each Guarantor which is a partnership), each of the Loan Documents to which Borrower or any Guarantor is or is to become a party; (b) to make Loan Requests and Conversion Requests; and (c) to give notices and to take other action on behalf of Borrower under the Loan Documents.

§ 10.5.              Title Insurance; Lien Searches.  Agent shall have received (i) reasonably satisfactory evidence of title insurance respecting each of the Unencumbered Assets by way of copies of the most recent fully effective title insurance policies (or marked and signed title insurance binders to the extent such policies have not been issued or are not other otherwise available) and (ii) reasonably satisfactory current Uniform Commercial Code lien searches on Borrower and each of the Guarantors in such jurisdictions as Agent may reasonably require.

§ 10.6.              Opinions of Counsel Concerning Organization and Loan Documents.  Each of the Lenders and Agent shall have received favorable opinions from Borrower’s counsel addressed to the Lenders and Agent and dated as of the Effective Date, in form and substance satisfactory to Agent.

§ 10.7.              Payment of Fees.  Borrower shall have paid to Agent the fees pursuant to § 4.1 and shall have paid all other expenses as provided in § 15 hereof then outstanding.

§ 10.8.              No Default under Existing Agreement.   There shall exist no Default or Event of Default under the Existing Agreement.

SECTION 11.                        CONDITIONS TO ALL CREDIT ADVANCES.  The obligations of the Lenders to make any Loan, whether on or after the Effective Date, shall also be subject to the satisfaction of the following conditions precedent:

§ 11.1.              Representations True; No Event of Default; Compliance Certificate.  Each of the representations and warranties of Borrower and each Guarantor contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except (i) to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents, (ii) to the extent of changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and (iii) to the extent that such representations and warranties relate expressly to an earlier date); Borrower shall have performed and complied with all terms and conditions herein required to be performed by it or prior to the Borrowing Date of such Loan; and no Default or Event of Default shall have occurred and be continuing on the date of any Loan Request or on the Borrowing Date of such Loan.  Each of the Lenders shall have received a Compliance Certificate of Borrower signed by a Responsible Officer to such effect, which certificate will include, without limitation, computations evidencing compliance with the covenants contained in § 9.1 through § 9.9 hereof after giving effect to such requested Loan.

§ 11.2.              No Legal Impediment.  No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan.

§ 11.3.              Proceedings and Documents.  All proceedings in connection with the transactions contemplated by this Agreement, the other Loan Documents and all other documents incident thereto shall be reasonably satisfactory in substance and in form to Agent, and the Lenders shall have received all information and such counterpart originals or certified or other copies of such documents as Agent may reasonably request.

SECTION 12.                        EVENTS OF DEFAULT; ACCELERATION; ETC.

§ 12.1.              Events of Default and Acceleration.  If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:

(a)          Borrower shall fail to pay any principal of the Loans when the same shall become due and payable;

(b)         Borrower shall fail to pay any interest on the Loans or any other sums due hereunder or under any of the other Loan Documents (other than principal) within five (5) days after the same shall become due and payable;

(c)          Borrower or the Company shall fail to comply with any of its covenants contained in § 7.5, the first sentence of § 7.6, § 7.7, § 7.13, § 8 or § 9 hereof;

(d)         Borrower or any Guarantor shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this § 12) for thirty (30) days after written notice of such failure from Agent to Borrower;

(e)          any representation or warranty of Borrower or any Guarantor in this Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement, shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

(f)            Borrower, the Company, any Guarantor, any of the Related Companies or any Unconsolidated Entity shall fail to pay at maturity, or within any applicable period of grace, any Recourse Indebtedness, or shall fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing Recourse Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, and in any event, such failure shall continue for thirty (30) days, unless the aggregate amount of all such defaulted Recourse Indebtedness is less than $10,000,000.00, provided, however, that defaulted Recourse Indebtedness of an Unconsolidated Entity in which Borrower and/or any Guarantor and/or any Related Company (x) owns less than fifty percent (50%) of the equity interest and (y) has no power to control the management and policies of such Unconsolidated Entity (any such defaulted Recourse Indebtedness, “Special Recourse Indebtedness”) shall only be included for purposes of determining whether the aggregate amount of all such defaulted Recourse Indebtedness is less than $10,000,000 to the extent, if any, that said Special Recourse Indebtedness is Recourse, directly or indirectly, to Borrower, any Guarantor or any Related Company or any of their respective assets (other than their respective interests in such Unconsolidated Entity), provided, further, however, that Indebtedness of any Unconsolidated Entity in or to which Borrower, any Guarantor or any Related Company has made a Structured Finance Investment shall not be considered Indebtedness for purposes of this § 12.1(f) (For purposes of this § 12.1(f) “Recourse” shall mean any obligation or liability except an obligation or liability with respect to which recourse for payment is contractually limited (except for customary exclusions) to specifically identified assets only.);

(g)         Borrower, the Company, any Guarantor, any of the Related Companies or any Unconsolidated Entity shall fail to pay at maturity, or within any applicable period of grace, any Indebtedness other than Recourse Indebtedness, or shall fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing Indebtedness other than Recourse Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, and in any event, such failure shall continue for thirty (30) days, unless the aggregate amount of all such defaulted Indebtedness other than Recourse Indebtedness plus the amount of any unsatisfied judgments is less than $25,000,000.00, provided, however, that defaulted Indebtedness other than Recourse Indebtedness of any Unconsolidated Entity in which Borrower and/or any Guarantor and/or any Related Company (x) owns less than fifty percent (50%) of the equity interest and (y) has no power to control the management and policies of such Unconsolidated Entity (any such defaulted Indebtedness, “Special Nonrecourse Indebtedness”) shall not be included for purposes of determining whether the aggregate amount of defaulted Indebtedness other than Recourse Indebtedness plus the amount of any unsatisfied judgments is less than $25,000,000.00 unless and until the aggregate amount of Borrower’s and/or Guarantor’s and/or any Related Company’s pro-rata share of such Special Nonrecourse Indebtedness exceeds ten percent (10%) of the Total Assets of Borrower, provided, further, however, that Indebtedness of any Unconsolidated Entity in or to which Borrower, any Guarantor or any Related Company has made a Structured Finance Investment shall not be considered Indebtedness for purposes of this § 12.1(g);

(h)         (i) any of Borrower, the Company or any Guarantor shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any substantial part of its properties or shall commence any case or other proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any such Person and such Person shall indicate its approval thereof, consent thereto or acquiescence therein, or (ii) any of the events described in clause (i) of this paragraph shall occur with respect to any other Related Company or any Unconsolidated Entity and such event shall have a Material Adverse Effect;

(i)             (i) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating Borrower, the Company, or any Guarantor bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of Borrower, the Company, or any Guarantor in an involuntary case under federal bankruptcy laws as now or hereafter constituted or (ii) any of the events described in clause (i) of this paragraph shall occur with respect to any other Related Company or any Unconsolidated Entity and such event shall have a Material Adverse Effect;

(j)             there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any uninsured final judgment against Borrower that, with other outstanding uninsured final judgments, undischarged, against Borrower, the Company or any of the Related Companies, exceeds in the aggregate $5,000,000.00;

(k)          if any of the Loan Documents or any material provision of any Loan Documents shall be unenforceable, cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of Agent, or any action at law, suit or in equity or other legal proceeding to make unenforceable, cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of Borrower or any Guarantor, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

(l)             one or more ERISA Events occurs which individually or in the aggregate results in or might reasonably be expected to result in liability of Borrower or any Guarantor or any of their ERISA Affiliates in excess of $5,000,000 at any one time during the term of this Agreement; or if, at any one time, there exists an amount of unfunded pension liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Guaranteed Pension Plans (excluding for purposes of such computation any Guaranteed Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $5,000,000;

(m)       Borrower or any Guarantor shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of Borrower or Guarantor;

(n)         Borrower shall fail to pay, observe or perform any term, covenant, condition or agreement contained in any agreement, document or instrument evidencing, securing or otherwise relating to any Indebtedness of Borrower to any Lender (other than the Obligations) within any applicable period of grace provided for in such agreement, document or instrument;

(o)         any Material Adverse Effect shall occur;

(p)         any “Event of Default”, as defined in any of the other Loan Documents shall occur;

then, and in any such event, so long as the same may be continuing, Agent may, and upon the request of the Requisite Lenders shall, by notice in writing to Borrower declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower and each Guarantor; provided that in the event of any Event of Default specified in §§ 12.1(h) or 12.1(i), all such amounts shall become immediately due and payable automatically and without any requirement of notice from Agent or action by the Requisite Lenders.

§ 12.2.              Termination of Commitments.  If any one or more Events of Default specified in § 12.1(h) or § 12.1(i) shall occur, any unused portion of the Commitments hereunder shall forthwith terminate and the Lenders shall be relieved of all obligations to make Loans to Borrower. If any other Event of Default shall have occurred and be continuing, Agent, at the direction of the Majority Lenders, may by notice to Borrower terminate the unused portion of the Commitments hereunder and upon such notice being given such unused portion of the Commitments hereunder shall terminate immediately and the Lenders shall be relieved of all further obligations to make Loans.  No termination of the Commitments hereunder shall relieve Borrower of any of the Obligations or any of its existing obligations to any Lender arising under other agreements or instruments.

§ 12.3.              Remedies.  In case any one or more of the Events of Default shall have occurred, and whether or not the Requisite Lenders shall have accelerated the maturity of the Loans pursuant to § 12.1, each Lender, if owed any amount with respect to the Loans, may, with the consent of the Requisite Lenders, direct Agent to proceed to protect and enforce the rights and remedies of Agent and the Lenders under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other

Loan Documents or any instrument pursuant to which the Obligations are evidenced and, if any amount shall have become due, by declaration or otherwise, to proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

§ 12.4.              Distribution of Enforcement Proceeds.  In the event that, following the occurrence or during the continuance of any Default or Event of Default, Agent or any Lender as the case may be, receives any monies in connection with the enforcement of any of the Loan Documents, such monies shall be distributed for application as follows:

(a)          First, to the payment of, or (as the case may be) the reimbursement of Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by Agent in connection with the collection of such monies by Agent, for the exercise, protection or enforcement by Agent of all or any of the rights, remedies, powers and privileges of Agent or the Lenders under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to Agent against any taxes or liens which by law shall have, or may have, priority over the rights of Agent to such monies;

(b)         Second, to all other Obligations in such order or preference as the Requisite Lenders may determine; provided, however, that distribution in respect of such Obligations shall be made among the Lenders pro rata in accordance with each Lender’s respective Commitment Percentage;

(c)          Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to all the Lenders and Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to § 9-615(a)(3) and (b) of the Uniform Commercial Code of the State of New York; and

(d)         Fourth, the excess, if any, shall be returned to Borrower or to such other Persons as are legally entitled thereto.

SECTION 13.                        SETOFF.  During the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of the Lenders to Borrower, the Company or any of the other Guarantors and any securities or other property of Borrower, the Company or any of the other Guarantors in the possession of such Lender may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of Borrower to such Lender. Each of the Lenders agrees with each other Lender that (a) if an amount to be set off is to be applied to Indebtedness of Borrower, the Company or any of the other Guarantors to such Lender, other than Indebtedness evidenced by the Notes held by such

Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Lender, and (b) if such Lender shall receive from Borrower, the Company or any of the other Guarantors, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by such Lender by proceedings against Borrower, the Company or any of the other Guarantors at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

SECTION 14.                        AGENT.

§ 14.1.              Authorization.  Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by Agent. The relationship between Agent and the Lenders is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute Agent as a trustee for any Lender.

§ 14.2.              Employees and Agents.  Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents.  Agent may utilize the services of such Persons as Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of such Persons shall be paid by Borrower.

§ 14.3.              No Liability to Lenders.  Neither Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable to any Lender for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence.

§ 14.4.              No Representations.  Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectibility of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of Borrower, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes.  Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by Borrower or any Guarantor or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete.  Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial condition of Borrower, the Company or any of the other Guarantors. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender has either (x) been independently represented by separate counsel on all matters regarding this Agreement or (y) knowingly waived any such representation.

§ 14.5.              Payments.

(a)          A payment by Borrower to Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender subject to the pro rata rights to repayment based upon the Commitment Percentage of each Lender. Neither Borrower nor any Guarantor shall have any obligation to see to the proper application by Agent of any amounts paid by any of them to Agent for the account of the Lenders.  Agent agrees promptly to distribute to each Lender such Lender’s pro rata share of payments received by Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

(b)         If in the opinion of Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

(c)          Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to Agent its pro rata share of any Loan or (ii) to comply with the provisions of § 13 with respect to making dispositions and arrangements with the other Lenders, where such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Agreement, or to adjust promptly such Lender’s outstanding principal and its pro rata Commitment Percentage as provided in § 2.1 hereof, shall be deemed delinquent (a “Delinquent Lender”) and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied.  A Delinquent Lender shall be deemed to have assigned any and all payments due to it from Borrower under the Loan Documents, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans.  The Delinquent Lender hereby authorizes Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Lenders, the Lenders’ respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

(d)         If any amount which Agent is required to distribute to the Lenders pursuant to this § 14.5 is actually distributed to any Lender on a date which is later than the first Business Day following Agent’s receipt of the corresponding payment from Borrower, Agent shall pay to such Lender on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by Agent for federal funds acquired by Agent during each day included in such period, times (ii) the amount of such late distribution to such Lender, times (iii) a fraction, the numerator of which is the number of days or portion thereof that elapsed from and including the second Business Day after Agent’s receipt of such corresponding payment from Borrower to the date on which the amount so required to be distributed to such Lender actually is distributed, and the denominator of which is 365.

§ 14.6.              Holders of Notes.  Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder assignee or transferee.

§ 14.7.              Indemnity.  The Lenders ratably agree hereby to indemnify and hold harmless Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which Agent has not been reimbursed by Borrower and the Guarantors as required by § 15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or Agent’s actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by Agent’s willful misconduct or gross negligence.

§ 14.8.              Agent as Lender.  In its individual capacity, Wells Fargo Bank, National Association shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also Agent.

§ 14.9.              Resignation.  Agent may resign at any time by giving thirty (30) days, prior written notice thereof to the Lenders and Borrower; provided, however, that unless a Default or Event of Default has occurred and is continuing, Wells Fargo Bank, National Association may not voluntarily resign as Agent under the provisions of this Agreement without Borrower’s consent.  Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent.  Unless a Default or Event of Default shall have occurred and be continuing, appointment of such successor Agent shall be subject to the reasonable approval of Borrower.  If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the giving of notice of resignation or removal or if Borrower (to the extent it has approval rights with respect to the successor Agent) has disapproved or failed to approve a successor agent within such period, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a financial institution having a rating of not less than A2/P2 or its equivalent by Standard & Poor’s Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent hereunder.  After any retiring Agent’s resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

§ 14.10.        Notification of Defaults and Events of Default and other Notices.  Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify Agent thereof.  Agent hereby agrees that upon receipt of any notice under this § 14.10, or upon it otherwise learning of the existence of a Default or an Event of Default, it shall promptly notify the other Lenders of the existence of such Default or Event of Default.  Agent shall also promptly provide each Lender with a copy of any notices which Agent receives from Borrower pursuant to § 7.5 or § 7.13.

§ 14.11.        Duties in the Case of Enforcement.  In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, Agent may, with the consent of the Requisite Lenders (which consents may be obtained orally in emergency situations), and Agent shall, if (a) so requested by the Requisite Lenders and (b) the Lenders have provided to Agent such additional indemnities and assurances against expenses and liabilities as Agent may reasonably request, proceed to enforce the provisions of the Loan Documents and exercise all or any such other legal and equitable and other rights or remedies as it may have. The Requisite Lenders may direct Agent in writing as to the method and the extent of any such enforcement actions, the Lenders hereby agreeing to indemnify and hold Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that Agent need not comply with any such direction to the extent that Agent reasonably believes Agent’s compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

§ 14.12.        Mandatory Resignation of Agent.  Agent shall be obligated to resign in accordance with, and subject to, the provisions of § 14.9, without the consent of Borrower , upon the written request of all Lenders, excluding the Lender which is then Agent hereunder, provided such request is made as a result of Agent’s gross negligence or willful misconduct, and provided further that the successor Agent actively administers credits of similar size and complexity to this Agreement and the Loans.

§ 14.13.        Matters as to Borrower.

(a)          Except as expressly set forth in this Agreement, Borrower shall have no obligation to cause Agent or any of the Lenders to perform their respective obligations under this Agreement.

(b)         Notwithstanding that a matter in question requires the consent, approval or direction of any or all of the Lenders, Borrower may rely exclusively on the written notice of Agent that such consent, approval, or direction has been given or obtained to bind the Lenders.

SECTION 15.                        EXPENSES.  Borrower and each of the Guarantors jointly and severally agree to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by Agent or any of the Lenders (other than taxes based upon Agent’s or any Lender’s net income), including any recording, mortgage, documentary or intangibles taxes in connection with the Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any taxes payable by Agent or any of the Lenders after the Effective Date (Borrower hereby agreeing to indemnify the Lenders with respect thereto), (c) all title examination costs, appraisal fees, engineers’, inspectors’ and surveyors’ fees, recording costs and the reasonable fees, expenses and disbursements of Agent’s counsel or any local counsel to Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, and amendments, modifications, approvals, consents or waivers hereto or hereunder, it being understood and agreed that Agent shall not conduct engineering studies or Appraisals with respect to Unencumbered Asset unless specifically requested to do so by the Requisite Lenders, in which case Agent shall submit a budget to Borrower of all fees and expenses to be incurred by Agent prior to engaging any of such professionals for Borrower’s approval, which shall not be unreasonably withheld, (d) the fees, costs, expenses and disbursements of Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein including, without limitation, the costs incurred by Agent in connection with its inspection of the Unencumbered Assets, and the fees and disbursements of Agent’s counsel and Borrower’s legal counsel in preparing documentation, (e) all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and costs, which attorneys may be employees of any Lender or Agent and the fees and costs of appraisers, engineers, investment bankers, surveyors or other experts retained by Agent or any Lender in connection with any such enforcement proceedings) incurred by any Lender or Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against Borrower or the Guarantors or the administration thereof after the occurrence of a Default or Event of Default (including, without limitation, expenses incurred in any restructuring and/or “workout” of the Loans), and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to Agent’s or the Lender’s relationship with Borrower, the Company, any Unconsolidated Entity or any of the Related Companies (but not including any dispute between Agent (or any Lender) and any other Lender), (f) all reasonable fees, expenses and disbursements of Agent incurred in connection with UCC searches, and (g) all costs incurred by Agent in the future in connection with its inspection of the Unencumbered Assets. The covenants of this § 15 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

SECTION 16.                        INDEMNIFICATION.  Borrower and each of the Guarantors hereby jointly and severally agree to indemnify and hold harmless Agent and the Lenders and the shareholders, directors, agents, officers, subsidiaries, and affiliates of Agent and the Lenders from and against any and all claims, actions or causes of action and suits whether groundless or otherwise, and from and against any and all liabilities, losses, settlement payments, obligations, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby or which otherwise arise in connection with the financing including, without limitation except to the extent directly caused by the gross negligence or willful misconduct of a Lender or Agent or any of the aforementioned indemnified parties (but such limitation on indemnification shall only apply to Agent or Lender or any of the aforementioned indemnified parties being grossly negligent or committing willful misconduct), (a) any actual or proposed use by Borrower of the proceeds of any of the Loans, (b) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of Borrower or any of the Guarantors , (c) Borrower or any of the Guarantors entering into or performing this Agreement or any of the other Loan Documents or (d) with respect to Borrower or any of the Guarantors and their respective properties, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Materials or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Materials (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), (e) any cost, claim liability, damage or expense in connection with any harm Borrower or any of the Guarantors may be found to have caused in the role of a broker, in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Lenders and Agent shall each be entitled to select their own separate counsel and, in addition to the foregoing indemnity, Borrower and each of the Guarantors jointly and severally agree to pay promptly the reasonable fees and expenses of such counsel.  If, and to the extent that the obligations of Borrower or any of the Guarantors under this § 16 are unenforceable for any reason, Borrower and each of the Guarantors jointly and severally agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this § 16 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder and shall continue in full force and effect as to the Lenders so long as the possibility of any such claim, action, cause of action or suit exists.

SECTION 17.                        SURVIVAL OF COVENANTS, ETC.  All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of Borrower or any Guarantor pursuant hereto shall be deemed to have been relied upon by the Lenders and Agent, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Lenders of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or the Lenders have any obligation to make any Loans. The indemnification obligations of Borrower and the Guarantors provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Lenders hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to Agent or any Lender at any time by or on behalf of Borrower or any of the Guarantors pursuant hereto or in connection with the transactions contemplated hereby (other than third party reports, such as engineering reports and environmental studies) shall constitute representations and warranties by Borrower or any of the Guarantors hereunder.

SECTION 18.                        GUARANTY.

§ 18.1.              Guaranty.  Subject to § 18.7 below, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees to each Lender and Agent the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) (the “Guaranty”).  The Guarantors additionally, jointly and severally, unconditionally and irrevocably guarantee to each Lender and Agent the timely performance of all other obligations of Borrower under the Loan Documents.  This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to Guaranteed Obligations whenever arising.

§ 18.2.              Obligations Unconditional.  The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Guaranteed Obligations or any of the Loan Documents, or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.  Each Guarantor agrees that this Guaranty may be enforced by Agent, on behalf of the Lenders, without necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes, any other of the Loan Documents or any collateral, if any, hereafter securing the Guaranteed Obligations or otherwise, and each Guarantor hereby waives the right to require the Lenders to proceed against Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right.  Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against Borrower or any other Guarantor of the Guaranteed Obligations for amounts paid under this Guaranty until such time as the Lenders have been paid in full, all Commitments under this Agreement have been terminated, and no Person or governmental authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Loan Documents.  Each Guarantor further agrees that nothing contained herein shall prevent Agent or the Lenders from suing on the Notes or any of the other Loan Documents or foreclosing their security interest in or Lien on any collateral, if any, securing Guaranteed Obligations or from exercising any other rights available to them under this Agreement, the Notes, any other of the Loan Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any Guarantor’s obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.  Neither any Guarantor’s obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of Borrower or by reason of the bankruptcy or insolvency of Borrower.  Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance of by, Agent or any Lender upon this Guaranty or acceptance of this Guaranty.  The Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty.  All dealings between Borrowers and any of the Guarantors, on the one hand, and Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

§ 18.3.              Modifications.  Each Guarantor agrees that (a) all or any part of the security now or hereafter held for the Guaranteed Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, Liens or encumbrances now or hereafter held, if any, for the Guaranteed Obligations or the properties subject thereto; (c) the time or place of payment of the Guaranteed Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) Borrower and any other party liable for payment under the Loan Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other  Loan Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of Borrower or any other party liable for the payment of the Guaranteed Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Guaranteed Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.  Each Guarantor hereby appoints Borrower as its agent to execute and deliver any amendments to or modifications or waivers of the Loan Documents, and Agent and the Lenders may rely on such appointment until such time as a Guarantor advises Agent and the Lenders in writing that Borrower is no longer authorized to so act as its agent.

§ 18.4.              Waiver of Rights.  Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lenders and of all extensions of credit to Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Guaranteed Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Agreement) with respect to the Guaranteed Obligations or with respect to any security therefor: (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, Lien or encumbrance, if any, hereafter securing the Guaranteed Obligations, or the Lenders’ subordinating, compromising, discharging or releasing such security interests, Liens or encumbrances, if any; (e) all other notices to which such Guarantor might otherwise be entitled; and (f) demand for payment under this Guaranty.

§ 18.5.              Reinstatement.  The obligations of the Guarantors under this § 18 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

§ 18.6.              Remedies.  The Guarantors agree that, as between the Guarantors, on the one hand, and Agent and the Lenders, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in § 12 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in § 12 hereof) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Guaranteed Obligations being deemed to have become automatically due and payable), such Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors.

§ 18.7.              Limitation of Guaranty.  Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

§ 18.8.              Release of Guaranty.  Upon consummation of the sale, conveyance, pledge or other transfer of all of the stock or other evidence of beneficial or legal ownership, or a sale, mortgage or pledge of all or substantially all of the assets, of any Guarantor other than the Company, so long as no Default or Event of Default shall have occurred and be continuing, the Guaranty of such Guarantor, and all of its obligations and liabilities under the Loan Documents, shall be, and shall be deemed to be, released and discharged, and upon the request of such released Guarantor, Agent shall acknowledge such release in writing.

SECTION 19.                        ASSIGNMENT; PARTICIPATIONS; ETC.

§ 19.1.              Conditions to Assignment by Lenders.  Except as provided herein, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed, except that such consent shall not be needed with respect to an assignment from a Lender to either one of its Affiliated Lenders or to another Lender hereunder, (b) each such assignment shall be of a portion (or which may be all) of the assigning Lender’s rights and obligations under this Agreement relating to a specified Commitment amount and Commitment Percentage, (c) each assignment shall be in an amount of not less than $10,000,000 and in integral multiples of $1,000,000, (d) each Lender either shall assign all of its Commitment and cease to be a Lender hereunder or shall retain, free of any such assignment, an amount of its Commitment of not less than $10,000,000, and (e) the parties to such assignment shall execute and deliver to Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit D hereto (an “Assignment and Acceptance”) , together with any Notes subject to such assignment.  Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender shall, to the extent provided in such assignment and upon payment to Agent of the registration fee referred to in § 19.3, be released from its obligations under this Agreement.  Notwithstanding the foregoing, Wells Fargo Bank, National Association agrees that at all times during which it is the Agent hereunder, so long as no Default or Event of Default has occurred and is continuing, it shall not reduce its Commitment to less than $49,000,000 (which number will be reduced in proportion to any pro rata reduction in the Total Commitment pursuant to §§ 2.2(a) and 2.2(b)).

§ 19.2.              Certain Representations and Warranties; Limitations; Covenants.  By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto; (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by Borrower or any other

Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in § 6.4 and § 7.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon the assigning Lender, Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes Agent to take such action as “Agent” on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender; and (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

§ 19.3.              Register.  Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment Percentages of, and principal amount of the Loans owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice.  From and after the Effective Date, upon each such recordation, the assigning Lender agrees to pay to Agent a registration fee in the sum of $3,500.00.  Agent may, without action by any other party, amend Schedules 1 and 1.2 hereof to reflect the recording of any such assignments and shall immediately forward a copy of any such amendment to Borrower and each Lender.

§ 19.4.              New Notes.  Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to Borrower and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, Borrower, at its own expense, shall execute and deliver to Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its Loans hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes and that they do not constitute a novation, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes.  Within five (5) days of issuance of any new Notes pursuant to this

§ 19.4, Borrower shall deliver an opinion of counsel, addressed to the Lenders and Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, and that the Obligations evidenced by the new Notes have the same validity and enforceability as if given on the Effective Date, in form and substance reasonably satisfactory to the Lenders who are the holders of such new Notes. The surrendered Notes shall be held by Agent in escrow and shall be deemed cancelled and returned to Borrower simultaneously upon the issuance and receipt by Agent of, and in exchange for, the New Notes.

§ 19.5.              Participations.  Each Lender may sell participations to one or more banks or other entities (any such entity, a “Participant”) of all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents; provided that (a) Agent shall have given its prior written consent to such participation, which consent shall not be unreasonably withheld or delayed, except that any Lender may sell participations to its Affiliated Lenders without such consent, (b) each such participation, other than participations to its Affiliated Lenders or to another Lender hereunder, shall be in an amount of not less than $10,000,000, (c) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to Borrower and the Lender shall continue to exercise all approvals, disapprovals and other functions of a Lender, (d) the only rights granted to the Participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve the vote of the Lender as to waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such Participant, reduce the amount of any fees to which such Participant is entitled or extend any regularly scheduled payment date for principal or interest, and (e) no Participant which is not a Lender hereunder shall have the right to grant further participations or assign its rights, obligations or interests under such participation to other Persons without the prior written consent of Agent.  Agent shall promptly advise Borrower in writing of any such sale or participation.

§ 19.6.              Pledge by Lender.  Any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under § 4 of the Federal Reserve Act, 12 U.S.C. § 341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

§ 19.7.              No Assignment by Borrower.  Neither Borrower nor any Guarantor shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders, and any such attempted assignment shall be null and void.

§ 19.8.              Disclosure.  Each of Borrower and the Guarantors agrees that in addition to disclosures made in accordance with standard banking practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.

SECTION 20.                          NOTICES, ETC.  Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the Notes shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:

(a)          if to Borrower, the Company or any of the Guarantors, at SL Green Operating Partnership, L.P., 420 Lexington Avenue, New York, New York 10170 (telecopy number 212/216-1785), Attention: Chief Financial Officer and General Counsel, with a copy to Robert J. Ivanhoe, Esq., Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166 (telecopy number 212/801-6400), or at such other address for notice as Borrower shall last have furnished in writing to Agent;

(b)         if to Agent, at Wells Fargo Bank, National Association, Real Estate Group, 40 West 57th Street, 22nd Floor, New York, New York 10019 (telecopy number 212/581-0979), with a copy to Wells Fargo Bank, Real Estate Group, 420 Montgomery Street, Sixth Floor, San Francisco, California 94111, Attention:   Chief Credit Officer - Real Estate Group (telecopy number 415/781-8324), or such other address for notice as Agent shall last have furnished in writing to Borrower; and

(c)          if to any Lender, at such Lender’s address set forth on Schedule 1, hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

SECTION 21.                          GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.  THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE. EACH OF BORROWER,  THE GUARANTORS, AGENT AND THE LENDERS AGREES THAT ANY SUIT BY IT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE CITY OF NEW YORK, STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND BORROWER CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT FOR ANY SUIT BY AGENT OR ANY LENDER AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN § 20. EACH OF BORROWER, THE GUARANTORS, AGENT AND THE LENDERS HEREBY WAIVE ANY OBJECTION THAT IT MAY NOW OR

HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT. IN ADDITION TO THE COURTS OF THE CITY OF NEW YORK, STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN, AGENT OR ANY LENDER MAY BRING ACTION(S) FOR ENFORCEMENT ON A NONEXCLUSIVE BASIS WHERE ANY COLLATERAL EXISTS AND EACH OF BORROWER, THE GUARANTORS, AGENT AND THE LENDERS CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWER, THE GUARANTORS, AGENT AND THE LENDERS BY MAIL AT THE ADDRESS SPECIFIED IN § 20.

SECTION 22.                          HEADINGS.  The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

SECTION 23.                          COUNTERPARTS.  This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

SECTION 24.                          ENTIRE AGREEMENT.  The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in § 26.

SECTION 25.                          WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.  EACH OF BORROWER, THE GUARANTORS, AGENT AND THE LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, EACH OF BORROWER AND THE GUARANTORS HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF BORROWER AND THE GUARANTORS (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENT OR SUCH LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

SECTION 26.                          CONSENTS, AMENDMENTS, WAIVERS, ETC.  Except as otherwise specifically set forth herein or in any other Loan Document, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by Borrower and the Guarantors of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Lenders, and, in the case of amendments, with the written consent of Borrower other than amendments to schedules made in the ordinary course as contemplated by this Agreement. Notwithstanding the foregoing, (i) the rate of interest on, and the term or amount of, the Notes or the date of any payment due hereunder or thereunder, (ii) the amount of the Commitments of the Lenders (other than changes in Commitments pursuant to Assignments under § 19 or pursuant to changes in the Total Commitment under § 2.2), (iii) the amount of any fee payable to a Lender hereunder, (iv) any provision herein or in any of the Loan Documents which expressly requires consent of all the Lenders (including this § 26) or of the Requisite Lenders, (v) the funding provisions of § 2.5 and § 2.7 hereof, (vi) the rights, duties and obligations of Agent specified in § 14 hereof, and (vii) the definitions of Majority Lenders or Requisite Lenders, may not be amended or compliance therewith waived without the written consent of each Lender affected thereby, nor may Agent release Borrower or any Guarantor from its liability with respect to the Obligations (other than pursuant to § 18.8), without first obtaining the written consent of all the Lenders.  Unless otherwise directed by Agent, any request for amendment or waiver shall be made on no less than ten (10) Business Days notice to the Lenders. Unless otherwise directed by Agent, the failure of a Lender to respond to a request for waiver or amendment shall be deemed to constitute such Lender’s consent to such waiver or amendment requested (unless such waiver or amendment requires the consent of all Lenders).  No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon Borrower shall entitle Borrower to other or further notice or demand in similar or other circumstances.

SECTION 27.                          SEVERABILITY.  The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

SECTION 28.                          ACKNOWLEDGMENTS.   Each of Borrower and the Guarantors hereby acknowledges that: (i) neither Agent nor any Lender has any fiduciary relationship with, or fiduciary duty to, Borrower and the Guarantors arising out of or in connection with this Agreement or any of the other Loan Documents; (ii) the relationship in connection herewith between Agent and the Lenders, on the one hand, and Borrower and each Guarantor, on the other hand, is solely that of debtor and creditor and (iii) no joint venture or partnership among any of the parties hereto is created hereby or by the other Loan Documents, or otherwise exists by virtue of the Facility or the Loans.

SECTION 29.                          TRANSITIONAL ARRANGEMENTS.

§ 29.1.              Existing Agreement Superseded.   This Agreement shall supersede the Existing Agreement in its entirety, except as provided in this § 29.  On the Effective Date, the rights and obligations of the parties under the Existing Agreement and the “Notes” defined therein shall be subsumed within and be governed by this Agreement and the Notes, provided, however, that any of the “Loans” (as defined in the Existing Agreement) outstanding under the Existing Agreement shall, for purposes of this Agreement, be Loans hereunder.  This Agreement is given as a substitution of, and not as a payment of, the obligation of Borrower under the Existing Agreement and is not intended to constitute a novation of the Existing Agreement.  The Lenders’ interests in such Loans shall be reallocated on the Effective Date in accordance with each Lender’s applicable Commitment Percentage in order that, after giving effect thereto, the Lenders shall have outstanding Loans representing their portion of the Total Commitment, as described on Schedule 1.2, and the Lenders shall make appropriate payments to each other in order to accomplish such reallocation.

§ 29.2.              Return and Cancellation of Notes.   Upon its receipt of the Notes to be delivered hereunder on the Effective Date, each Lender will promptly return to Borrower, marked “Cancelled” or “Replaced”, the notes of Borrower held by such Lender pursuant to the Existing Agreement.

§ 29.3.              Interest and Fees under the Existing Agreement.   All interest and all commitment, facility and other fees and expenses that have accrued before the date hereof under or in respect of the Existing Agreement shall be calculated as of the Effective Date (prorated in the case of any fractional periods), and Borrower shall continue to be liable in respect of such amounts to the Lenders a party to the Existing Agreement and to Agent, in accordance with the Existing Agreement, as if the Existing Agreement were still in effect.

SECTION 30.                          USA PATRIOT ACT NOTIFICATION.   The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product.  What this means for Borrower:  When Borrower opens an account, Agent and Lenders ask for Borrower’s name, tax identification number, business address, and other information that will allow Agent and Lenders to identify Borrower.  Agent and Lenders may also ask to see Borrower’s legal organizational documents or other identifying documents.

SECTION 31.                          TAX SHELTER PROVISIONS.   None of Borrower, the Company, any other Guarantor or any Related Company intends to treat the Facility or the transactions contemplated by this Agreement and the other Loan Documents as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4).  If Borrower, any Guarantor or any Related Company determines to take any action inconsistent with such intention, Borrower will promptly notify Agent thereof, who shall in turn, promptly notify the Lenders.  If Borrower so notifies Agent, Borrower acknowledges that Agent and each of the Lenders may treat its respective Commitment Percentage of the Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and Agent and any such Lender will maintain the lists and other records, including the identity of any applicable Persons, as required by such Treasury Regulation.  Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement entered into in connection with the transactions contemplated in this Agreement, Borrower, each Guarantor, each Lender and Agent acknowledge and agree that (i) any obligations of confidentiality contained herein or in any such understanding or agreement do not apply to the tax treatment and tax structure of the transactions contemplated by the Loan Documents (and any related transactions or arrangements), and each of Borrower, any Guarantor, any Lender and Agent (and each of their respective employees, representatives, or other agents) may disclose to any and all required Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by the Loan Documents and all materials of any kind (including opinions or other tax analyses) that are provided to any such Person relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that each such Person recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the transactions contemplated by the Loan Documents, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing.  The authorization to disclose granted pursuant to the preceding sentence is subject to compliance with any applicable federal or state securities laws, and is not intended to permit disclosure of any other information, including without limitation, (A) any portion of any materials to the extent not required in order to analyze the tax treatment or tax structure of the transactions contemplated by the Loan Documents, (B) the identities of participants or potential participants in said transactions, except in compliance with any list maintenance obligation imposed by Treasury Regulations Section 301.6112-1, (C) the existence or status of any negotiations, (D) any pricing or financial information, except to the extent such information is required in order to analyze the tax treatment or tax structure of said transactions, or (E) any other term or detail not required in order to analyze the tax treatment or tax structure of said transactions.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

BORROWER:

SL GREEN OPERATING PARTNERSHIP, L.P.

By
Gregory F. Hughes
Chief Financial Officer

GUARANTORS:

SL GREEN REALTY CORP.

By
Gregory F. Hughes
Chief Financial Officer

NEW GREEN 1140 REALTY LLC
SLG 17 BATTERY LLC
SL GREEN MANAGEMENT LLC
SLG IRP REALTY LLC
GREEN 286 MADISON LLC
GREEN 292 MADISON LLC
GREEN 110 EAST 42ND LLC
GREEN 1372 BROADWAY LLC
GREEN 1466 BROADWAY LLC
GREEN 440 NINTH LLC
GREEN 470 PAS LLC
GREEN 317 MADISON LLC
GREEN W. 57TH ST., LLC
GREEN 461 FIFTH LESSEE LLC
SL GREEN REALTY ACQUISITION LLC

By
Gregory F. Hughes, solely in his capacity as the chief financial officer of each of the above listed limited liability companies

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, As Administrative Agent

By
Christopher B. Wilson
Vice President

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By
Christopher B. Wilson
Vice President

LENDER:

COMMERZBANK AG NEW YORK BRANCH

By
Name:
Title:

By
Name:
Title:

LENDER:

EUROHYPO AG, NEW YORK BRANCH

By
Name:
Title:

By
Name:
Title:

LENDER:

PB CAPITAL CORPORATION

By
Name:
Title:

By
Name:
Title:

LENDER:

KEYBANK NATIONAL ASSOCIATION

By
Name:
Title:

LENDER:

HSH NORDBANK AG, NEW YORK BRANCH

By
Name:
Title:

By
Name:
Title:

LENDER:

BANK OF AMERICA, N.A.

By
Name:
Title:

LENDER:

PNC BANK, NATIONAL ASSOCIATION

By
Name:
Title:

LENDER:

UNION BANK OF CALIFORNIA N.A.

By
Name:
Title:

LENDER:

SOVEREIGN BANK

By
Name:
Title:

EXHIBIT A

FORM OF NOTE

Lender:	New York, New York
Commitment:	, 200

FOR VALUE RECEIVED, the undersigned, SL GREEN OPERATING PARTNERSHIP, L.P., a limited partnership duly organized and validly existing under the laws of the State of Delaware (“Borrower”), hereby unconditionally promises to pay, in accordance with, and subject to, the provisions of the Credit Agreement (as hereinafter defined), to the order of Lender stated above (“Lender”) at the office of Wells Fargo Bank, National Association located at 2120 East Park Place, Suite 100, El Segundo, California 90245, in lawful money of the United States of America and in immediately available funds, on the Maturity Date a principal amount equal to the lesser of (a) the Commitment stated above and (b) the aggregate outstanding principal amount of the Loans from time to time made by Lender to Borrower pursuant to the Credit Agreement.  Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

The holder of this Note is authorized to endorse on the schedules annexed hereto, which shall be attached hereto and made a part hereof, the date, Type and amount of the Loans made by Lender pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Rate Loans, the length of each Interest Period with respect thereto.  Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed.  The failure to make any such endorsement shall not affect the obligation of Borrower to repay the Loans in accordance with the terms of the Credit Agreement.

This Note (a) is one of the Notes referred to in the Second Amended and Restated Credit and Guaranty Agreement dated as of August 25, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the Guarantors signatory thereto, Lenders signatory thereto, and Wells Fargo Bank, National Association, as Administrative Agent for Lenders and as Arranger, and is subject to the provisions of the Credit Agreement and (b) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now or hereafter liable with respect to this Note hereby waive presentment, demand, protest and all other notices of any kind, except as otherwise expressly provided in the Credit Agreement.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SL GREEN OPERATING PARTNERSHIP, L.P.

By
Name:
Title:

2

SCHEDULE 1

to

NOTE

LOANS, CONVERSIONS AND PAYMENTS OF BASE RATE LOANS

Date	Amount of Base Rate Loans	Amount of Principal Repaid	Amount of Base Rate Loans Converted to LIBOR Rate Loans	Unpaid Principal Balance of Base Rate Loans	Notation Made By

LOANS, CONVERSIONS AND PAYMENTS OF LIBOR RATE LOANS

Date	Amount of LIBOR Rate Loans	Amount of Principal	Amount of LIBOR Rate Loans Converted to Base Rate Loans	Unpaid Principal Balance of LIBOR Rate Loans	Notation Made By

EXHIBIT B

FORM OF LOAN REQUEST

                              , 200

Wells Fargo Bank, National Association
2120 East Park Place, Suite 100
El Segundo, California 90245

Attention:                                         [                              ]

Re:

Second Amended and Restated Credit and Guaranty Agreement, dated as of August 25, 2004 (as amended or supplemented from time to time, the “Credit Agreement”), among SL Green Operating Partnership, L.P., as Borrower, SL Green Realty Corp. and certain of its subsidiaries signatory thereto, as Guarantors, Lenders signatory thereto, and Wells Fargo Bank, National Association, as Administrative Agent for Lenders and as Arranger

Dear Sir or Madam:

Reference is made to the above-referenced Credit Agreement (capitalized terms used herein that are not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement).  Borrower hereby gives irrevocably notice of its intention to borrow (the “Borrowing”) the following amounts under the Credit Agreement as set forth below:

1.               The Borrowing Date of the proposed Borrowing is                               .

2.               The aggregate amount of the proposed Borrowing is $                        .

3.               The proposed Borrowing is to be comprised of $                         of [LIBOR Rate] [Base Rate] Loans.

4.               The duration of the Interest Period for the Loan, if a LIBOR Rate Loan, shall be one, two, three or six months.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect to the proposed Borrowing:

(a)          except as otherwise disclosed to Agent herein in writing, the representations and warranties contained in Section 6 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects as though made on and as of such date (except to the extent such representations and warranties relate to a specific date, in which case they are true and correct in all material respects as of such date);

(b)         no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

(c)          the proposed Borrowing will not cause the aggregate principal amount of Outstanding Obligations to exceed the Maximum Credit Amount.

[Remainder of page intentionally left blank]

2

Borrower represents and warrants, as of the date hereof, that after giving effect to the Borrowing requested above, all the requirements contained in Section 11 of the Credit Agreement are satisfied.

SL GREEN OPERATING PARTNERSHIP, L.P.

By
Name:
Title:

EXHIBIT C

COMPLIANCE CERTIFICATE

This COMPLIANCE CERTIFICATE is delivered pursuant to that certain Second Amended and Restated Credit and Guaranty Agreement, dated as of August 25, 2004 (as amended or supplemented from time to time, the “Credit Agreement”), among SL Green Operating Partnership, L.P., as Borrower, SL Green Realty Corp. and certain of its subsidiaries signatory thereto, as Guarantors, Lenders signatory thereto, and Wells Fargo Bank, National Association, as Administrative Agent for Lenders and as Arranger.  Capitalized terms not defined herein shall have the same meanings ascribed thereto in the Credit Agreement.

1.               The Company is the sole general partner of Borrower.

2.               The individual executing this Compliance Certificate is the duly qualified                                of the Company and is executing this Compliance Certificate on behalf of the Company and Borrower, provided, however, that such individual shall incur no personal liability by reason of the execution of this Compliance Certificate.

3.               The undersigned has reviewed the terms of the Credit Agreement and has made a review of the transactions, financial condition and other affairs of the Company, Borrower, each Guarantor and each of their respective Subsidiaries as of                         , 200     and the undersigned has no knowledge of the existence, as of the date hereof, of any condition or event which (i) renders untrue or incorrect, in any material respect, any of the representations and warranties contained in Article 6 of the Credit Agreement (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), except as set forth in Schedule II hereto, or (ii) constitutes a Default or Event of Default under the Credit Agreement as of the date hereof.

4.               Schedule I attached hereto accurately and completely sets forth the financial data, computations and other matters required to establish compliance with the criteria set forth in the defined terms and the following sections of the Credit Agreement:

(a)          Value of All Unencumbered Assets (Section 9.1):

(b)         Minimum Debt Service Coverage (Section 9.2):

(c)          Total Debt to Total Assets (Section 9.3):

(d)         Maximum Secured Indebtedness; Secured Recourse Indebtedness (Section 9.4):

(e)          Minimum Tangible Net Worth (Section 9.5):

(f)            Unencumbered Asset Adjusted Net Operating Income to Actual Debt Service (Section 9.6):

(g)         Adjusted EBITDA to Fixed Charges (Section 9.7):

(h)         Aggregate Occupancy Rate (Section 9.8):

(i)             Indebtedness of the 1221 Avenue of the Americas Investment Party (Section 9.9):

(j)             Distributions (Section 8.6):

(k)          Interest Rate Protection (Section 7.18):

5.               No Default or Event of Default has occurred and is continuing.

Agent and Lenders and their respective successors and assigns may rely on the truth and accuracy of the foregoing in connection with the extensions of credit to Borrower and the Company pursuant to the Credit Agreement.

[Remainder of page intentionally left blank]

2

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate on behalf of the Company and Borrower this              day of                         , 200    .

SL GREEN REALTY CORP.

By
Name:
Title:

SL GREEN OPERATING PARTNERSHIP, L.P.

By
Name:
Title:

EXHIBIT D

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is made to the Second Amended and Restated Credit and Guaranty Agreement, dated as of August 25, 2004 (as amended or supplemented from time to time, the “Credit Agreement”), among SL Green Operating Partnership, L.P., as Borrower, SL Green Realty Corp. and certain of its subsidiaries signatory thereto, as Guarantors, and Wells Fargo Bank, National Association, as Administrative Agent for Lenders and as Arranger.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms by the Credit Agreement.

                                                   (“Assignor”) and                                                    (“Assignee”) hereby agree as follows:

1.               Assignor hereby irrevocably sells, assigns and delegates to Assignee without recourse to Assignor, and Assignee hereby purchases and assumes from Assignor, without recourse to and without representation or warranty by Assignor except as otherwise specifically set forth in Section 2 below, a $                        * interest in and to all of Assignor’s rights and obligations under and in respect of Assignor’s Commitment and Loans and its Note set forth on Schedule I hereto (the “Assigned Loan”) and related rights and obligations under the Credit Agreement and other Loan Documents.

2.               Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or Guarantor or the performance or observance by Borrower or Guarantor of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches the Note evidencing the Assigned Loan and requests that the Administrative Agent exchange such Note for [(i)] a new Note, dated the Effective Date, in the principal amount of $                         payable to the order of Assignee[, and (ii) a new Note dated the Effective Date, in the principal amount of $                         payable to the order of Assignor].

3.               Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referenced therein and such other

*                                         The minimum amount that may be assigned is equal to the lesser of (i) $10,000,000 or (ii) the Commitment of the Assignor as determined in accordance with the Credit Agreement.

documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) acknowledges and agrees that it has made and will make such inquiries and has taken and will take such care on its own behalf as would have been the case had it made a Loan directly to Borrower without the intervention of Assignor, Agent or any other Person; (d) acknowledges and agrees that it will perform in accordance with their terms all of the obligations that, by the terms of any Loan Document, are required to be performed by it as a Lender; (e) agrees that it will, independently and without reliance upon Assignor, Agent or any other Person which is or has become a Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (f) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Agent by the terms thereof, together with such powers under the Credit Agreement as are incidental thereto; (g) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to the Credit Agreement to deliver the forms prescribed by the Internal Revenue Service of the United States certifying as to Assignee’s exemption from United States withholding taxes with respect to all payments to be made to Assignee under the Credit Agreement, or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty; (h) confirms that Assignee is an “Eligible Assignee” under the terms of the Credit Agreement; (i) acknowledges and agrees that neither Assignor nor Agent makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or any other instrument or document furnished pursuant thereto or the authorization, execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto; and (j) acknowledges and agrees that neither Assignor nor Agent makes any representation or warranty or assumes any responsibility with respect to the financial condition or creditworthiness of Borrower, the Guarantor or any other Person or the performance or observance by Borrower, the Guarantor or any other Person of any obligations under any Loan Document or any other instrument or document furnished pursuant thereto.

4.               The effective date for this Assignment and Acceptance shall be                               (the “Effective Date”)*.  Following the execution of this Assignment and Acceptance by Assignor and Assignee, it will be delivered to the Administrative Agent for acceptance by the Administrative Agent, and Assignor and Assignee shall pay to the Administrative Agent a $3,500 registration fee.  Following such payment, and acceptance by the Administrative Agent of this Assignment and Acceptance, a photostatic copy hereof shall be delivered to Borrower and the Administrative Agent.  Within five (5) Business Days after Borrower’s receipt of such photostatic copy, Borrower shall execute and deliver to the Administrative Agent the new Note or Notes to be held in escrow by the Administrative Agent pending release of the Note (in the appropriate outstanding principal amount) evidencing the

*                                       The requested effective date must be at least five Business Days after the execution of this Assignment and Acceptance.

2

Assigned Loan to Borrower.  The Administrative Agent shall deliver the new Note or Notes to the payee(s) thereof, shall mark the Note evidencing the Assigned Loan as “replaced” and shall deliver the same to Borrower.

5.               Upon such acceptance by the Administrative Agent, as of the Effective Date:

(a)          From and after the Effective Date, (i) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof, and Assignee, in addition to any rights, benefits and obligations under the Loan Documents held by it immediately prior to the Effective Date, shall have the rights, benefits and obligations of a Lender under the Loan Documents that have been assigned to it (including, but not limited to, obligations to Borrower under the Loan Documents) pursuant to this Assignment and Acceptance.  Assignee shall become a Lender for all purposes of the Credit Agreement and the other Loan Documents, and execution hereof shall be deemed to be execution of the Credit Agreement; and

(b)         Assignor, to the extent provided in this Assignment and Acceptance, shall relinquish its rights (except as provided in the Credit Agreement) and benefits and be released from its obligations under the Credit Agreement (and, in the case of an assignment covering all or the remaining portion of Assignor’s rights, benefits and obligations under the Loan Documents, Assignor shall cease to be a Lender under the Loan Documents, except as provided in the Credit Agreement).

6.               Upon such acceptance by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make payments under the Credit Agreement in respect of the Assigned Loan (including, without limitation, all payments of principal, interest and fees with respect thereto) to Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date.  Assignor and Assignee agree that they shall make all appropriate adjustments in payments under the Credit Agreement by the Administrative Agent for periods prior to the Effective Date directly between themselves.

7.               Assignor agrees to give written notice of this Assignment and Acceptance to Agent, each Lender and Borrower, which written notice shall include the addresses and related information with respect to Assignee.

8.               THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW.

9.               EACH OF ASSIGNOR AND ASSIGNEE HEREBY WAIVES (TO THE EXTENT PERMITTED BY LAW) THE RIGHT TO A TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS ASSIGNMENT AND ACCEPTANCE, ANY INSTRUMENT OR

3

DOCUMENT DELIVERED PURSUANT TO THIS ASSIGNMENT AND ACCEPTANCE, OR THE VALIDITY, INTERPRETATION, OR ENFORCEMENT THEREOF.

IN WITNESS WHEREOF, the undersigned have caused this Assignment and Acceptance to be duly executed and delivered by their respective officers thereunto duly authorized as of the date and year first above written.

[NAME OF ASSIGNOR]

By
Name:
Title:

[NAME OF ASSIGNEE]

By
Name:
Title:

Accepted this              day of                         ,

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent

By
Name:
Title:

4

SCHEDULE 1

LENDERS; DOMESTIC AND LIBOR LENDING OFFICES

WELLS FARGO BANK, NATIONAL ASSOCIATION

Notices:
40 West 57th Street
New York, New York 10019
Attention:	Ms. Kimberly Naso
Loan Administrator
Telephone:	212/315-7282
Telefax:	212/581-0979

Funding/Payments/Rate Options:
2120 East Park Place, Suite 100
El Segundo, California 90245
Attention:	Ms. Shirley Williams (Funding/Payments)
Telephone:	310/335-9475
Telefax:	310/615-1014

Attention:	Mr. Don Munoz (Rate Options)
Telephone:	310/335-9442
Telefax:	310/615-1014

COMMERZBANK AG NEW YORK BRANCH

Notices:
2 World Financial Center
New York, New York 10281
Attention:	Mr. David Schwarz
Senior Vice President
Telephone:	212/266-7632
Telefax:	212/266-7565

Funding/Payments/Rate Options:
Attention:	Mr. Massimo Ippolito (Administration)
Telephone:	212/266-7707
Telefax:	212/266-7772

EUROHYPO AG, NEW YORK BRANCH

Notices:
1114 Avenue of the Americas, 29th Floor
New York, New York 10036
Attention:	Mr. Alfred R. Koch
Telephone:	212/479-5705
Telefax:	212/479-5800

Funding/Payments/Rate Options:
Attention:	Ms. Stephanie Ortega (Operations/Administration)
Telephone:	212/479-5738
Telefax:	212/479-5803

PB CAPITAL CORPORATION

Notices:
590 Madison Avenue, 30th Floor
New York, New York
Attention:	Ms. Connie Pun
Telephone:	212/756-5626
Telefax:	212/756-5536

Funding/Payments/Rate Options:
Attention:	Ms. Sharon Fong (Operations/Administration)
Telephone:	212/756-5503
Telefax:	212/756-5536

KEYBANK NATIONAL ASSOCIATION

Notices:
400 Perimeter Center Terrace, Suite 900
Atlanta, Georgia 30346
Attention:	Mr. Jay Johns
Telephone:	770/804-6486
Telefax:	770/804-6443

Funding/Payments/Rate Options:
127 Public Square
Cleveland, Ohio 44114
Attention:	Ms. Lynn Vantaggi
Manager
Telephone:	216/689-5694
Telefax:	216/689-3566

2

HSH NORDBANK AG, NEW YORK BRANCH

Notices:
Gerhart-Hauptmann-Platz 50
20095 Hamburg, Germany
Attention:	Ms. Heidrun Meyer
Vice President
Telephone:	011-49-40-3333-12364
Telefax:	011-49-40-3333-34406

Funding/Payments/Rate Options:
590 Madison Avenue, 28th Floor
New York, New York 10022
Attention:	Ms. Madeleine Ricci (Loan Administration)
Telephone:	212/407-6123
Telefax:	212/407-6133

BANK OF AMERICA, N.A.

Notices:
231 S. LaSalle Street
Mail Code IL1-231-10-44
Chicago, Illinois 60604
Attention:	Mr. Patrick Galley
Vice President
Telephone:	312/828-5700
Telefax:	312/828-3600

Funding/Payments/Rate Options:
901 Main Street
TX1-492-14-12
Dallas, Texas 75202-3714
Attention:	Mr. Ben Cosgrove
Telephone:	214/209-9254
Telefax:	214/290-9439

3

PNC BANK, NATIONAL ASSOCIATION

Notices:
Two Tower Center Boulevard, 18th Floor
East Brunswick, New Jersey 08816
Attention:	Mr. Brian P. Kelly
Vice President
Telephone:	732/220-3541
Telefax:	732/220-3744

Funding/Payments/Rate Options:
PNC Firstside Center
500 First Avenue
Pittsburgh, Pennsylvania 15219
Attention:	Ms. Sharon Edmunds (Loan Administrator)
Telephone:	412/768-7631
Telefax:	412/768-4586

UNION BANK OF CALIFORNIA N.A.

Notices:
350 California Street
San Francisco, California 94104
Attention:	Mr. Jack Kissane
Corporate Officer
Telephone:	415/705-7221
Telefax:	415/433-7438

Funding/Payments/Rate Options:
18300 Von Karman Avenue
Irvine, California 92612
Attention:	Ms. Amelida Carreno (Loan Administrator)
Ms. Gina T. Dimarucot (Loan Administrator)
Telephone:	949/553-2568/949/553-7045
Telefax:	949/553-7123

4

SOVEREIGN BANK

Notices:
75 State Street, 4th Floor
MA1 SST 04-11
Boston, Massachusetts 02109
Attention:	Mr. T. Gregory Donohue
Senior Vice President
Telephone:	617/757-5578
Telefax:	617/757-5562

Funding/Payments/Rate Options:
601 Penn Street
P.O. Box 12646
Reading, Pennsylvania 19603
Attention:	Ms. Dianne Stover (Administrator)
Telephone:	610/378-8898
Telefax:	610/378-8715

3 Friends Lane
Newtown, Pennsylvania 18940
Attention:	Mr. Art Weinstein (LC Administrator)
Telephone:	610/520-7093
Telefax:	610/520-7088

5

SCHEDULE 1.1

UNENCUMBERED ASSETS

	ASSET	OWNERSHIP
1.	1372 Broadway, New York, New York	Green 1372 Broadway LLC
2.	1140 Avenue of the Americas, New York, New York (leasehold).	New Green 1140 Realty LLC
3.	1466 Broadway, New York, New York	Green 1466 Broadway LLC
4.	440 Ninth Avenue, New York, New York	Green 440 Ninth LLC
5.

Condominium Units known as the Commercial Unit, as set forth in the Declaration of Condominium and By-Laws of the Home Savings of America New York Headquarters Condominium, and located in the building known as 110 East 42nd Street, New York, New York

Green 110 East 42nd LLC
6.	Condominium Unit #3, as set forth in the Declaration of Condominium and By-Laws, and located in the building known as 17 Battery Place (North Building), New York, New York	SLG 17 Battery LLC
7.	470 Park Avenue South, New York, New York	Green 470 PAS LLC
8.	292 Madison Avenue, New York, New York	Green 292 Madison LLC
9.	286 Madison Avenue, New York, New York	Green 286 Madison LLC
10.	317 Madison Avenue, New York, New York	Green 317 Madison LLC
11.	555 West 57th Street, New York, New York	Green W. 57th St., LLC
12.	461 Fifth Avenue, New York, New York	Green 461 Fifth Lessee LLC
13.	750 Third Avenue, New York, New York (leasehold)*	SL Green Realty Acquisition LLC

*                                         Currently held in a reverse like kind exchange structure.

SCHEDULE 1.2

COMMITMENTS AND COMMITMENT PERCENTAGES

Financial Institution	Commitment	Commitment Percentage

Wells Fargo Bank, National Association	$102,000,000	34.00000000%

Commerzbank AG New York Branch	41,000,000	13.66666667%

Eurohypo AG, New York Branch	29,000,000	9.66666667%

PB Capital Corporation	24,000,000	8.00000000%

KeyBank National Association	35,500,000	11.83333333%

HSH Nordbank AG, New York Branch	20,000,000	6.66666667%

Bank of America, N.A.	12,000,000	4.00000000%

PNC Bank, National Association	16,500,000	5.50000000%

Union Bank of California N.A.	12,000,000	4.00000000%

Sovereign Bank	8,000,000	2.66666667%

	$300,000,000	100.00%

Financial Institution	Commitment	Commitment Percentage

Wells Fargo Bank, National Association	$107,000,000	32.92307692%

Commerzbank AG New York Branch	43,000,000	13.23076923%

Eurohypo AG, New York Branch	29,000,000	8.92307692%

PB Capital Corporation	24,000,000	7.38461538%

KeyBank National Association	39,500,000	12.15384615%

HSH Nordbank AG, New York Branch	20,000,000	6.15384615%

Bank of America, N.A.	16,000,000	4.92307692%

PNC Bank, National Association	20,500,000	6.30769231%

Union Bank of California N.A.	16,000,000	4.92307692%

Sovereign Bank	10,000,000	3.07692308%

	$325,000,000	100.00%

SCHEDULE 1.3

RELATED COMPANIES, GUARANTOR

SUBSIDIARIES AND UNCONSOLIDATED ENTITIES

A.	Related Companies:

	Entity	% Directly/Indirectly Owned by Borrower
1.	New Green 673 Realty LLC	100
2.	Green 292 Madison LLC	100
3.	Green 290 Madison LLC	100
4.	Green 286 Madison LLC	100
5.	Green 1414 Manager LLC	100
6.	Green 1414 Property LLC	99.5
7.	Green 70W36 Manager LLC	100
8.	Green 70W36 Property LLC	99.5
9.	SLG Graybar Sublease Corp.	0
10.	SLG Graybar Sublease LLC	99.99
11.	SLG Graybar Mesne Lease Corp.	0
12.	SLG Graybar Mesne Lease LLC	99.99
13.	SLG Warrant LLC	75
14.	Green 711 Sublease Manager LLC	100
15.	SLG 711 Third LLC	99.5
16.	Green 711 Fee Manager LLC	100
17.	SLG 711 Fee LLC	99.5
18.	Green 711 Mortgage Manager LLC	100
19.	Green 711 LM LLC	99.5
20.	SLG One Park Shareholder LLC	100
21.	Greater New York Property LLC	100
22.	SLG Asset Management Fee LLC	100
23.	Structured Finance TRS Corp.	100
24.	SLGLB Promote LLC	100
25.	SLGLB Owner LLC	100
26.	1250 Broadway SPE Corp.	100
27.	1250 Broadway Finance LLC	100
28.	Green 1250 Broadway LLC	99.9
29.	Green 1250 Broadway Acquisition LLC	99.9
30.	SLG 220 News Owner LLC	100
31.	1515 Broadway Finance LLC	100
32.	SLGLB Special Purpose Corp.	100
33.	SL Green Servicing Corp.	100

34.	SLG One Park Member LLC	100
35.	1515 SLG Private REIT LLC	100
36.	1515 Promote LLC	100
37.	1515 SLG Optionee LLC	100
38.	SL Green 100 Park LLC	100
39.	eEmerge, Inc.	100
40.	Metrostar 34th St. Funding LLC	100
41.	SLG Metrostar Investments LLC	100
42.	SLG Broad Street 125A LLC	100
43.	SLG Broad Street 125C LLC	100
44.	Green 19W44 Member LLC	100
45.	Green 673 SPE Member Inc.	100
46.	SLG EAB Servicing LLC	100
47.	SLG Protective TRS Corp.	100
48.	SLG Starrett Asset Management Fee LLC	100
49.	SLG 1250 Asset Management Fee LLC	100
50.	SLG 1515 Asset Management Fee LLC	100
51.	SLG NJMA Asset Management Fee LLC	100
52.	SLG One Park Asset Management Fee LLC	100
53.	Green 1221 Interest Owner LLC	100
54.	Green Hill Acquisition LLC	100
55.	SLG 609 Funding LLC	100
56.	SLG 40 Wall Funding LLC	100
57.	SLG Gale Funding LLC	100
58.	SL Green Funding LLC	100
59.	SL Green West 26th Funding LLC	100
60.	Green 1412 Preferred LLC	100
61.	SL Green 11 Madison Funding LLC	100
62.	SLG 50 West Participation LLC	100
63.	SLG 80 Broad Funding LLC	100
64.	SLG 20 Exchange Funding LLC	100
65.	SLG 260-261 Funding LLC	100
66.	SLG 1441 Funding LLC	100
67.	SL Green 530 Funding LLC	100
68.	SLG Gale PE LLC	100
69.	Green 485 Holdings LLC	100
70.	Green 625 Madison Lessee LLC	100

2

B.	Unconsolidated Entities:

	Entity	% Directly/Indirectly Owned by Borrower
1.	SL Green Management Corp.	95 (non-voting shares)
2.	SLG 100 Park LLC	49.9
3.	1250 Broadway Realty Corp.	55
4.	SLG Elevator Holdings LLC	75
5.	NJ Mortgage Acquisition LLC	9.9
6.	MSSG Realty Partners I, L.L.C. (180 Madison Avenue)	49.9
7.	One Park Realty Corp.	55
8.	1515 Broadway Realty Corp.	55
9.	Green 19W44 JV LLC	35
10.	Rock Green Inc.	45
11.	Green 485 Member LLC	30

C.	Guarantors:

	Entity	% Directly/Indirectly Owned by Borrower
1.	New Green 1140 Realty LLC	100
2.	SLG 17 Battery LLC	100
3.	SL Green Management LLC	100
4.	SLG IRP Realty, LLC	100
5.	Green 286 Madison LLC	100
6.	Green 292 Madison LLC	100
7.	Green 110 East 42nd LLC	100
8.	Green 1372 Broadway LLC	100
9.	Green 1466 Broadway LLC	100
10.	Green 440 Ninth LLC	100
11.	Green 470 PAS LLC	100
12.	Green 317 Madison LLC	100
13.	Green W. 57th St., LLC	100
14.	Green 461 Fifth Lessee LLC	100
15.	SL Green Realty Acquisition LLC	100

3

SCHEDULE 5.2(c)

750 THIRD AVENUE LIKE KIND EXCHANGE DOCUMENTS

1.               Nominee Agreement, dated July 28, 2004, by and between 750 Third Owner LLC and its sole member, Building Exchange Company, and SL Green Operating Partnership L.P. (the “Nominee Agreement”).

2.               Qualified Exchange Accommodation Agreement, dated July 28, 2004, by and between SL Green Operating Partnership, L.P. and 750 Third Owner LLC. (the “Qualified Exchange Accommodation Agreement”).

3.               Lease, dated July 28, 2004, by and between 750 Third Owner LLC and SL Green Realty Acquisition LLC.

4.               Promissory Note, dated July 28, 2004, in the principal sum of Two Hundred Fifty-Five Million and 00/100 Dollars ($225,000,000.00) by 750 Third Owner LLC to SL Green Realty Corp.

5.               Unrecorded Mortgage, dated July 28, 2004, by and between 750 Third Owner LLC and SL Green Realty Corp.

SCHEDULE 6.3

TITLE TO PROPERTIES

1.               1 Park Avenue, New York, New York (Borrower indirectly owns a 16.67% interest in an entity which indirectly owns, in whole or in part, fee title to, and a ground lease interest in, this property).

2.               1515 Broadway, New York, New York (Borrower indirectly owns a 54.96% interest in an entity which indirectly holds fee title to this property).

3.               100 Park Avenue, New York, New York (Borrower owns 100% of SL Green 100 Park LLC, which owns a 49.9% interest in SLG 100 Park LLC, which holds fee title to this property).

4.               1250 Broadway, New York, New York (Borrower indirectly owns a 54.86% interest in an entity which indirectly holds fee title to this property).

5.               180 Madison Avenue, New York, New York (The Borrower owns a 49.9% interest in MSSG Realty Partners I, L.L.C., which owns 100% of Green 180 Madison Avenue LLC, which holds fee title to this property).

6.               711 Third Avenue, New York, New York (Borrower owns 100% of SLG 711 Fee LLC, which holds fee title to this property as a tenant-in-common with an entity unrelated to Borrower).

7.               1221 Avenue of the Americas, New York, New York (Borrower indirectly owns 100% of Green Hill Acquisition LLC, which is a 45% shareholder in Rock Green Inc., which owns (a) 100% of 1221 Holdings LLC, which holds fee title to 1221 Avenue of the Americas, (b) 100% of Brumas Pembroke Inc., which holds fee title to 166 West 48th Street and (c) 100% of Night Watch Realty Corp., which holds fee title to 151 West 48th Street).

8.               19 West 44th Street, New York, New York (Borrower indirectly owns 35% of Green 19W44 JV LLC, which indirectly owns 100% of Green 19W44 Owner LLC, which holds fee title to this property).

9.               485 Lexington Avenue, New York, New York (Borrower indirectly owns 30% of 485 Lexington JV LLC, which owns 100% of 485 Lexington Mezz LLC, which owns 100% of 485 Lexington Owner LLC, which holds fee title to this property).

SCHEDULE 6.7

LITIGATION

NONE

SCHEDULE 6.15

CERTAIN TRANSACTIONS

NONE

SCHEDULE 6.16

EMPLOYEE BENEFIT PLANS

1.               The Company’s 401(k) Plans

2.               The Company’s Health Plan (Empire Blue Cross Blue Shield)

3.               The Company’s Dental Plan (Guardian)

4.               The Company’s Short Term Disability Insurance Plan (Guardian)

5.               The Health, Pension and Annuity Plans of Local 32B-J and of Local 94

6.               The Company’s Flexible Spending Program (ADP)

SCHEDULE 6.18

ENVIRONMENTAL MATTERS

NONE

SCHEDULE 6.19

COMPANY ASSETS

NONE

SCHEDULE 6.21

BUILDING STRUCTURAL DEFECTS, ETC.

NONE

SCHEDULE 6.22

INDEBTEDNESS
(All balances set forth below are as of Effective Date.)

1.               $25,098,239.92 loan from CIBC, Inc., as lender, to Green 70W36 Property LLC, and Green 1414 Property LLC, collectively, as borrower, in connection with the properties located at 70 West 36th Street, New York, New York and 1414 Avenue of the Americas, New York, New York.  Maturity Date:  May 1, 2009.

2.               $47,781,683.57 loan from Morgan Guaranty Trust Company of New York, as lender, to SLG 711 Fee LLC and SLG 711 Third LLC, collectively, as borrower, in connection with the property located at 711 Third Avenue, New York, New York.  Maturity Date:  September 10, 2005.

3.               $120,213,928.52 loan from German American Capital Corporation, as lender, to SLG Graybar Mesne Lease LLC and SLG Graybar Sublease LLC, collectively, as borrower, in connection with certain leasehold interests in the property located at 420 Lexington Avenue, New York, New York.  Maturity Date:  November 1, 2010.

4.               $300,000,000 unsecured revolving credit facility from Fleet National Bank, and other lenders, to SL Green Operating Partnership, L.P. Maturity Date:  March 17, 2006.

5.               $125,000,000 secured revolving credit facility from Fleet National Bank, and other lenders, to SL Green Operating Partnership, L.P. Maturity Date:  March 17, 2006.

6.               $100,000,000 term loan facility from Wells Fargo Bank, National Association, and other lenders, to SL Green Operating Partnership, L.P. Maturity Date: December 29, 2008.

7.               $35,000,000 loan from Wachovia Bank, National Association, as lender to Green 673 Realty LLC, as borrower, in connection with the property located at 673 First Avenue, New York, New York.  Maturity Date:  February 11, 2013.

8.               $54,323,224.88 loan from UBS Principal Finance LLC, as lender to SLG Broad Street 125A LLC, as borrower, in connection with the property located at 125 Broad Street, New York, New York.  Maturity Date:  October 11, 2007.

9.               $21,476,623.85 loan from UBS Principal Finance LLC, as lender to SLG Broad Street 125C LLC, as borrower, in connection with the property located at 125 Broad Street, New York, New York.  Maturity Date:  October 11, 2007.

10.         $210,000,000.00 loan from Archon Financial, L.P., as lender to SLG 220 News Owner LLC, as borrower, in connection with the property located at 220 East 42nd Street, New York, New York.  Maturity Date:  November 1, 2013.

SCHEDULE 8.2(d)

INVESTMENTS

1.               Borrower’s 100% of the voting shares of eEmerge, Inc.

2.               Borrower’s 100% interest in SLG IRP Realty, LLC

3.               Borrower’s 75% equity interest SLG Warrant LLC

4.               Borrower’s 75% equity interest in SLG Elevator Holdings LLC

5.               Borrower’s 100% interest in SL Green Management LLC

6.               Borrower’s 95% equity interest in SL Green Management Corp.

7.               Borrower’s 100% interest in SLG Gale PE LLC

8.               Borrower’s 100 % interest in SL Green Funding LLC

9.               Borrower’s 25% interest in Gramercy Capital Corp.

SCHEDULE 8.2(h)

UNCONSOLIDATED REAL ESTATE ASSET/CAP RATE

Unconsolidated Real Estate Asset	Valuation Cap Rate

180 Madison Avenue	8.5%
1250 Broadway	8.5%
1515 Broadway	8.5%
19 West 44th Street	8.5%
1 Park Avenue	8.5%
100 Park Avenue	8.5%
1221 Avenue of the Americas	8%
485 Lexington Avenue	8.5%